Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

dated as of

May 29, 2026

among

ESCO TECHNOLOGIES INC.

The Foreign Subsidiary Borrowers Party Hereto

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

BANK OF AMERICA, N.A.,
as Syndication Agent

BMO CAPITAL MARKETS CORP., COMMERCE BANK, REGIONS CAPITAL MARKETS,
A DIVISION OF REGIONS BANK, TD BANK, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents

JPMORGAN CHASE BANK, N.A. and BOFA SECURITIES, INC.,
as Joint Bookrunners and Joint Lead Arrangers

(continued)

ii

(continued)

iii

(continued)

iv

(continued)

Page

SCHEDULES:

Schedule 2.01A	– Commitments
Schedule 2.01B	– Letter of Credit Commitments
Schedule 2.06	– Existing Letters of Credit
Schedule 3.01	– Subsidiaries
Schedule 3.21	– UK Pensions
Schedule 6.01	– Existing Indebtedness
Schedule 6.02	– Existing Liens
Schedule 6.04	– Existing Investments in Subsidiaries

EXHIBITS:

Exhibit A	– Form of Assignment and Assumption
Exhibit B	– Form of Solvency Certificate
Exhibit C	– Form of First Lien Intercreditor Agreement
Exhibit D	– [Reserved]
Exhibit E	– [Reserved]
Exhibit F-1	– Form of Borrowing Subsidiary Agreement
Exhibit F-2	– Form of Borrowing Subsidiary Termination
Exhibit G	– Form of Subsidiary Guaranty
Exhibit H-1	– Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit H-2	– Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit H-3	– Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit H-4	– Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)

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CREDIT AGREEMENT (this “Agreement”) dated as of May 29, 2026 among ESCO TECHNOLOGIES INC., the FOREIGN SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent and BMO CAPITAL MARKETS CORP., COMMERCE BANK, REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK, TD BANK, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents.

In consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01.      Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in Dollars.

“Acquisition” means, any acquisition, in one or a series of transactions (whether by purchase, merger, consolidation or otherwise), of (i) all or substantially all the assets of or (ii) all or substantially all the Equity Interests in, a Person or division or line of business of a Person.

“Additional Lender” means any Person that is not an existing Lender and has agreed to provide Incremental Commitments pursuant to Section 2.23 or Refinancing Commitments pursuant to Section 2.26.

“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to the Term SOFR Rate for such Interest Period; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Foreign Subsidiary” means any Foreign Subsidiary or Foreign Subsidiary Holdco to the extent such Foreign Subsidiary or Foreign Subsidiary Holdco acting as a Subsidiary Guarantor would cause a Deemed Dividend Problem; provided that no Foreign Subsidiary Borrower shall be treated as an Affected Foreign Subsidiary.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Related Person” has the meaning assigned to such term in Section 9.03(c).

“Aggregate Revolving Commitment” means the aggregate of the Revolving Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Revolving Commitment is $500,000,000.

“Agreed Currencies” means (a) with respect to Revolving Loans, (i) Dollars, (ii) euro, (iii) Sterling and (iv) any other currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, and (y) that is agreed to by the Administrative Agent and each of the Lenders (any such currency described in this clause (a), an “Agreed Revolving Loan Currency”), and (b) with respect to any Letter of Credit (i) any Agreed Revolving Loan Currency and (ii) any other foreign currency agreed to by the Administrative Agent and the applicable Issuing Bank (any such currency described in this clause (b), an “Agreed LC Currency”).

“Agreed LC Currency” has the meaning assigned to such term in clause (b) of the definition of “Agreed Currencies”.

“Agreed Revolving Loan Currency” has the meaning assigned to such term in clause (a) of the definition of “Agreed Currencies”.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Ancillary Fees” has the meaning assigned to it in Section 9.02(b).

“Ancillary Document” has the meaning assigned to it in Section 9.06.

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“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption, including but not limited to, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and the UK Bribery Act of 2010.

“Applicable Parties” has the meaning assigned to it in Section 8.03(c).

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure or Swingline Loans, the percentage of the Aggregate Revolving Commitment represented by such Revolving Lender’s Revolving Commitment (and if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments) and (b) with respect to any applicable Class or Classes of Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s Term Loan Commitment for such Class (or, once the Term Loans or an applicable Class have been drawn, the outstanding principal amount of the Term Loans of such Class of such Lender) and the denominator of which is the aggregate of all Term Loan Commitments of such Class (or, once the Term Loans of an applicable Class have been drawn, the aggregate outstanding principal amount of the Term Loans of all Term Lenders of such Class); provided that for each of the preceding clauses (a) and (b), in the case of Section 2.24 when a Defaulting Lender shall exist, any such Defaulting Lender’s Commitments shall be disregarded in the applicable calculation.

“Applicable Pledge Percentage” means 100%, except that, in the case of a pledge by the Company or any Loan Party of its Equity Interests in an Affected Foreign Subsidiary, it means 65% of voting Equity Interests and 100% of non-voting Equity Interests.

“Applicable Rate” means, for any day:

(a) with respect to (i) any Term Benchmark Term Loan B Loan or any RFR Term Loan B Loan, the applicable rate per annum set forth in the relevant amendment in accordance with the provisions of Section 9.02(g), or (ii) any ABR Term Loan B Loan, the applicable rate per annum set forth in the relevant amendment in accordance with the provisions of Section 9.02(g).

(b) with respect to any Term Benchmark Revolving Loan, any Term Benchmark Term Loan A Loan, any ABR Revolving Loan, any ABR Term Loan A Loan, any RFR Revolving Loan, any RFR Term Loan A Loan or any CBR Loan or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Term Benchmark, RFR and CBR Spread for Revolving Loans”, “ABR Spread for Revolving Loans”, “Term Benchmark and RFR Spread for Term Loan A Loans”, “ABR Spread for Term Loan A Loans” or “Facility Fee Rate”, as the case may be, based upon the Total Net Leverage Ratio applicable on such date:

	Total Net Leverage Ratio:	Term Benchmark, RFR and CBR Spread for Revolving Loans	ABR Spread for Revolving Loans	Facility Fee Rate	Term Benchmark and RFR for Term Loan A Loans	ABR Spread for Term Loan A Loans
Category 1:	< 1.00 to 1.00	1.25%	0.25%	0.125%	1.50%	0.50%
Category 2:	>1.00 to 1.00 but < 1.75 to 1.00	1.35%	0.35%	0.15%	1.625%	0.625%
Category 3:	>1.75 to 1.00 but < 2.50 to 1.00	1.45%	0.45%	0.175%	1.75%	0.75%
Category 4:	>2.50 to 1.00 but < 3.25 to 1.00	1.55%	0.55%	0.20%	2.00%	1.00%
Category 5	> 3.25 to 1.00	1.75%	0.75%	0.25%	2.25%	1.25%

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For purposes of the foregoing,

(i)             if at any time the Company fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category 5 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;

(ii)            adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and

(iii)           notwithstanding the foregoing, the opening Category as of the Effective Date shall be Category 3 until the Administrative Agent’s receipt of the applicable Financials for the Company’s first full fiscal quarter ending after the Effective Date with adjustments thereafter effected in accordance with the preceding paragraphs.

Notwithstanding the foregoing, (a) the Applicable Rate in respect of any Class of Incremental Commitments, any Class of Incremental Term Loans or any Class of Incremental Revolving Loans shall be the applicable percentages per annum set forth in the relevant Incremental Amendment in accordance with the provisions of Section 2.20, (b) the Applicable Rate in respect of any Class of Refinancing Commitments, any Class of Refinancing Term Loans or any Class of Refinancing Revolving Loans shall be the applicable percentages per annum set forth in the relevant Refinancing Amendment in accordance with the provisions of Section 2.26, (c) the Applicable Rate in respect of any Class of Extended Commitments, any Class of Extended Term Loans or any Class of Extended Revolving Loans shall be the applicable percentages per annum set forth in the relevant Extension Amendment in accordance with the provisions of Section 2.27, (d) the Applicable Rate in respect of any Class of Replacement Term Loans shall be the applicable percentages per annum set forth in the relevant agreement in accordance with the provisions of 9.02(i), and (e) in the case of the Term Loan B Loans, the Applicable Rate shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.20.

“Applicable Time” means, with respect to any Borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be determined by the Administrative Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Borrower Portal” has the meaning assigned to such term in Section 8.10(a).

“Approved Electronic Platform” has the meaning assigned to such term in Section 8.03(a).

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“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Arranger” means, collectively, JPMorgan Chase Bank, N.A. and BofA Securities, Inc., each in its capacity as joint bookrunner and joint lead arranger hereunder.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Auction Manager” has the meaning set forth in Section 2.25(a).

“Auction Notice” means an auction notice given by the Company in accordance with the Auction Procedures with respect to an Auction Purchase Offer.

“Auction Procedures” means the auction procedures with respect to Auction Purchase Offers mutually agreed by the Company and the Auction Manager.

“Auction Purchase Offer” means an offer by the Company to purchase Term Loan B Loans pursuant to modified Dutch auctions conducted in accordance with the Auction Procedures and otherwise in accordance with Section 2.25.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date for the Revolving Facility and the date of termination of the Revolving Commitments.

“Available Amount” means at any time, the excess if any, of:

(a)            the sum (without duplication) of:

(i)             the greater of (x) $112,750,000 and (y) 25% of TTM EBITDA;

(ii)            an amount equal to 50% of cumulative Consolidated Net Income starting with the first day after the delivery of Financials for the first full fiscal quarter of the Company ended after the Effective Date;

(iii)           the Net Proceeds received (or deemed to be received) after the Effective Date and on or prior to such date from any issuance of Qualified Equity Interests by the Company (other than any such issuance to any Subsidiary of the Company) to the extent not otherwise applied;

(iv)           the Net Proceeds on dispositions of Investments originally made using the Available Amount on or after the Effective Date; provided that such Net Proceeds added pursuant to this clause (iv), together with amounts added pursuant to clause (v) below, shall be no greater than the portion of the Available Amount used to make such investment; and

(v)            returns, profits, distributions and similar amounts received in cash or cash equivalents on Investments originally made using the Available Amount; provided that amounts added pursuant to this clause (v), together with amounts added pursuant to clause (iv) above, shall be no greater than the portion of the Available Amount used to make such investment;

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(vi)           the aggregate amount of Declined Proceeds (calculated from the Effective Date) to the extent not otherwise applied; minus

(b)            the sum of all Restricted Payments made on or after the Effective Date and prior to such time in reliance on Section 6.07(f), plus all Restricted Debt Payments made on or after the Effective Date and prior to such time in reliance on Section 6.09(a)(iii), plus all Investments made on or after the Effective Date and prior to such time in reliance on Section 6.04(g), in each case utilizing the Available Amount or portions thereof in effect on the date of any such Restricted Payment, Restricted Debt Payment or Investment.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to the Company or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services, (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services) and (e) Designated Local Line Banking Services.

“Banking Services Agreement” means any agreement entered into by the Company or any Subsidiary in connection with Banking Services.

“Banking Services Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

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“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for the applicable Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1)            in the case of any Loan denominated in Dollars, Daily Simple SOFR, or

(2)            the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

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“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “RFR Business Day”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

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(2)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component), in each case, or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such components thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company or any Foreign Subsidiary Borrower.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, (b) a Term Loan of the same Class and Type made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, or (c) a Swingline Loan.

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“Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Company.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit F-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit F-2.

“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 6.08.

“Bridge Commitment Letter” means that certain Commitment Letter, dated as of April 15, 2026 between JPMorgan Chase Bank, N.A. and the Company, as amended, modified, supplemented or replaced from time to time, including by any joinder thereto.

“Bridge Facility” means the Tranche 2 Bridge Facility described in the Bridge Commitment Letter.

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City, provided that, in addition to the foregoing, a Business Day shall be (a) in relation to Loans denominated in Sterling, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (b) in relation to Loans denominated in euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (c) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day and (d) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.

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“Central Bank Rate” means, the greater of (I)(A) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time, or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, and (c) any other Foreign Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion plus (B) the applicable Central Bank Rate Adjustment and (II) the Floor.

“Central Bank Rate Adjustment” means for any day, for any Loan denominated in (a) euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which Daily Simple RFR for Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest such Daily Simple RFR for Sterling Borrowings applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, and (c) any other Foreign Currency determined after the Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) during any period of 12 consecutive calendar months, occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) directors of the Company on the first day of such 12 consecutive calendar month period, (ii) nominated or appointed by the board of directors of the Company or (iii) approved by the board of directors of the Company as director candidates prior to their election; (c) the acquisition of direct or indirect Control of the Company by any Person or group; (d) the occurrence of a change in control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing); or (e) the Company ceases to own, directly or indirectly, and Control 100% (other than directors’ qualifying shares) of the ordinary voting and economic power of any Foreign Subsidiary Borrower.

“Change in Law” means the occurrence, after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), of: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, rules, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder, or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

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“Charges” has the meaning assigned to it in Section 9.15.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loan A Loans, Term Loan B Loans or Swingline Loans.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Documentation Agent” means each of BMO Capital Markets Corp., Commerce Bank, Regions Capital Markets, a Division of Regions Bank, TD Bank, N.A. and Wells Fargo Bank, National Association, in its capacity as co-documentation agent hereunder.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Administrative Agent, on behalf of itself and the Secured Parties, to secure the Secured Obligations.

“Collateral Documents” means, collectively, the Security Agreements and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by any Loan Parties or any of their Subsidiaries and delivered to the Administrative Agent.

“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment and Term Loan Commitment. Each reference herein to the Commitment of any Lender shall be deemed to refer to the applicable Class or Classes of such Lender’s Commitment or Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 9.01(d).

“Company” means ESCO Technologies Inc., a Missouri corporation.

“Company Debt Refinancing” means all existing Indebtedness for borrowed money and Guarantees under the Existing Credit Agreement shall be refinanced or repaid in full and arrangements for the substantially concurrent release of all related guarantees and Liens (if any) shall be made.

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“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated), or are Taxes imposed in lieu of net income Taxes (e.g. Washington State B&O Tax), or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, with reference to any applicable Test Period, Consolidated Net Income plus, without duplication and, other than with respect to clause (viii), to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) non-recurring non-cash expenses or losses incurred other than in the ordinary course of business, (vi) non-recurring cash expenses or losses incurred other than in the ordinary course of business in an aggregate amount not to exceed $5,000,000 for any Test Period, (vii) non-cash expenses related to stock based compensation, (viii) cost savings and cost synergies related to a Permitted Acquisition or otherwise undertaken as part of a restructuring or other business optimization initiative that are reasonably quantifiable, factually supportable and projected by the Company in good faith to result from actions that have been taken or initiated or are expected to be taken (in the good faith determination of the Company) within 24 months after the Permitted Acquisition, restructuring or business optimization initiative, in each case, calculated (A) on a pro forma basis as though synergies had been realized on the first day of such period and (B) net of the amount of actual benefits realized from the Permitted Acquisition, restructuring or business optimization initiative during such period, not to exceed an amount equal to 25% of Consolidated EBITDA (calculated prior to giving effect to such addback) in any Test Period, minus, to the extent included in Consolidated Net Income, (1) interest income, (2) income tax credits and refunds (to the extent not netted from tax expense), (3) any cash payments made during such period in respect of items described in clauses (v) or (vii) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred and (4) extraordinary, unusual or non-recurring income or gains realized other than in the ordinary course of business, all calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any Test Period, (i) if at any time during such Test Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Test Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Test Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Test Period, and (ii) if during such Test Period the Company or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Test Period shall be calculated after giving effect thereto on a pro forma basis as if such Material Acquisition occurred on the first day of such Test Period.

“Consolidated Interest Expense” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Company and its Subsidiaries calculated on a consolidated basis for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under interest rate Swap Agreements to the extent such net costs are allocable to such period in accordance with GAAP). In the event that the Company or any Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant period, Consolidated Interest Expense shall be determined for such period on a pro forma basis as if such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that there shall be excluded any income (or loss) of any Person other than the Company or a Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to the Company or any Wholly-Owned Subsidiary of the Company.

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“Consolidated Sales” means, with reference to any period, total sales of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Tangible Assets” means, as of the date of determination thereof, Consolidated Total Assets minus the Intangible Assets of the Company and its Subsidiaries on such date.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Indebtedness” means at any time the sum, without duplication, of (a) the aggregate Indebtedness of the Company and its Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP and (b) the aggregate amount of Indebtedness of the Company and its Subsidiaries relating to the maximum drawing amount of all letters of credit outstanding and bankers acceptances.

“Contribution Notice” means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Corporation Tax Act 2009” means the Corporation Tax Act 2009 of the United Kingdom.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i)             a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)           a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.18.

“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.

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“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender or any other Lender.

“Daily Simple RFR” means for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, the greater of (a) SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, and (b) 0%, and (ii) Dollars (following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate), the greater of (a) Daily Simple SOFR and (b) 0%. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company. If by 5:00 p.m. (New York City time) on the second (2nd) RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Deemed Dividend Problem” means, with respect to any Foreign Subsidiary or Foreign Subsidiary Holdco, such Subsidiary’s accumulated and undistributed earnings and profits (or the accumulated and undistributed earnings and profits of its Foreign Subsidiaries) being deemed to be repatriated to the Company or the applicable parent Domestic Subsidiary under Section 956 of the Code and the effect of such repatriation causing adverse tax or accounting consequences to the Company or such parent Domestic Subsidiary, in each case as determined by the Company in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.

“Declined Proceeds” has the meaning assigned to such term in Section 2.11(h).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

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“Designated Local Line Banking Services” means any letter of credit facility, working capital facility or similar facility made available to any Foreign Subsidiary of the Company by any Lender or any of its Affiliates that is designated in writing (which may be by e-mail) by the Company and the Administrative Agent as Designated Local Line Banking Services.

“Direction” has the meaning assigned to such term in the definition of “Excluded UK Taxes”.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any other Equity Interest into which it is convertible or exchangeable) or upon the happening of any event or condition (a) matures (excluding maturity as a result of an optional redemption by the issuer thereof) or is subject to mandatory redemption or repurchase (other than solely for Equity Interests that are not Disqualified Equity Interests and cash in lieu of fractional shares) pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date that is ninety-one (91) days following the Latest Maturity Date; (b) is convertible into or exchangeable or exercisable for Indebtedness or any Disqualified Equity Interest, at the option of the holder thereof, on or prior to the date that is ninety-one (91) days following the Latest Maturity Date; (c) may be required to be redeemed or repurchased at the option of the holder thereof (other than solely for Equity Interests that are not Disqualified Equity Interests and cash in lieu of fractional shares), in whole or in part, in each case on or prior to the date that is ninety-one (91) days after the Latest Maturity Date; or (d) provides for scheduled payments of dividends to be made in cash on or prior to the date that is ninety-one (91) days following the Latest Maturity Date.

“Dollar Amount” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“Dollars” or “$” refers to lawful money of the United States of America.

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“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America, unless such Subsidiary is wholly owned by one or more Foreign Subsidiaries.

“Dormant Subsidiary” means a Subsidiary of the Company that has only de minimis assets and does not conduct any business.

“ECF Percentage” means, with respect to any Excess Cash Flow Period, (x) fifty percent (50%) if the First Lien Net Leverage Ratio as of the last day of such period was greater than 3.00 to 1.00, (y) twenty-five percent (25%) if the First Lien Net Leverage Ratio as of the last day of such period was greater than 2.50 to 1.00 but less than or equal to 3.00 to 1.00 and (z) zero percent (0%) if the First Lien Net Leverage Ratio as of the last day of such period was less than or equal to 2.50 to 1.00.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 9.02).

“Effective Yield” means, as to any Indebtedness, the effective yield applicable thereto calculated by the Administrative Agent in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins, (b) interest rate floors, (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on assumed four-year average life to maturity or lesser remaining average life to maturity), but excluding any advisory, arrangement, commitment, consent, structuring, success, underwriting, ticking, unused line fees, amendment fees and/or any similar fees payable in connection therewith (regardless of whether any such fees are paid or shared in whole or in part with any lender).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Foreign Subsidiary” means any Foreign Subsidiary organized or incorporated under the laws of England and Wales, and any other Foreign Subsidiary that is approved from time to time by the Administrative Agent and each of the Revolving Lenders (such approval not to be unreasonably withheld).

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“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material into the indoor or outdoor environment or to occupational health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any written contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001 of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Section 4245 of ERISA.

“Establishment” has the meaning assigned to such term in Article 2(10) of the Regulation.

“EU” and “European Union” means the member states of the European Union from time to time.

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in euros and for any Interest Period, the EURIBOR Screen Rate two (2) TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time on the applicable date of determination. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“euro” and/or “EUR” means the single currency of the Participating Member States.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any Excess Cash Flow Period, the excess, if any, of:

(a) the sum, without duplication, of (i) Consolidated Net Income for such Excess Cash Flow Period, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Working Capital for such Excess Cash Flow Period, and (iv) the aggregate net amount of non-cash loss on the disposition of property by the Company and its Subsidiaries during such Excess Cash Flow Period (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over

(b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Company and its Subsidiaries in cash during such Excess Cash Flow Period on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of asset dispositions that have not yet been used to pay down the Loans), (iii) the aggregate amount of all regularly scheduled principal payments of Long Term Debt (including the Term Loans) of the Company and its Subsidiaries made during such Excess Cash Flow Period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (iv) increases in Working Capital for such Excess Cash Flow Period, and (v) the aggregate net amount of non-cash gain on the disposition of property by the Company and its Subsidiaries during such Excess Cash Flow Period (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income.

“Excess Cash Flow Period” means each fiscal year of the Company, commencing with the first full fiscal year ending after the Effective Date.

“Exchange Rate” means, for any Foreign Currency, the rate of exchange therefor as described in clause (b) of the definition of “Dollar Amount”.

“Excluded Assets” means:

(a) any fee-owned real property and all leasehold or subleasehold interests in real property;

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(b) any motor vehicles, aircraft and other assets subject to certificates of title (other than to the extent the security interest in such certificates of title may be perfected by the filing of UCC financing statements);

(c) assets in respect of which pledges and security interests are prohibited by applicable U.S. law, rule or regulation or agreements with any Governmental Authority (other than to the extent that such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any applicable jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such prohibitions, such assets shall automatically cease to constitute “Excluded Assets”;

(d) Equity Interests in any Person other than Wholly-Owned Subsidiaries to the extent not permitted by terms in such Person’s organizational or joint venture documents (unless any such restriction would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any applicable jurisdiction or any other applicable law) (in each case only if such documents were not entered into in contemplation of such exclusion or with the primary intent of circumventing the guaranty and security requirements of the Loan Documents); provided that, immediately upon the waiver, ineffectiveness, lapse or termination of any such restriction, such assets shall automatically cease to constitute “Excluded Assets”;

(e) any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party) (other than (i) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (ii) to the extent that any such term has been waived or (iii) to the extent any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any applicable jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such express term, such assets shall automatically cease to constitute “Excluded Assets”;

(f) deposit accounts, to the extent exclusively constituting payroll and other employee wage and benefit accounts, tax accounts, including sales tax accounts, escrow, fiduciary or trust accounts, deposit accounts, zero balance accounts, accounts holding cash collateral in escrow or in trust for the benefit of a third party in connection with a Permitted Encumbrance or to secure letter of credit reimbursement obligations (other than in respect of Letters of Credit) to the extent such secured letters of credit are issued or permitted, and such cash collateral is permitted, by this Agreement, and the funds or other property held in or maintained in any such foregoing account;

(g) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

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(h) any assets of any Affected Foreign Subsidiary, including any Equity Interests in any direct or indirect Subsidiary of an Affected Foreign Subsidiary and (ii) in respect of any Affected Foreign Subsidiary that is a First Tier Foreign Subsidiary, Equity Interests in such First Tier Foreign Subsidiary in excess of the Applicable Pledge Percentage for such First Tier Foreign Subsidiary;

(i) letter of credit rights (other than to the extent the security interest in such letter of credit rights may be perfected by the filing of UCC financing statements) with a value of less than $15,000,000 individually and $30,000,000 in the aggregate;

(j) commercial tort claims with an estimated value by the Company of less than $15,000,000 individually and $30,000,000 in the aggregate;

(l) any Margin Stock; and

(m) any accounts or notes receivable and related assets sold or transferred as part of a Permitted Factoring Transaction (so long as such accounts or notes receivable or related assets are subject to such Permitted Factoring Transaction);

provided that, “Excluded Assets” shall (i) not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets) and (ii) apply to assets secured by Collateral Documents governed by the laws of England and Wales (or another jurisdiction outside the United States) where it shall have the respective meaning set forth in such Collateral Documents (to the extent separately defined therein).

“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated) or are Taxes imposed in lieu of net income Taxes (e.g. Washington State B&O Tax), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by any Borrower under Section 2.19(b) and, for the avoidance of doubt, for purposes of this definition, a Lender shall be treated as having an interest in the Loan, Letter of Credit or Commitment to any Foreign Subsidiary Borrower on the date such Lender becomes a party hereto, whether or not such Foreign Subsidiary Borrower is a party hereto on such date) or (ii) such Lender changes the location of its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed the location of its lending office, (c) Excluded UK Taxes, (d) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (e) any withholding Taxes imposed under FATCA.

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“Excluded UK Taxes” means UK withholding taxes imposed on amounts payable to or for the account of a Credit Party with respect to an applicable interest in a Loan, Letter of Credit or Commitment, if on the date on which payment of the amount falls due:

(a)            the payment could have been made to the relevant Credit Party without any deduction for UK withholding taxes if the Credit Party had been a Qualifying Credit Party, but on that date that Credit Party is not or has ceased to be a Qualifying Credit Party other than as a result of any change after the date it became a Credit Party under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(b)            the relevant Credit Party is a Qualifying Credit Party solely by virtue of paragraph (b) of the definition of “Qualifying Credit Party” and:

(i)            an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the Income Tax Act 2007 which relates to the payment and that Credit Party has received from the person making the payment or from another UK Loan Party a certified copy of that Direction; and

(ii)            the payment could have been made to the Credit Party without any deduction for UK withholding taxes if that Direction had not been made; or

(c)            the relevant Credit Party is a Treaty Credit Party and the person making the payment is able to demonstrate that the payment could have been made to the Credit Party without any deduction for UK withholding taxes had that Credit Party complied with its obligations under Section 2.17(f)(iii).

“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of August 30, 2023 among the Company, the other Borrowers party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.

“Existing Letters of Credit” has the meaning assigned to such term in Section 2.06(a).

“Existing Liens” has the meaning assigned to it in Section 9.02(b).

“Existing Loans” has the meaning assigned to it in Section 2.20(f).

“Existing Revolver Tranche” has the meaning assigned to such term in Section 2.27.

“Existing Term Loan Tranche” has the meaning assigned to such term in Section 2.27.

“Expiration Date” means the date that is the earliest of (a) prior to the consummation of the Specified Acquisition, the termination of the Specified Acquisition Agreement by the Company in a signed writing in accordance with its terms (or the Company’s written confirmation or public announcement thereof), (b) the consummation of the Specified Acquisition without the funding of the Loans or any of the facilities described in the Bridge Commitment Letter and (c) 11:59 p.m., New York City time, on October 29, 2027, unless the Effective Date has occurred on or before such date.

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“Export Controls” means the Arms Export Control Act and the International Traffic in Arms Regulations administered by the Directorate of Defense Trade Controls of the U.S. Department of State, the Export Control Reform Act of 2018 and Export Administration Regulations administered by the Bureau of Industry and Security of the U.S. Department of Commerce, and any other U.S. or non-U.S. laws and regulations related to export controls and applicable to the Company and its Subsidiaries.

“Extended Revolving Commitments” has the meaning assigned to such term in Section 2.27.

“Extended Term Loan” has the meaning assigned to such term in Section 2.27.

“Extending Revolving Lender” has the meaning assigned to such term in Section 2.27.

“Extending Term Lender” has the meaning assigned to such term in Section 2.27.

“Extension” means the establishment of an Extension Series by amending a Commitment or Loan pursuant to Section 2.27 and the applicable Extension Amendment.

“Extension Amendment” has the meaning assigned to such term in Section 2.27.

“Extension Election” has the meaning assigned to such term in Section 2.27.

“Extension Minimum Condition” means a condition to consummating any Extension that a minimum amount (to be determined and specified in the relevant Extension Request, in the Company’s sole discretion) of any or all applicable Classes be submitted for Extension

“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.

“Extension Series” means any Term Loan Extension Series or Revolver Extension Series, as the case may be.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Financial Support Direction” means a financial support direction issued by the Pensions Regulator under section 43 (including sections 43A and 43B) of the Pensions Act 2004.

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“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Company and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)).

“First Lien Intercreditor Agreement” means an intercreditor agreement with respect to any Liens on the Collateral that are intended to be pari passu with the Liens securing the Obligations, in substantially the form attached as Exhibit C with such modifications that are reasonably acceptable to the Administrative Agent and the Company.

“First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Total Indebtedness that is secured by a first priority lien on any assets of the Company and its Subsidiaries minus Qualified Cash, in each case, as of such date of determination to (ii) Consolidated EBITDA for the most recently ended Test Period, all calculated for the Company and its Subsidiaries on a consolidated basis.

“First Tier Foreign Subsidiary” means a Foreign Subsidiary or Foreign Subsidiary Holdco with respect to which any one or more of the Company and its Domestic Subsidiaries (other than a Foreign Subsidiary Holdco) directly owns more than 50% of such Subsidiary’s issued and outstanding Equity Interests.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, each Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, each Daily Simple RFR or the Central Bank Rate shall be 0%.

“Foreign Currencies” means Agreed Currencies other than Dollars.

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

“Foreign Currency Letter of Credit” means any Letter of Credit denominated in a Foreign Currency.

“Foreign Currency Payment Office” of the Administrative Agent means, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender.

“Foreign Currency Sublimit” means (a) $75,000,000 or (b) if the Company elects to increase the Revolving Commitments pursuant to Section 2.20, the sum of the amount in clause (a) and the aggregate amount of all such increased Revolving Commitments.

“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

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“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Foreign Subsidiary Holdco” means a Subsidiary, substantially all of the assets of which constitute Equity Interests or indebtedness of one or more Foreign Subsidiaries or other Foreign Subsidiary Holdcos.

“Foreign Subsidiary Borrower” means any UK Borrower or Eligible Foreign Subsidiary that becomes a Foreign Subsidiary Borrower pursuant to Section 2.23 and that has not ceased to be a Foreign Subsidiary Borrower pursuant to such Section (including, without limitation, each UK Borrower).

“Foreign Subsidiary Borrower Amendment” is defined in Section 2.23.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.

“Income Tax Act 2007” means the Income Tax Act 2007 of the United Kingdom.

“Incremental Amendment” has the meaning assigned to such term in Section 2.20(f).

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“Incremental Cap” means, at any date of determination, the sum of:

(a) an unlimited amount; provided that (i) as of the most recently ended Test Period, after giving pro forma effect to both (x) the making of Incremental Term Loans or establishment of Incremental Revolving Commitments (assuming a concurrent borrowing of the maximum amount of Loans available under the Incremental Revolving Commitments then being established) or any Incremental Equivalent Debt incurred at or prior to such time (but excluding any amounts incurred substantially concurrently in reliance on clause (b) below) and (y) any Investment, Acquisition, disposition, restricted payment or issuance, incurrence or repayment of Indebtedness consummated in connection therewith or substantially contemporaneously with the proceeds thereof (including (x) any repayment of Indebtedness, but without netting the cash proceeds of any borrowing under Incremental Term Loans, Incremental Revolving Loans or Incremental Equivalent Debt and (y) any re-classification of Indebtedness permitted hereunder), (1) if such Incremental Term Loans, Incremental Revolving Commitments or Incremental Equivalent Debt ranks pari passu in right of security with the Obligations, the First Lien Net Leverage Ratio does not exceed 3.25:1.00, (2) if such Incremental Term Loans, Incremental Revolving Commitments or Incremental Equivalent Debt ranks junior in right of security with the Obligations, the Secured Net Leverage Ratio does not exceed 3.75:1.00 or (3) if such Incremental Term Loans or Incremental Equivalent Debt is unsecured, the Total Net Leverage Ratio does not exceed 4.00:1.00 (the “Ratio-Based Incremental Amount”) and (ii) the Incremental Term Loan Commitments of any Person under any Incremental Facility in the form of incremental delayed draw term loans shall not be included in the calculation of Required Lenders until such Incremental Term Loan Commitments (or any portion thereof) are funded (unless otherwise approved by the Required Lenders (calculated excluding such Incremental Term Loan Commitments)); plus

(b) an amount equal to the greater of (x) $451,000,000 and (y) 100% of Consolidated EBITDA for the most recently ended Test Period (the “Fixed Incremental Amount”) minus the aggregate principal amount of all Incremental Term Loans, Incremental Revolving Commitments and Incremental Equivalent Debt previously established pursuant to the Fixed Incremental Amount; plus

(c) all voluntary prepayments of the Term Loans, Incremental Term Loans and Incremental Equivalent Debt, permanent reductions of the Revolving Commitments and commitments in respect of any Incremental Loan or Incremental Equivalent Debt (in each case, (x) except to the extent funded with long-term Indebtedness (other than revolving Indebtedness) and (y) with respect to prepayments and permanent reductions of Indebtedness or commitments, to the extent such Indebtedness or commitments are secured on a pari passu basis with the Obligations) (the “Prepayment-Based Incremental Amount”).

The Company shall be deemed to incur Incremental Term Loans, Incremental Revolving Commitments and Incremental Equivalent Debt first under the Ratio-Based Incremental Amount (to the extent compliant therewith) prior to, and regardless of whether capacity exists under, the Fixed Incremental Amount or the Prepayment-Based Incremental Amount and second under the Prepayment-Based Incremental Amount prior to, and regardless of whether capacity exists under, the Fixed Incremental Amount. Incremental Term Loans, Incremental Revolving Commitments and Incremental Equivalent Debt may be incurred substantially concurrently under the Ratio-Based Incremental Amount (to the extent compliant therewith), the Prepayment-Based Incremental Amount and the Fixed Incremental Amount or any combination of any of the foregoing, and proceeds from any such incurrence may be utilized in a single transaction or series of related transactions by, unless the Company elects otherwise, first, calculating the incurrence under the Ratio-Based Incremental Amount (without inclusion of any amounts incurred substantially concurrently pursuant to the Prepayment-Based Incremental Amount or the Fixed Incremental Amount) and then calculating the incurrence under the Prepayment-Based Incremental Amount (without inclusion of any amounts utilized pursuant to the Fixed Incremental Amount) and then calculating the incurrence under the Fixed Incremental Amount. The Administrative Agent and any Person providing any Incremental Term Loans, Incremental Revolving Commitments or Incremental Equivalent Debt may rely on the Company’s certification of the Incremental Cap amount (provided that the Administrative Agent has not notified such Person in writing of its objection to such calculation prior to the funding thereof) and, without excusing any Default or Event of Default which may arise from any inaccuracy in such certification, such certification will be deemed accurate for purposes of determining whether the financing provided by any Person relying thereon qualifies as Incremental Term Loans, Incremental Revolving Commitments or Incremental Equivalent Debt, as applicable.

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“Incremental Equivalent Debt” has the meaning assigned to such term in Section 2.20(h).

“Incremental Loan” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan A Loan” has the meaning assigned to such term in Section 2.20.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and similar independent undertakings, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations of such Person under Sale and Leaseback Transactions, and (l) Disqualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to it in Section 9.03(b).

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to it in Section 9.12.

“Information Memorandum” means the Lender Presentation dated April 20, 2026 relating to the Company and the Transactions.

“Intangible Assets” means the aggregate amount, for the Company and its Subsidiaries on a consolidated basis, of all assets classified as intangible assets under GAAP, including, without limitation, customer lists, acquired technology, goodwill, computer software, trademarks, patents, copyrights, organization expenses, franchises, licenses, trade names, brand names, mailing lists, catalogs, unamortized debt discount and capitalized research and development costs.

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“Intercreditor Agreements” means, collectively, the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement, as applicable.

“Interest Coverage Ratio” has the meaning assigned to such term in Section 6.11(b).

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08 which shall be substantially in the form approved by the Administrative Agent and separately provided to the Company.

“Interest Payment Date” means (a) with respect to any ABR Loan for a Class (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date for such Class, (b) with respect to any Term Benchmark Loan for a Class, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date for such Class, (c) with respect to any RFR Loan for a Class, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date for such Class, and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date for the Revolving Facility.

“Interest Period” means with respect to any Term Benchmark Borrowing denominated in Dollars or euros, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internally Generated Cash” means cash generated from the operations of the business of the Company and its Subsidiaries; provided that “Internally Generated Cash” shall not include the proceeds of any issuance of Equity Interests of the Company, proceeds of the issuance of any Indebtedness (other than Revolving Loans or any other extensions of credit under any other revolving credit or similar facility that are repaid with Internally Generated Cash), proceeds of any Reinvestment Deferred Amount or proceeds from the sale of assets outside of the ordinary course of business.

“Investments” has the meaning assigned to such term in Section 6.04.

“IRS” means the United States Internal Revenue Service.

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“Issuing Bank” means JPMorgan Chase Bank, N.A., Bank of America, N.A., Wells Fargo Bank, National Association and any other Lender that agrees to act as an Issuing Bank (in each case, through itself or through one of its designated affiliates or branch offices), each in its individual capacity as an issuer of Letters of Credit hereunder, and its respective successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement with respect to any Liens on the Collateral that are intended to be junior to the Liens securing the Obligations, in a form reasonably satisfactory to the Administrative Agent (pursuant to Required Lenders Negative Consent) and the Borrower.

“Latest Maturity Date” means, at any date of determination and with respect to the Class of specified Loans or Commitments (or in the absence of any such specification, all outstanding Loans and Commitments hereunder), the latest Maturity Date applicable to any such Class hereunder at such time, in each case as modified in accordance with this Agreement from time to time.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“LC Overall Sublimit” means $75,000,000.

“Lender-Related Person” has the meaning assigned to it in Section 9.03(d).

“Lenders” means the Persons listed on Schedule 2.01A and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks.

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“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.01B, or if an Issuing Bank has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Effective Date, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the Company, and notified to the Administrative Agent.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, assignment, assignment by way of security or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limitation Acts” means the Limitation Act 1980 of the United Kingdom and the Foreign Limitation Periods Act 1984 of the United Kingdom.

“Limited Condition Transaction” means any acquisition or Investment that (a) is not prohibited hereunder and (b) is not conditioned on the availability of, or on obtaining, third-party financing.

“Limited Condition Transaction Agreement” has the meaning assigned thereto in Section 1.10(a).

“Limited Conditionality Provisions” has the meaning set forth in Section 4.02.

“Loan” means a loan made by the Lenders to a Borrower pursuant to this Agreement.

“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, the Subsidiary Guaranty, the Collateral Documents, any promissory notes issued pursuant to Section 2.10(e), any Letter of Credit applications and any and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, fee letters, subordination agreements, intercreditor agreements, letter of credit applications and any agreements between any Borrower and an Issuing Bank regarding the Issuing Bank’s Letter of Credit Commitment or the respective rights and obligations between such Borrower and such Issuing Bank in connection with the issuance of Letters of Credit, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any officer of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means, collectively, the Borrowers and the Subsidiary Guarantors.

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“Loans” means all of the loans made by the Lenders to each of the Borrowers pursuant to this Agreement, collectively.

“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency.

“Long Term Debt” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.

“Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock or other Equity Interests of a Person, and (b) involves the payment of consideration by the Company and its Subsidiaries in excess of $5,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of any Borrower to perform any of its obligations under this Agreement or (c) the validity or enforceability of this Agreement or any and all other Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

“Material Disposition” means any sale, transfer or disposition of property or series of related sales, transfers, or dispositions of property that yields gross proceeds to the Company or any of its Subsidiaries in excess of $5,000,000.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $40,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means (a) each Foreign Subsidiary Borrower, (b) each other Subsidiary which, as of the last day of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for which Financials have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)), contributed greater than five percent (5%) of Consolidated Tangible Assets as of such date and (c) each other Subsidiary which, as of the last day of the most recent fiscal year of the Company, for the fiscal year then ended, contributed greater than five percent (5%) of Consolidated Sales for such period; provided that, if at any such measurement date, the aggregate amount of Consolidated Tangible Assets attributable to all Subsidiaries (other than Affected Foreign Subsidiaries) that are not Material Subsidiaries exceeds fifteen percent (15%) of Consolidated Tangible Assets as of the end of any such fiscal quarter, or the aggregate amount of Consolidated Sales attributable to all Subsidiaries (other than Affected Foreign Subsidiaries) that are not Material Subsidiaries exceeds twenty percent (20%) of Consolidated Sales as of the end of any such fiscal year, the Company (or, in the event the Company has failed to do so within ten (10) Business Days of the due date of the relevant Financials, the Administrative Agent) shall designate sufficient Subsidiaries (other than Affected Foreign Subsidiaries) as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries. Notwithstanding the foregoing, none of the Company’s Subsidiaries that are organized under the laws of the People’s Republic of China shall be a Material Subsidiary.

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“Maturity Date” means (i) with respect to the Revolving Facility, the date that is five (5) years after the Effective Date, (ii) with respect to the Term Loan A Facility, the date that is five (5) years after the Effective Date, (iii)  with respect to the Term Loan B Facility, the date that is seven (7) years after the Effective Date, (iv) with respect to any Class of Extended Term Loans or Extended Revolving Commitments, the final maturity date as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (v) with respect to any Refinancing Term Loans or Refinancing Revolving Commitments, the final maturity date as specified in the applicable Refinancing Amendment, (vi) with respect to any Incremental Loans or Incremental Revolving Commitments, the final maturity date as specified in the applicable Incremental Amendment and (vii) with respect to any Replacement Term Loans, the final maturity date as specified in the applicable agreement; provided that, in each case, if such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

“Maximum Rate” has the meaning assigned to it in Section 9.15.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA, to which any Loan Party has any liability.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a Sale and Leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

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“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Company and its Subsidiaries to any of the Lenders, the Administrative Agent, any Issuing Bank or any indemnified party, individually or collectively, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.–managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate determined by the Administrative Agent or the Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

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“Pari Passu Secured Indebtedness” means Refinancing Term Loans or Incremental Equivalent Debt (and any Permitted Refinancing in respect of the foregoing), in each case that is secured by Liens on the Collateral that are pari passu to the Liens on Collateral securing the Term Loans.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment” has the meaning assigned to it in Section 8.06(c)(i).

“Payment Notice” has the meaning assigned to it in Section 8.06(c)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

“Permitted Acquisition” means any Acquisition (other than a Hostile Acquisition) or series of related Acquisitions by the Company or any Subsidiary, if, at the time of and immediately after giving effect thereto, (a) no Default has occurred and is continuing or would arise after giving effect thereto, (b) such Person or division or line of business is engaged in the same or a similar line of business as the Company and the Subsidiaries or business reasonably related or incidental thereto or representing a reasonable expansion thereof, (c) all actions required have been taken as of the date of such Permitted Acquisition with respect to such acquired or newly formed Subsidiary under Sections 5.09 and 5.10 shall have been taken, (d) the Company and the Subsidiaries are in compliance, on a pro forma basis, with the covenants contained in Section 6.11 (in the case of the Total Net Leverage Ratio, giving effect to the Temporary Leverage Ratio Step Up if the Company has exercised, or has indicated that it will exercise, the Temporary Leverage Ratio Step Up in connection with such Acquisition) recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements are available, as if such Acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and, if the aggregate consideration paid in respect of such Acquisition exceeds $50,000,000, the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Company to such effect, together with all relevant financial information, statements and projections reasonably requested by the Administrative Agent, (e) in the case of a merger or consolidation involving the Company, the Company is the surviving entity of such merger and/or consolidation and (f) in the case of a merger or consolidation involving a UK Borrower or a Subsidiary Guarantor, such UK Borrower or Subsidiary Guarantor is the surviving entity of such merger and/or consolidation or the entity surviving such merger and/or consolidation assumes the UK Borrower’s obligations hereunder or such Subsidiary Guarantor’s obligations under the Subsidiary Guaranty. Notwithstanding the foregoing or anything to the contrary herein, the Specified Acquisition shall constitute a Permitted Acquisition hereunder.

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“Permitted Encumbrances” means:

(a)            Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)            carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04;

(c)            pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)            pledges and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)            judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);

(f)            easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(g)            customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collecting bank arising under the UCC in respect of payment items in the course of collection;

(h)            Liens, if any, arising from precautionary UCC financing statement filings (or similar filings under applicable law) regarding operating leases or consignments;

(i)             Liens, if any, representing any interest or title of a licensor, lessor (including landlords) or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than Capital Lease Obligations), license or sublicense agreement entered into in the ordinary course of business that do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary on such affected property; and

(j)             Liens arising under applicable law and in the ordinary course of business in favor of customs and forwarding agents and similar Persons in respect of imported goods and merchandise in the custody of such Persons so long as such liens only attach to such imported goods and merchandise;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Factoring Transaction” means a true sale on a non-recourse basis (except as provided in the proviso to this definition) by EMS Development Corporation of accounts receivable, including the proceeds thereof and all related assets, owed by certain of its customers to Credit Agricole Leasing & Factoring, a company organized and existing under the laws of France; provided, that (i) the aggregate face amount of accounts receivable subject to all such sales by EMS Development Corporation does not exceed $5,000,000 during any fiscal year and (ii) any recourse to the Company or any Subsidiary in connection with any such sales shall be limited to breach of a representation, warranty or covenant by the Company or a Subsidiary with respect to the sold accounts receivable.

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“Permitted Investments” means:

(a)            direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)            investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)            investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)            fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)            money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, re-funding, renewal, restructuring, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, restructured, replaced or extended except by an amount equal to (x) unpaid accrued interest and premium (including tender premiums) thereon plus other amounts owing or paid related to such Indebtedness, and fees, commissions and expenses (including upfront fees and original issue discount) incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and (y) any existing commitments unutilized thereunder, except as otherwise permitted under Section 6.01, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(e), such modification, refinancing, refunding, renewal, restructuring, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) if such Indebtedness being modified, refinanced, refunded, renewed, restructured, replaced or extended is Subordinated Indebtedness, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms (i) that reflect market terms and conditions (as reasonably determined by the Company) at the time of incurrence or issuance of such Permitted Refinancing or (ii) otherwise reasonably acceptable to the Administrative Agent, and (d) to the extent such Indebtedness being modified, refinanced, refunded, renewed, restructured, replaced or extended is secured by the Collateral and/or subject to intercreditor arrangements for the benefit of the Lenders, such modification, refinancing, refunding, renewal, restructuring, replacement or extension is either (i) unsecured or (ii) secured and, if secured, subject to intercreditor arrangements on terms at least as favorable, taken as a whole (as reasonably determined by the Company), to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, restructured, replaced or extended. Any reference to a Permitted Refinancing in this Agreement or any other Loan Document shall be interpreted to mean (a) a Permitted Refinancing of the subject Indebtedness and (b) any further refinancings constituting a Permitted Refinancing of the Indebtedness resulting from a prior Permitted Refinancing.

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“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA.

“Prepayment Event” means:

(a)            any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Company or any Subsidiary, other than dispositions described in Section 6.03(a)(iii), (iv), (v) or (vi)(A) through (C); or

(b)            any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public-Sider” means a Lender whose representatives may trade in securities of the Company or any of its Subsidiaries while in possession of the financial statements provided by the Company under the terms of this Agreement.

“Purchasing Borrower Party” means any Borrower or any other Loan Party.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.18.

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“Qualified Cash” means as of any date of determination, the aggregate amount of unrestricted cash and Permitted Investments of the Company and its Subsidiaries (net of related tax obligations, if any, for repatriation or withholding, and net of any transaction costs or expenses related thereto) that is (i) free and clear of all liens other than Liens in favor of the Secured Parties securing the Secured Obligations and Permitted Encumbrances, (ii) not subject to any legal or contractual restrictions on repatriation to the United States at such time and (iii) in a lawful currency that is readily available, freely transferable and able to be converted into Dollars; provided that in no event shall Qualified Cash exceed $100,000,000.

“Qualifying Credit Party” means a Credit Party which is beneficially entitled to interest payable to that Credit Party in respect of an advance under a Loan, Letter of Credit or Commitment and is:

(a)            a Credit Party:

(i)            which is a bank (as defined for the purpose of section 879 of the Income Tax Act 2007) making an advance under a Loan, Letter of Credit or Commitment and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the Corporation Tax Act 2009; or

(ii)           in respect of an advance made under a Loan, Letter of Credit or Commitment by a person that was a bank (as defined for the purpose of section 879 of the Income Tax Act 2007) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(b)            a Credit Party which is:

(i)            a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)           a partnership each member of which is:

(1)            a company so resident in the United Kingdom; or

(2)            a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009;

(iii)          a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) of that company;

(c)            a Treaty Credit Party; or

(d)            a Credit Party which is a building society (as defined for the purpose of section 880 of the Income Tax Act 2007) making an advance under a Loan, Letter of Credit or Commitment.

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“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if the RFR for such Benchmark is SONIA, then four RFR Business Days prior to such setting, (4) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting, or (5) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, SONIA or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Refinanced Debt” has the meaning assigned to such term in Section 2.26.

“Refinancing Amendment” has the meaning assigned to such term in Section 2.26.

“Refinancing Commitments” has the meaning assigned to such term in Section 2.26.

“Refinancing Facility Closing Date” has the meaning assigned to such term in Section 2.26.

“Refinancing Lender” has the meaning assigned to such term in Section 2.26.

“Refinancing Loan Request” has the meaning assigned to such term in Section 2.26.

“Refinancing Loan” has the meaning assigned to such term in Section 2.26.

“Refinancing Revolving Commitments” has the meaning assigned to such term in Section 2.26.

“Refinancing Revolving Lender” has the meaning assigned to such term in Section 2.26.

“Refinancing Revolving Loan” has the meaning assigned to such term in Section 2.26.

“Refinancing Term Lender” has the meaning assigned to such term in Section 2.26.

“Refinancing Term Lender” has the meaning assigned to such term in Section 2.26.

“Refinancing Term Loan Commitments” has the meaning assigned to such term in Section 2.26.

“Refinancing Term Loan” has the meaning assigned to such term in Section 2.26.

“Register” has the meaning assigned to such term in Section 9.04(b).

“Regulation” means the Council of the European Union Regulation No. 2015/848 of 20 May 2015 on Insolvency Proceedings (recast).

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“Regulatory Authority” has the meaning assigned to such term in Section 9.12.

“Reinvestment Deferred Amount” means, with respect to any Prepayment Event, the aggregate Net Proceeds actually received by any Loan Party or its Subsidiaries in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.11(c) as a result of the Company’s determination to reinvest such Net Proceeds in the business of the Company or any of its Subsidiaries.

“Rejection Notice” has the meaning assigned to such term in Section 2.11(h).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors and representatives of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (iv) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in euros, the Adjusted EURIBOR Rate, or (iii) with respect to any RFR Borrowing denominated in Sterling or Dollars, the applicable Daily Simple RFR, as applicable.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate or (ii) with respect to any Term Benchmark Borrowing denominated in euros, the EURIBOR Screen Rate.

“Replaced Term Loans” has the meaning assigned to such term in Section 9.02(i).

“Replacement Term Loans” has the meaning assigned to such term in Section 9.02(i).

“Repricing Transaction” means (a) any repayment, refinancing, substitution or replacement of all or a portion of the Term Loan B Loans substantially concurrently with the incurrence by any Loan Party of any floating rate broadly syndicated Dollar-denominated long-term term “B” loans secured on a pari passu basis with the Term Loan B Loans having an Effective Yield that is less than the Effective Yield applicable to the Term Loan B Loans so prepaid, repaid, refinanced, substituted or replaced or (b) any amendment, waiver or other modification to this Agreement that would have the effect of reducing the Effective Yield applicable to the Term Loan B Loans; provided that the primary purpose (as determined by the Company in good faith) of such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification was to reduce the Effective Yield applicable to the Term Loan B Loans; provided, further, that in no event shall any such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification in connection with a Change in Control constitute a Repricing Transaction. Any determination by the Administrative Agent of the Effective Yield for purposes of this definition shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination absent bad faith, gross negligence or willful misconduct.

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“Required Lenders” means, subject to Section 2.24, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Section 7.01 or the Commitments terminating or expiring, Lenders having Credit Exposures, available Term Loan Commitments and Unfunded Revolving Commitments representing more than 50% of the sum of the Total Credit Exposure, available Term Loan Commitments and Unfunded Revolving Commitments at such time; and (b) for all purposes after the Loans become due and payable pursuant to Section 7.01 or the Commitments expire or terminate, Lenders having Credit Exposures representing more than 50% of the Total Credit Exposure at such time; provided that, in the case of clauses (a) and (b) above, (x) the Revolving Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.24 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unfunded Revolving Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount and (y) for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Lender that is a Borrower or an Affiliate of a Borrower shall be disregarded.

“Required Lenders Negative Consent” means, with respect to any instrument, agreement, term or condition provided for in this Agreement or any other Loan Document, that such instruction, agreement, term or condition has been presented to the Lenders by the Administrative Agent and the same has not been objected to in writing by the Required Lenders within five (5) Business Days following the Administrative Agent’s delivery of notice thereof. Following such five (5) Business Days period without objection by the Required Lenders, the Administrative Agent and the applicable Loan Parties shall be permitted to enter into, execute and deliver such instrument or agreement, and/or such term or condition shall be deemed satisfied, in each case under this Agreement and the other Loan Documents.

“Required Pro Rata Lenders” means, subject to Section 2.24, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Section 7.01 or the Commitments terminating or expiring, Lenders having Credit Exposures with respect to the Revolving Facility and Term Loan A Loans, available Term Loan A Commitments and Unfunded Revolving Commitments representing more than 50% of the sum of the Total Credit Exposure with respect to the Revolving Facility and Term Loan A Loans, available Term Loan A Commitments and Unfunded Revolving Commitments at such time; and (b) for all purposes after the Loans become due and payable pursuant to Section 7.01 or the Commitments expire or terminate, Lenders having Credit Exposures with respect to the Revolving Facility and Term Loan A Loans representing more than 50% of the Total Credit Exposure with respect to the Revolving Facility and Term Loan A Loans at such time; provided that, in the case of clauses (a) and (b) above, (x) the Revolving Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.24 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unfunded Revolving Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount and (y) for the purpose of determining the Required Pro Rata Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Lender that is a Borrower or an Affiliate of a Borrower shall be disregarded.

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“Required Revolving Lenders” means, subject to Section 2.24, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Section 7.01 or the Commitments terminating or expiring, Lenders having Credit Exposures with respect to the Revolving Facility and Unfunded Revolving Commitments representing more than 50% of the sum of the Total Credit Exposure with respect to the Revolving Facility and Unfunded Revolving Commitments at such time; and (b) for all purposes after the Loans become due and payable pursuant to Section 7.01 or the Commitments expire or terminate, Lenders having Credit Exposures with respect to the Revolving Facility representing more than 50% of the Total Credit Exposure with respect to the Revolving Facility at such time; provided that, in the case of clauses (a) and (b) above, (x) the Revolving Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.24 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unfunded Revolving Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount and (y) for the purpose of determining the Required Revolving Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Lender that is a Borrower or an Affiliate of a Borrower shall be disregarded.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Company or any Subsidiary.

“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Revaluation Date” shall mean (a) with respect to any Loan denominated in any Foreign Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii)(A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in a Foreign Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“Revolver Extension Request” has the meaning assigned to such term in Section 2.27.

“Revolver Extension Series” has the meaning assigned to such term in Section 2.27.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01A, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the UCC) as provided in Section 9.04(b)(ii)(C) pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.

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“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time and the aggregate Revolving Credit Exposure thereunder.

“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA and (b) Dollars (solely following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate), Daily Simple SOFR.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Dollars, a U.S. Government Securities Business Day.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran and North Korea).

“Sanctioned Person” means, at any time, any Person who is the target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by OFAC, the U.S. Department of State, U.S. Department of Commerce or by the Canadian government, United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations, or orders).

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“Sanctions” means all economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the Canadian government or (c) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the United States Securities and Exchange Commission.

“Secured Obligations” means (i) the Obligations and (ii) all Swap Obligations and Banking Services Obligations owing to one or more Lenders or their respective Affiliates; provided that the definition of “Secured Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Total Indebtedness that is secured by any assets of the Company and its Subsidiaries minus Qualified Cash, in each case, as of such date of determination to (ii) Consolidated EBITDA for the most recently ended Test Period, all calculated for the Company and its Subsidiaries on a consolidated basis.

“Secured Parties” means the holders of the Secured Obligations from time to time and shall include (i) each Lender and each Issuing Bank in respect of its Loans and LC Exposure respectively, (ii) the Administrative Agent, each Issuing Bank and the Lenders in respect of all other present and future obligations and liabilities of the Company and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Lender and Affiliate of such Lender in respect of Swap Agreements and Banking Services Agreements entered into with such Person by the Company or any Subsidiary, (iv) each indemnified party under Section 9.03 in respect of the obligations and liabilities of each of the Borrowers to such Person hereunder and under the other Loan Documents, and (v) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Securities Act” means the United States Securities Act of 1933.

“Security Agreements” means, collectively, that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the Effective Date, among the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other debenture, share charge, pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“Senior Indebtedness” has the meaning assigned to it in Section 9.02(b).

“Signing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

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“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” means, in reference to any Person (other than a UK Loan Party), (i) the fair value of the assets of such Person, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Person will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date; and, in respect of any UK Loan Parties, means: (i) that Person: (A) is able to pay its debts as they fall due; (B) is not deemed to be, or is not declared to be unable to pay its debts under applicable law; (C) does not admit inability to pay its debts as they fall due; (D) has not suspended, or threatened to cease, making payments on any of its debts by reason of actual or anticipated financial difficulties; and (E) has not commenced negotiations with one or more of its creditors (excluding any Lenders in their capacity as such) with a view to rescheduling any of its indebtedness by reason of actual or anticipated financial difficulties; (ii) the value of that Person’s assets is not less than its liabilities (taking into account contingent and prospective liabilities); and (iii) no moratorium has been declared in respect of any of that Person’s indebtedness (and the ending of a moratorium will not remedy any Event of Default so caused by that moratorium).

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Acquisition” means the direct or indirect Acquisition by the Company or its Subsidiaries of all of the issued and outstanding Equity Interests of the Specified Target pursuant to and in accordance with the terms and conditions of the Specified Acquisition Agreement.

“Specified Acquisition Agreement” means that certain Agreement for the sale and purchase of the share capital of the Specified Target, dated 15 April 2026 (the “Specified Acquisition Agreement Signing Date”), among TBG AG, as seller, and the Company, as buyer (collectively with all exhibits, schedules, disclosure letters and attachments and supplements thereto, and as amended, restated, amended and restated or otherwise modified from time to time to the extent permitted hereunder), without giving effect to any amendments, consents, waivers or other modifications thereto that are materially adverse to the Lenders or the Administrative Agent without the prior written consent of the Administrative Agent (it being understood that (a) any reduction in the purchase price consideration of less than 10% or in accordance with the Specified Acquisition Agreement as in effect on the Specified Acquisition Agreement Signing Date (including pursuant to any working capital or purchase price adjustment provisions set forth in the Specified Acquisition Agreement as of such date) shall be deemed not to be materially adverse to the interests of the Lenders or the Arrangers, (b) any material change to the structure of the Specified Acquisition shall be deemed to be materially adverse to the interests of the Lenders or the Arrangers, (c) subject to clause (a), any direct or indirect change to the definitions of “Consideration Cash” or “Consideration Shares” (each as defined in, and subject to adjustment pursuant to the provisions of, the Specified Acquisition Agreement as in effect on the date of execution and delivery thereof by the parties thereto) shall be deemed to be materially adverse to the interests of the Lenders and the Administrative Agent and (d) any change in the lender protective provisions set forth in the Specified Acquisition Agreement as in effect on the Specified Acquisition Agreement Signing Date, in each case, will be deemed to be materially adverse to the interests of the Lenders and will require the prior written consent of the Administrative Agent).

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“Specified Acquisition Agreement Representations” means the representations made by or with respect to the Specified Target and its Subsidiaries in the Specified Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Company or its Affiliates have the right (taking into account any notice or cure period) to decline to close under the Specified Acquisition Agreement or to terminate its (or their) obligations under the Specified Acquisition Agreement or to decline to consummate the Specified Acquisition, in each case, as a result of a breach of such representations in the Specified Acquisition Agreement.

“Specified Acquisition Borrowing” means a Borrowing of Term Loans or Revolving Loans made to directly finance the purchase price in respect of the Specified Acquisition, the Specified Target Debt Refinancing and any Specified Acquisition Transaction Expenses in connection therewith.

“Specified Acquisition Agreement Signing Date” shall have the meaning set forth in the definition of “Specified Acquisition Agreement”.

“Specified Acquisition Transaction Expenses” means the payment of fees, premiums, expenses and other transaction costs incurred in connection with the Specified Acquisition Transactions.

“Specified Acquisition Transactions” means, collectively, the Specified Acquisition, the receipt of commitments in respect of, and funding of, the Loans on the Effective Date and the other transactions related thereto, the Specified Target Debt Refinancing, the Company Debt Refinancing, and the payment of all fees, costs and expenses in connection with any of the foregoing.

“Specified Ancillary Obligations” means all obligations and liabilities (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Subsidiaries, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, to the Lenders or any of their Affiliates under any Swap Agreement or any Banking Services Agreement.

“Specified Event of Default” means any Event of Default described in Sections 7.01(a), 7.01(b), 7.01(h), 7.01(i) or 7.01(r).

“Specified Representations” means the representations and warranties set forth in the first sentence of Section 3.01 (relating to the Loan Parties), Section 3.02, Section 3.03(b) (relating to the Loan Parties), Section 3.08, Section 3.12, Section 3.16 (subject to the Limited Conditionality Provisions), Section 3.17 (for this purpose, with solvency being defined to mean the statements set forth on Exhibit B) and the last sentence of Section 3.18.

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“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Specified Target” means Megger Group Limited, a private limited company incorporated in England & Wales.

“Specified Target Bank Loan” means the facilities agreement dated 31 July 2025 between, among others, the Specified Target as company, the financial institutions named therein as lenders and Commerzbank Aktiengesellschaft as agent.

“Specified Target Debt Refinancing” means all existing Indebtedness for borrowed money and Guarantees of the Specified Target under certain Indebtedness of the Specified Target and its Subsidiaries that is required to be repaid and/or novated pursuant to the Specified Acquisition Agreement shall be refinanced or repaid in full and arrangements for the substantially concurrent release of all related guarantees and Liens shall be made.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to such Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” means the lawful currency of the United Kingdom.

“Subordinated Indebtedness” means any Indebtedness of the Company or any Subsidiary the payment of which is subordinated to payment of the obligations under the Loan Documents.

“Subordinated Indebtedness Documents” means any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

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“Subsidiary” means any subsidiary of the Company.

“Subsidiary Guarantor” means each Material Subsidiary or any other Subsidiary at the Company’s election (in each case, other than Affected Foreign Subsidiaries) that is party to the Subsidiary Guaranty. As of the Signing Date, each Subsidiary that would be a Subsidiary Guarantor are identified as such in Schedule 3.01 hereto; upon giving effect to the amendment in accordance with Section 9.02(h), the Subsidiary Guarantors on the Effective Date are identified as such in Schedule 3.01 hereto.

“Subsidiary Guaranty” means that certain Guaranty dated as of the Effective Date in the form of Exhibit G (including any and all supplements thereto) and executed by each Subsidiary Guarantor party thereto, and, in the case of any guaranty by a Foreign Subsidiary, any other guaranty agreements as are requested by the Administrative Agent and its counsel, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Supported QFC” has the meaning assigned to it in Section 9.18.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.24 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swingline Loans.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder, and its successors in such capacity.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Syndication Agent” means Bank of America, N.A., in its capacity as syndication agent for the credit facility evidenced by this Agreement.

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“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement)is open for the settlement of payments in euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Temporary Leverage Ratio Step-Up” has the meaning assigned to such term in Section 6.11(a).

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate.

“Term Lenders” means, collectively, the Term Loan A Lenders and/or the Term Loan B Lenders, as the context may require.

“Term Loan Commitments” means, collectively, the Term Loan A Commitments and/or the Term Loan B Commitments, as the context may require.

“Term Loans” means, collectively, the Term Loan A Loans and/or the Term Loan B Loans, as the context may require.

“Term Loan A Commitment” means (a) as to any Term Loan A Lender, the aggregate commitment of such Term Loan A Lender to make Term Loan A Loans as set forth on Schedule 2.01A or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the UCC) as provided in Section 9.04(b)(ii)(C) pursuant to which such Lender shall have assumed its Term Loan A Commitment, as applicable, and (b) as to all Term Loan A Lenders, the aggregate commitment of all Term Loan A Lenders to make Term Loan A Loans, which aggregate commitment shall be $500,000,000 as of the Signing Date and the Effective Date. After advancing the Term Loan A Loans, which, for the avoidance of doubt, shall be borrowed in a single advance, each reference to a Term Loan A Lender’s Term Loan A Commitment shall refer to that Term Loan A Lender’s Applicable Percentage of the Term Loan A Loans.

“Term Loan A Facility” means the aggregate amount of the Term Loan A Lenders’ Term Loan A Commitments and the Term Loan A Loans made thereunder.

“Term Loan A Lender” means, as of any date of determination, each Lender having a Term Loan A Commitment or that holds Term Loan A Loans.

“Term Loan A Loans” means the term loans made pursuant to Section 2.01(b) on the Effective Date.

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“Term Loan B Commitment” means (a) as to any Term Loan B Lender, the aggregate commitment of such Term Loan B Lender to make Term Loan B Loans as set forth on Schedule 2.01A or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the UCC) as provided in Section 9.04(b)(ii)(C) pursuant to which such Lender shall have assumed its Term Loan B Commitment, as applicable, and (b) as to all Term Loan B Lenders, the aggregate commitment of all Term Loan B Lenders to make Term Loan B Loans, which aggregate commitment shall be $0 as of the Signing Date and up to $500,000,000 as of the Effective Date. After advancing the Term Loan B Loans, which, for the avoidance of doubt, shall be borrowed in a single advance, each reference to a Term Loan B Lender’s Term Loan B Commitment shall refer to that Term Loan B Lender’s Applicable Percentage of the Term Loan B Loans.

“Term Loan B Facility” means the aggregate amount of the Term Loan B Lenders’ Term Loan B Commitments and the Term Loan B Loans made thereunder.

“Term Loan B Lender” means, as of any date of determination, each Lender having a Term Loan B Commitment or that holds Term Loan B Loans.

“Term Loan B Loans” means the term loans made pursuant to Section 2.01(c) on the Effective Date.

“Term Loan Extension Request” has the meaning assigned to such term in Section 2.27.

“Term Loan Extension Series” has the meaning assigned to such term in Section 2.27.

“Term SOFR Determination Day” has the meaning specified in the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” means the most recent period of four consecutive fiscal quarters of the Company ended on or prior to such time (taken as one accounting period) in respect of which Financials have been delivered (or, if prior to the date of the first Financials to be delivered pursuant to Section 5.01(a) or (b), the most recent Financials referred to in Section 3.04(a)).

“Total Credit Exposure” means the sum of the Total Revolving Credit Exposure and the aggregate principal amount of all Term Loans outstanding at such time.

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“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Total Indebtedness minus Qualified Cash, in each case, as of such date of determination to (ii) Consolidated EBITDA for the most recently ended Test Period, all calculated for the Company and its Subsidiaries on a consolidated basis.

“Total Revolving Credit Exposure” means, at any time, the sum of (a) the outstanding principal amount of the Revolving Loans and Swingline Loans at such time and (b) the total LC Exposure at such time.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the consummation of the Specified Acquisition Transactions, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Treaty” has the meaning assigned to such term in the definition of “Treaty State”.

“Treaty Credit Party” means a Credit Party which:

(a)            is treated as a resident of a Treaty State for the purposes of a Treaty;

(b)           does not carry on a business in the United Kingdom through a permanent establishment with which that Credit Party’s participation in the Loan, Letter of Credit or Commitment is effectively connected; and

(c)            qualifies for full exemption from UK income tax on payments of interest to or for the account of a Credit Party with respect to an applicable interest in a Loan, Letter of Credit or Commitment, subject to the completion of necessary procedural formalities.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from UK income tax on interest.

“TTM EBITDA” means, as of any date of determination, Consolidated EBITDA for the twelve (12) months ending on the most recent date for which the Company’s Financials have been delivered under Section 5.01 (or, if prior to the date of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)).

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Alternate Base Rate or the Daily Simple RFR.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK” or “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

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“UK Borrower” means, (a) as of the Effective Date, each of ESCO UK Holding Company I Ltd. (incorporated in England and Wales with company number 09963243) and ESCO UK Global Holdings Ltd. (incorporated in England and Wales with company number 11470875), and (b) from and after the date on which it may become a party hereto after the Effective Date pursuant to Section 2.23, any Eligible Foreign Subsidiary incorporated in England and Wales, unless such Subsidiary has ceased to constitute a Foreign Subsidiary Borrower pursuant to Section 2.23.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Loan Party” means (i) for the purposes of Section 2.17 and the definition of “Excluded UK Taxes”, any Loan Party which makes a payment of interest under a Loan, Letter of Credit or Commitment which arises in the United Kingdom for the purposes of UK withholding tax (provided that where such Loan Party is not a UK Borrower that Loan Party shall only be a UK Loan Party for the purposes of this definition once it has notified the Lenders that it is a UK Loan Party) and (ii) for all other purposes, any Loan Party incorporated in England and Wales.

“UK Relevant Entity” means any Loan Party capable of becoming the subject of an order for winding up or administration under the Insolvency Act 1986 or similar debtor relief law of the United Kingdom.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Revolving Commitment” means, with respect to each Lender, the Revolving Commitment of such Lender less its Revolving Credit Exposure.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means (i) for purposes of Section 3.23 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.18.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

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“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that the effects of any prepayments made on such Indebtedness shall be disregarded in making such calculation.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary of which all of the equity interests (except directors’ qualifying shares or shares aggregating less than 1% of the outstanding shares of such Subsidiary which are owned by individuals) and voting interests are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Working Capital” means, at any date, the excess of current assets of the Company and its Subsidiaries on such date over current liabilities of the Company and its Subsidiaries on such date, all determined on a consolidated basis in accordance with GAAP.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02.          Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan” or a “Term Loan A Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”, a “Term Benchmark Term Loan A Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing” or “Term Loan A Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing”, “Term Benchmark Term Loan A Borrowing” or an “RFR Revolving Borrowing”).

Section 1.03.          Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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Section 1.04.          Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b)           All pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any synergies or cost savings except as expressly provided in the definition of Consolidated EBITDA) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act (but without giving effect to any synergies or cost savings except as expressly provided in the definition of Consolidated EBITDA). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness). If the Company or any Subsidiary incurs Indebtedness in the form of delayed draw term loans in reliance on clause (a) of the Incremental Cap or any other provision of any Loan Document that requires compliance with a financial ratio or test (either at the time of incurrence of the delayed draw term loan commitment or at time of drawdown of the delayed draw term loan, as applicable), then such incurrence test (and all ratio-based incurrence tests on and after such date) shall be calculated as if all such delayed draw term loan commitments or delayed draw term loans, as applicable, are outstanding at all times so long as such delayed draw term loan commitment or delayed drawn term loan is in existence.

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(c)            Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations,” only those leases that would constitute capital leases in conformity with GAAP on December 31, 2018 shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

Section 1.05.          Status of Obligations. In the event that the Company or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Company shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

Section 1.06.          Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or a Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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Section 1.07.          Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.08.          Exchange Rates; Currency Equivalents. (a)  The Administrative Agent or the Issuing Bank, as applicable, shall determine the Dollar Amount of Term Benchmark Borrowings or RFR Borrowings or Letter of Credit extensions denominated in Foreign Currencies for each Revaluation Date. Such Dollar Amount shall become effective as of such Revaluation Date and shall be the Dollar Amount of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Amount as so determined by the Administrative Agent or the Issuing Bank, as applicable.

(b)           Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the Dollar Amount of such amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.

Section 1.09.          Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Amount of the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Amount of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

Section 1.10.          Limited Condition Transaction. In the event that the Company notifies the Administrative Agent in writing that any proposed acquisition or Investment is a Limited Condition Transaction and that the Company wishes to test the conditions to such acquisition or Investment and, if applicable and solely with respect to an acquisition, the Indebtedness that is to be used to finance such acquisition in accordance with this Section 1.10, then the following provisions shall apply (other than with respect to any Incremental Loans and/or Incremental Commitments pursuant to Section 2.20 provided in connection with such acquisition if specified otherwise by the Incremental Lenders’ Incremental Loans and/or Incremental Commitments, as applicable):

(a)           any condition to such Limited Condition Transaction or, solely with respect to an acquisition, such Indebtedness that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Limited Condition Transaction or the incurrence of such Indebtedness, shall be satisfied if (i) no Default or Event of Default shall have occurred and be continuing at the time of the execution (the “LCT Test Date”) of the definitive purchase agreement, merger agreement, or other agreement governing such Limited Condition Transaction (any such agreement, a “Limited Condition Transaction Agreement”) and (ii) no Specified Event of Default shall have occurred and be continuing both immediately before and immediately after giving effect to such Limited Condition Transaction and all other transactions in connection therewith (including the incurrence of such Indebtedness);

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(b)           any condition to such Limited Condition Transaction or such Indebtedness that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct at the time of consummation of such Limited Condition Transaction or the incurrence of such Indebtedness shall be deemed satisfied if (i) all representations and warranties in this Agreement and the other Loan Documents are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) as of the LCT Test Date, or if such representation speaks as of an earlier date, as of such earlier date and (ii) as of the date of consummation of such Limited Condition Transaction, (A) the representations and warranties under the relevant definitive agreement governing such Limited Condition Transaction as are material to the lenders providing such Indebtedness (including, if applicable, the Lenders) shall be true and correct, but only to the extent that the Company or its applicable Subsidiary has the right to terminate its obligations under such agreement or otherwise decline to close such Limited Condition Transaction as a result of a breach of such representations and warranties or the failure of those representations and warranties to be true and correct and (B) certain of the representations and warranties in this Agreement and the other Loan Documents which are customary for similar “funds certain” financings and required by the lenders (including, if applicable, the Lenders) providing such Indebtedness shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects);

(c)           any financial ratio test or condition to be tested in connection with such Limited Condition Transaction and the availability of such Indebtedness will be tested as of the LCT Test Date, in each case after giving effect to the relevant Limited Condition Transaction and all other transactions in connection therewith (including the incurrence or assumption of any Indebtedness), on a pro forma basis where applicable, and, for the avoidance of doubt, (i) such ratios and baskets shall not be tested at the time of consummation of such Limited Condition Transaction and (ii) if any of such ratios are exceeded or conditions are not met following the LCT Test Date, but prior to the closing of such Limited Condition Transaction, as a result of fluctuations in such ratio or amount (including due to fluctuations in Consolidated EBITDA of the Company or the Person subject to such Limited Condition Transaction), at or prior to the consummation of the relevant transaction or action, such ratios will not be deemed to have been exceeded and such conditions will not be deemed unmet as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; and

(d)           except as provided in the next sentence, in connection with any subsequent calculation of any ratio or basket on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated and the date that the relevant Limited Condition Transaction Agreement is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated (i) on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated. Notwithstanding the foregoing, any calculation of a ratio in connection with determining the Applicable Rate and determining whether or not the Borrower is in compliance with the financial covenants set forth in Section 6.11 shall, in each case be calculated assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated.

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The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Condition Transactions such that each of the possible scenarios is separately tested.

ARTICLE II

The Credits

Section 2.01.          Commitments. Subject to the terms and conditions set forth herein, (a) each Revolving Lender (severally and not jointly) agrees to make Revolving Loans to each of the Borrowers in Agreed Currencies from time to time during the Availability Period in an aggregate principal amount that will not result in (i) subject to Section 1.08, the Dollar Amount of such Revolving Lender’s Revolving Credit Exposure exceeding such Revolving Lender’s Revolving Commitment, (ii) subject to Section 1.08, the sum of the Dollar Amount of the Total Revolving Credit Exposure exceeding the Aggregate Revolving Commitment or (iii) subject to Section 1.08, the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, exceeding the Foreign Currency Sublimit, (b) each Term Loan A Lender (severally and not jointly) agrees to make a Term Loan A Loan to the Company in Dollars in a single advance on the Effective Date, in an amount equal to such Lender’s Term Loan A Commitment and (c) each Term Loan B Lender (severally and not jointly) agrees to make a Term Loan B Loan to the Company in Dollars in a single advance on the Effective Date, in an amount equal to such Lender’s Term Loan B Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

Section 2.02.          Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The Term Loans shall amortize as set forth in Section 2.10.

(b)           Subject to Section 2.14, each Revolving Borrowing and Term Loan Borrowing shall be comprised (1) in the case of Borrowings in Dollars, entirely of ABR Loans, Term Benchmark Loans or RFR Loans and (2) in the case of Borrowings in any other Agreed Currency, entirely of Term Benchmark Loans or RFR Loans, as applicable, in each case of the same Agreed Currency, and in each case as the relevant Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement and provided further that a Lender that is a U.S. Person may not elect to have a foreign branch or foreign Affiliate of such Lender make such Loan unless the Loan is in an Agreed Currency other than Dollars.

(c)            At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 1,000,000 units of such currency) and not less than $5,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 5,000,000 units of such currency). At the time that each ABR Borrowing and/or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of a Dollar Amount equal to $1,000,000 and not less than a Dollar Amount equal to $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment or the amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Term Benchmark Borrowings or RFR Borrowings outstanding.

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(d)           Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing with respect to any Class if the Interest Period requested with respect thereto would end after the Maturity Date for such Class.

Section 2.03.          Requests for Borrowings. To request a Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request by irrevocable written notice (via a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower) (a)(i)(x) in the case of a Term Benchmark Borrowing denominated in Dollars, not later than 11:00 a.m. New York City time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing or (y) in the case of an RFR Borrowing denominated in Dollars, not later than 11:00 a.m. New York City time, five (5) U.S. Government Securities Business Days before the date of the proposed Borrowing, (ii) in the case of a Term Benchmark Borrowing denominated in Euros, not later than 12:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, and (iii) in the case of an RFR Borrowing denominated in Sterling, not later than 11:00 a.m., New York City time, five (5) RFR Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the day of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing; provided further that any such notice of a Term Benchmark Borrowing to be made on the Effective Date may be given not later than 11:00 a.m. New York City time, one (1) U.S. Government Securities Business Day before the Effective Date. Each such Borrowing Request shall be irrevocable and shall be signed by a Financial Officer of the applicable Borrower, or the Company on behalf of the applicable Borrower; provided that, if such Borrowing Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)             the name of the applicable Borrower;

(ii)            the Agreed Currency and aggregate principal amount of the requested Borrowing;

(iii)           the date of such Borrowing, which shall be a Business Day;

(iv)           whether such Borrowing is to be an ABR Borrowing, an RFR Borrowing or a Term Benchmark Borrowing and whether such Borrowing is to be a Revolving Borrowing, a Term Loan A Borrowing or a Term Loan B Borrowing;

(v)            in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)           the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

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If no election as to the currency of a Borrowing is specified, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing denominated in Dollars. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Notwithstanding the foregoing, in no event shall a Borrower be permitted to request pursuant to this Section 2.03, a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that a Central Bank Rate and Daily Simple SOFR shall only apply to the extent provided in Sections 2.08(e) (solely with respect to the Central Bank Rate), 2.14(a) and 2.14(f)).

Section 2.04.          [Reserved].

Section 2.05.          Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender may in its sole discretion make Swingline Loans in Dollars to the Company from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000, (ii) the Dollar Amount of the Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Commitment or (iii) subject to Section 1.08, the Dollar Amount of the Total Revolving Credit Exposure exceeding the Aggregate Revolving Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

(b)            To request a Swingline Loan, the Company shall submit a written notice to the Administrative Agent by telecopy or electronic mail (or transmit by electronic communication including an Approved Borrower Portal, if arrangements for such transmission have been approved by the Administrative Agent) not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the general deposit account of the Company with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to such Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)            The Swingline Lender may by written notice given to the Administrative Agent require the Revolving Lenders to acquire participations in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day, no later than 5:00 p.m. New York City time on such Business Day and if received after 12:00 noon, New York City time, on a Business Day, no later than 10:00 a.m. New York City time on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.

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(d)            The Swingline Lender may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of the Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(e)            Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, the Swingline Lender shall be replaced in accordance with Section 2.05(d) above.

Section 2.06.          Letters of Credit.

(a)            General. Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Letters of Credit denominated in Agreed LC Currencies for its own account or the account of a Subsidiary (provided that the Company shall be a co-applicant and co-obligor with respect to each Letter of Credit issued for the account of any Subsidiary), in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Availability Period. Notwithstanding the foregoing, the letters of credit identified on Schedule 2.06 (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” issued on the Effective Date for all purposes of the Loan Documents. Notwithstanding anything herein to the contrary, no Issuing Bank shall have an obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person (except to the extent permitted for a Person required to comply with Sanctions), or in any country or territory that, at the time of such funding, is the subject of any Sanctions, (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (iii) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit, or request that such Issuing Bank refrain from issuing, amending or extending such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit the issuance, amendment or extension of letters of credit generally or such Letter of Credit in particular, or any such order, judgment or decree, or law shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it or (iv) in any manner that would result in a violation of one or more policies of such Issuing Bank applicable to letters of credit generally.

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(b)            Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the relevant Borrower shall hand deliver or telecopy (or transmit by electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the relevant Issuing Bank) to an Issuing Bank and the Administrative Agent (reasonably in advance of, but in any event no less than three (3) Business Days prior to, the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed LC Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Company shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the respective Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the relevant Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, subject to Sections 1.08 and 2.11(b), (i) (x) the Dollar Amount of the LC Exposure shall not exceed the LC Overall Sublimit and (y) the Dollar Amount of the applicable Issuing Bank’s LC Exposure shall not exceed its Letter of Credit Commitment (unless such Issuing Bank shall agree to issue a Letter of Credit that results in such sum exceeding its Letter of Credit Commitment, in its sole discretion, in the manner described in the definition of Letter of Credit Commitment), (ii) no Lender’s Dollar Amount of Revolving Credit Exposure shall exceed its Revolving Commitment, (iii) the sum of the Dollar Amount of the Total Revolving Credit Exposure shall not exceed the Aggregate Revolving Commitment, and (iv) the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, shall not exceed the Foreign Currency Sublimit.

(c)            Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date five years after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, five years after such renewal or extension) and (ii) the Maturity Date for the Revolving Facility; provided, that a Letter of Credit may expire up to five years beyond such Maturity Date with the consent of the applicable Issuing Bank so long as the relevant Borrower cash collateralizes 105% of the face amount of such Letter of Credit in the manner described in Section 2.06(j) no later than ten (10) Business Days prior to such Maturity Date; provided, further, that a Letter of Credit issued to a bank in India may expire later than the earlier of (x) five years after the date of the issuance of such Letter of Credit and (y) five years after such Maturity Date with the consent of the applicable Issuing Bank so long as the relevant Borrower cash collateralizes 105% of the face amount of such Letter of Credit in the manner described in Section 2.06(j) no later than ten (10) Business Days prior to such Maturity Date.

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(d)            Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of any Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from each Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the relevant Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the relevant Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the relevant Borrower for any reason including after the Maturity Date for the Revolving Facility; provided that, (i) if the applicable LC Disbursement or other reimbursement payment is denominated in Foreign Currency that is not an Agreed Revolving Loan Currency, or (ii) if the applicable Issuing Bank shall so elect in its sole discretion by notice to the Revolving Lenders with respect to any LC Disbursement or other reimbursement payment denominated in any other Foreign Currency, such payment described in clause (i) or (ii) shall be made in Dollars in the Revolving Lender’s Applicable Percentage of the Dollar Amount of such LC Disbursement or other reimbursement payment. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit and to make payments in respect of such acquired participations are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)            Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the relevant Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the relevant Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the relevant Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the relevant Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than the Dollar Amount of $1,000,000, the relevant Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with (i) to the extent such LC Disbursement was made in Dollars, an ABR Revolving Borrowing or Swingline Loan in Dollars in an amount equal to such LC Disbursement, (ii) to the extent such LC Disbursement was made in a Foreign Currency that is not an Agreed Revolving Loan Currency, an ABR Revolving Borrowing or Swingline Loan in Dollars in the Dollar Amount of such LC Disbursement and (iii) to the extent such LC Disbursement was made in a Foreign Currency that is an Agreed Revolving Loan Currency, (x) a Term Benchmark Revolving Borrowing in such Foreign Currency in an amount equal to such LC Disbursement or (y) if the relevant Issuing Bank agrees, such payment be converted into an ABR Revolving Borrowing denominated in Dollars in an amount equal to the Dollar Amount for such Foreign Currency of such LC Disbursement, and, in each case, to the extent so financed, the relevant Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Swingline Loan or Term Benchmark Revolving Borrowing. If the relevant Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the relevant Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the relevant Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders; provided that (x) with respect to any such payment in respect of a Letter of Credit denominated in an Agreed LC Currency that is not an Agreed Revolving Loan Currency or (y) if the applicable Issuing Bank so elects in its sole discretion with respect to any Letter of Credit denominated in any other Foreign Currency, any Revolving Lender may make such payment described in clause (x) or (y) in Dollars in the Dollar Amount of such LC Disbursement), and the Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the relevant Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the relevant Borrower of its obligation to reimburse such LC Disbursement. If the relevant Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Revolving Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the relevant Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Revolving Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Dollar Amount thereof on the date such LC Disbursement is made.

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(f)            Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, each Borrower’s obligations hereunder, or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Foreign Currency to any Borrower or any Subsidiary or in the relevant currency markets generally. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the relevant Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the relevant Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a nonappealable judgment of a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

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(g)            Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the relevant Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by the Issuing Bank and any failure to give or delay in giving such notice shall not relieve the relevant Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement made on its behalf (or, in the case of the Company, on behalf of any Subsidiary that is the account party on the applicable Letter of Credit).

(h)            Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the relevant Borrower shall reimburse such LC Disbursement in full in the applicable currency on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the relevant Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the relevant Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)             Replacement of Issuing Bank.

 (i)            Any Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, each relevant Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

 (ii)           Subject to the appointment and acceptance of a successor Issuing Bank, an Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.06(i)(i) above.

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(j)             Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company or the relevant Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the relevant Borrower is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements, (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Sections 7.01(h), 7.01(i) or 7.01(r), and (iii) the obligation of any Foreign Subsidiary Borrower that is an Affected Foreign Subsidiary to deposit such cash collateral shall be limited to the LC Exposure with respect to Letters of Credit issued for the account of the Foreign Subsidiary Borrowers and shall not include LC Exposure with respect to Letters of Credit issued for the account of the Company or any Domestic Subsidiary. For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the Company. The relevant Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.06(c) or Section 2.11(b). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations of such relevant Borrower. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Company hereby grants the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the relevant Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the relevant Issuing Bank for LC Disbursements on account of the relevant Borrower for which it has not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the relevant Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations (provided that cash collateral deposited by any Foreign Subsidiary Borrower that is an Affected Foreign Subsidiary shall only be applied to the Obligations of the Foreign Subsidiary Borrowers). If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(k)            Issuing Bank Agreements. Each Issuing Bank agrees that, unless otherwise requested by the Administrative Agent, such Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, the name of the Borrower that is the account party, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

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(l)             Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Company (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Company and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Company hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

Section 2.07.          Funding of Borrowings.

(a)            Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Foreign Currency Payment Office for such currency and at such Foreign Currency Payment Office for such currency; provided that (i) Term Loan A Loans and Term Loan B Loans shall be made in a single advance as provided in Sections 2.01(b)  and (c) and (ii) Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to (x) an account of the Company maintained with the Administrative Agent in New York City or Chicago and designated by the Company in the applicable Borrowing Request, in the case of Loans denominated in Dollars and (y) an account of such Borrower in the relevant jurisdiction and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b)            Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume (at its option at its sole discretion) that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans, or in the case of Foreign Currencies, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

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Section 2.08.          Interest Elections. (a) Each Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)            To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election by irrevocable written notice (via an Interest Election Request signed by such Borrower, or the Company on its behalf) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Financial Officer of the relevant Borrower, or the Company on its behalf; provided that, if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made.

(c)            Each written Interest Election Request shall specify the following information in compliance with Section 2.02:

 (i)            the name of the applicable Borrower, Agreed Currency and principal amount of the Borrowing to which such Interest Election Request applies (including whether such Borrowing is a Revolving Borrowing, a Term Loan A Borrowing or a Term Loan B Borrowing) and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

 (ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

 (iii)          whether the resulting Borrowing is to be an ABR Borrowing (in the case of Borrowings denominated in Dollars) or a Term Benchmark Borrowing or an RFR Borrowing; and

 (iv)          if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

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Notwithstanding the foregoing, in no event shall any Borrower be permitted to request pursuant to this Section 2.08(c) a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that a Central Bank Rate and Daily Simple SOFR shall only apply to the extent provided in Sections 2.08(e) (solely with respect to the Central Bank Rate), 2.14(a) and 2.14(f).

(d)            Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)            If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed to have an Interest Period that is one month. If the relevant Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term Benchmark Borrowing in a Foreign Currency prior to the end of the Interest Period therefor, then, unless such Term Benchmark Borrowing is repaid as provided herein, such Borrower shall be deemed to have selected that such Term Benchmark Borrowing shall automatically be continued as a Term Benchmark Borrowing in its original Agreed Currency with an Interest Period of one month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing or an RFR Borrowing and (ii) unless repaid, (x) (A) each Term Benchmark Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (B) each RFR Borrowing denominated in Dollars shall be converted to an ABR Borrowing on the last day of the calendar month and (y) each Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in a Foreign Currency shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans or RFR Loans denominated in any such Foreign Currency shall either be (1) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) at the end of the Interest Period applicable thereto, in the case of any Term Benchmark Loans, or on the Interest Payment Date applicable thereto, in the case of any RFR Loans or (2) prepaid at the end of the applicable Interest Period, in the case of any Term Benchmark Loans, or on the next Interest Payment Date, in the case of any RFR Loans, as applicable, in full; provided that if no election is made by the applicable Borrower (or the Company on its behalf) by the earlier of (A) the date that is three Business Days after receipt by the Company of such notice and (B) the last day of the current Interest Period for the applicable Term Benchmark Loan, the applicable Borrower shall be deemed to have elected clause (1) above.

Section 2.09.          Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Term Loan Commitments and the Revolving Commitments shall terminate on the Expiration Date if the Effective Date shall not have occurred on or before such date, (ii) the Term Loan Commitments shall terminate on the Effective Date after the funding of Term Loans on such date, and (iii) all Revolving Commitments shall terminate on the Maturity Date for the Revolving Facility.

(b)            The Company may at any time terminate, or from time to time reduce, any Class of Commitments; provided that (i) each reduction of such Class of Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Dollar Amount of the Total Revolving Credit Exposure would exceed the Aggregate Revolving Commitment.

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(c)            The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective applicable Commitments.

Section 2.10.          Repayment and Amortization of Loans; Evidence of Debt.

(a)            Repayment and Amortization of Loans.

 (i)            Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date for the Revolving Facility in the currency of such Loan and (ii) in the case of the Company, to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date for the Revolving Facility and the fifth Business Day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Company shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

 (ii)           The Company shall repay Term Loan A Loans on the last day of each fiscal quarter, commencing with the first full fiscal quarter ending after the Effective Date, in an amount equal to (x) 1.25% of the original aggregate principal amount of the Term Loan A Loans for each of the first twelve (12) fiscal quarters ending after the Effective Date, and (y) 1.875% of the original aggregate principal amount of the Term Loan A Loans for each fiscal quarter thereafter until the Maturity Date for the Term Loan A Facility (as adjusted from time to time pursuant to Section 2.11(a) and Section 2.11(f)). To the extent not previously repaid, all unpaid Term Loan A Loans shall be paid in full in Dollars by the Company on the Maturity Date for the Term Loan A Facility.

 (iii)          The Company shall repay Term Loan B Loans on the last day of each fiscal quarter, commencing with the first full fiscal quarter ending after the Effective Date, in an amount equal to 0.25% of the original aggregate principal amount of the Term Loan B Loans until the Maturity Date for the Term Loan B Facility (as adjusted from time to time pursuant to Section 2.11(a) and Section 2.11(f)). To the extent not previously repaid, all unpaid Term Loan B Loans shall be paid in full in Dollars by the Company on the Maturity Date for the Term Loan B Facility.

(b)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)            The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

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(d)            The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans made to it in accordance with the terms of this Agreement.

(e)            Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if any such promissory note is a registered note, to such payee and its registered assigns).

(f)             Notwithstanding anything to the contrary herein, in no event shall any Foreign Subsidiary Borrower that is an Affected Foreign Subsidiary be obligated to repay the principal of or interest on any Loan made to the Company.

Section 2.11.          Prepayment of Loans.

(a)            Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11(a). The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy or electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent and, if relevant, the Swingline Lender) of any prepayment hereunder (i) (x) in the case of prepayment of (1) a Term Benchmark Borrowing denominated in Dollars, not later than 11:00 a.m. New York City time, three (3) Business Days before the date of prepayment or (2) an RFR Borrowing denominated in Dollars, not later than 11:00 a.m. New York City time five (5) RFR Business Days before the date of prepayment, (y) in the case of prepayment of a Term Benchmark Borrowing denominated in euros, not later than 12:00 p.m., New York City time, three (3) Business Days before the date of prepayment, (z) in the case of prepayment of an RFR Borrowing denominated in Sterling, not later than 11:00 a.m., New York City time, five (5) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans of the applicable Borrower included in the prepaid Borrowing and each voluntary prepayment of a Term Loan Borrowing shall be applied ratably to the Term Loans of the applicable Class included in the prepaid Term Loan Borrowing in such order of application as directed by the Company. Prepayments shall be accompanied by (x) accrued interest to the extent required by Section 2.13 and (y) break funding payments pursuant to Section 2.16.

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In addition, in the event that the Company (i) makes any prepayment of Term Loan B Loans in connection with any Repricing Transaction or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction with respect to Term Loan B Loans, in each case on or prior to the six (6) month anniversary of the Effective Date, the Company shall pay a premium in an amount equal to 1.00% of (A) in the case of clause (i), the amount of the Term Loan B Loans being prepaid or (B) in the case of clause (ii), the aggregate amount of the applicable Term Loan B Loans outstanding immediately prior to (and subject to) such amendment, in each case to the Administrative Agent, for the ratable account of each of the Term Loan B Lenders. Any premium payable in accordance with this paragraph shall be presumed to be equal to the liquidated damages sustained by the Term Loan B Lenders as the result of the occurrence of such Repricing Transaction, and the Borrowers and the other Loan Parties agree that it is reasonable under the circumstances currently existing. THE BORROWERS AND THE OTHER LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM. The Borrowers and the other Loan Parties expressly agree that (A) such premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) such premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (C) there has been a course of conduct between the Term Loan B Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay such premium, (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph, (E) their agreement to pay such premium is a material inducement to the Term Loan B Lenders to provide the Term Loan B Commitments and make the Term Loan B Loans, and (F) such premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Term Loan B Lenders and it would be impractical and extremely difficult to ascertain the actual amount of damages to the Term Loan B Lenders or profits lost by the Term Loan B Lenders as a result of such Repricing Transaction.

(b)            If at any time, (i) other than as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Revaluation Date with respect to each such Credit Event) exceeds the Aggregate Revolving Commitment or (B) the sum of the aggregate principal Dollar Amount of all of the outstanding Revolving Credit Exposures denominated in Foreign Currencies (the “Foreign Currency Exposure”) (so calculated), as of the most recent Revaluation Date with respect to each such Credit Event, exceeds the Foreign Currency Sublimit or (ii) solely as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (so calculated) exceeds 105% of the Aggregate Revolving Commitment, (B) the Foreign Currency Exposure, as of the most recent Revaluation Date with respect to each such Credit Event, exceeds 105% of the Foreign Currency Sublimit or (C) the aggregate Dollar Amount of all LC Exposures (so calculated) exceeds 105% of the LC Overall Sublimit, the relevant Borrowers shall in each case immediately repay their relevant Borrowings or cash collateralize their relevant LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause (x) the aggregate Dollar Amount of all Revolving Credit Exposures (so calculated) to be less than or equal to the Aggregate Revolving Commitment, (y) the Foreign Currency Exposure to be less than or equal to the Foreign Currency Sublimit and (z) the aggregate Dollar Amount of all LC Exposures to be less than or equal to the LC Overall Sublimit, as applicable, provided, that no Foreign Subsidiary Borrower that is an Affected Foreign Subsidiary shall be required to repay Borrowings or cash collateralize LC Exposure of the Company or any Domestic Subsidiary.

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(c)            In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any of its Subsidiaries in respect of any Prepayment Event, the Company shall, within three (3) Business Days after such Net Proceeds are received, prepay the Obligations as set forth in Section 2.11(f) below in an aggregate amount equal to 100% of such Net Proceeds; provided, that no prepayment shall be required pursuant to this Section 2.11(c): (i) for any single Prepayment Event or series of related Prepayment Events where the aggregate Net Proceeds are less than $10,000,000 (in which case all Net Proceeds in excess of $10,000,000 for such Prepayment Event or series of related Prepayment Events shall be used to prepay the Obligations pursuant to this Section 2.11(c)) or (ii) unless and until the aggregate Net Proceeds for all Prepayment Events in any fiscal year exceed $25,000,000 (in which case all Net Proceeds in excess of $25,000,000 shall be used to prepay the Obligations pursuant to this Section 2.11(c)); provided further that, if the Company or its relevant Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof), within 12 months after receipt of such Net Proceeds (or, if the Company or its relevant Subsidiary has entered into a binding commitment within 12 months after receipt of such Net Proceeds to apply such Net Proceeds, then within 18 months after receipt of such Net Proceeds, in assets used in or useful to the business of the Company and/or its Subsidiaries (other than Investments in cash, Permitted Investments or in non-Subsidiary Affiliates) then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds (provided that to the extent of any such Net Proceeds that have not been so applied by the end of such 12-month or 18-month period, as applicable, a prepayment shall be required at such time in an amount equal to such Net Proceeds that have not been so applied).

 (d)           In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any of its Subsidiaries in respect of any incurrence by the Company or any Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01, the Company shall, immediately after such Net Proceeds are received, prepay the Obligations as set forth in Section 2.11(f) below in an aggregate amount equal to 100% of such Net Proceeds;

 (e)           The Company shall prepay the Obligations as set forth in Section 2.11(f) on the date that is ten (10) Business Days after the earlier of (i) the date on which the Company’s annual audited financial statements for the immediately preceding Excess Cash Flow Period are delivered pursuant to Section 5.01(a) or (ii) the date on which such annual audited financial statements were required to be delivered pursuant to Section 5.01(a), in an amount equal to (x) the ECF Percentage of the Company’s Excess Cash Flow for such Excess Cash Flow Period minus (y) at the option of the Company, to the extent occurring during such Excess Cash Flow Period (or occurring after such Excess Cash Flow Period and prior to the date of the applicable Excess Cash Flow payment), and without duplication of any amounts deducted (including duplication of any amounts deducted in the definition of “Excess Cash Flow” and/or in any prior Excess Cash Flow Period), the following:

 (i)            the aggregate amount of all voluntary prepayments of (A) Revolving Loans and Swingline Loans during such Excess Cash Flow Period to the extent accompanying permanent optional reductions of the Revolving Commitments, (B) Term Loans during such Excess Cash Flow Period (including repurchases of Term Loan B Loans pursuant to Section 2.25) and other Pari Passu Secured Indebtedness (other than extensions of credit under any other revolving credit or similar facility except to the extent accompanied by permanent optional reductions of the commitments for such revolving credit or similar facility) made during such Excess Cash Flow Period to the extent paid with the proceeds of Internally Generated Cash;

 (ii)           the aggregate amount actually paid by the Company and its Subsidiaries in cash during such Excess Cash Flow Period on account of Capital Expenditures to the extent paid with the proceeds of Internally Generated Cash;

 (iii)          the aggregate amount of cash consideration paid by the Company and its Subsidiaries during such Excess Cash Flow Period to make Permitted Acquisitions and other Investments permitted by Section 6.04 (excluding any such acquisitions or other Investments (A) to the extent not paid with the proceeds of Internally Generated Cash or (B) that constitute intercompany Investments or Investments in cash or Permitted Investments);

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 (iv)          the aggregate cash consideration (x) required to be paid by the Company and its Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or other Investments anticipated to be consummated that are permitted pursuant to Section 6.04 (other than any intercompany Investments or investments in cash or Permitted Investments) and (y) expected to be paid in connection with planned Capital Expenditures of the Company and its Subsidiaries (the “Planned Expenditures”), in each case during the period of four consecutive fiscal quarters of the Company following the end of such Excess Cash Flow Period to the extent paid with the proceeds of Internally Generated Cash (except to the extent utilizing the Available Amount); provided that to the extent the aggregate amount of cash actually utilized to finance such Permitted Acquisitions, Investments or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration and the Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters; and

 (v)           cash payments in respect of any Restricted Payment permitted by Section 6.07(c).

Each Excess Cash Flow prepayment shall be accompanied by a certificate signed by a Financial Officer certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance satisfactory to Administrative Agent.

 (f)           All such amounts pursuant to Sections 2.11(c), (d) and (e) shall be applied (i) ratably among (A) the Term Loan A Loans and the Term Loan B Loans, (B) if applicable, each other Class of Term Loans entitled to receive ratable application of prepayments hereunder and (C), solely with respect to prepayments pursuant to Sections 2.11(c) and (e), other Pari Passu Secured Indebtedness then outstanding entitled to receive ratable application or prepayments pursuant to the terms of the Loan Documents or any applicable intercreditor agreement and (ii) with respect to each applicable Class of Term Loans, in the manner directed by the Company (or, absent such direction, to reduce the subsequent scheduled repayments of Term Loans in direct order of maturity). Notwithstanding clause (A) above, (1) in the case of prepayments pursuant to Section 2.11(i), such prepayment shall be applied in accordance with this clause (f) solely to the applicable Refinanced Debt or Replaced Term Loans and (2) any Incremental Amendment, Refinancing Amendment or Extension Amendment may provide (including on an optional basis as elected by the Borrower) for a less than ratable application of prepayments to any Class of Term Loans established thereunder.

 (g)           Notwithstanding any other provisions of this Section 2.11, to the extent that any or all of the Net Proceeds of any Prepayment Event by or from a Foreign Subsidiary (a “Foreign Prepayment Event”) giving rise to a prepayment event pursuant Section 2.11(c), (i) are prohibited, restricted or delayed by applicable local law from being repatriated to the United States or (ii) to the extent that the Company has determined in good faith that repatriation of any or all of the Net Proceeds of any Foreign Prepayment Event would have an adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation and disregarding any tax consequence to the extent it constitutes the payment of any Indemnified Taxes or Other Taxes) with respect to such Net Proceeds, the Net Proceeds (the circumstances described in clauses (i) and (ii), a “Payment Block”), the portion of such Net Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.11 but may be retained by the applicable Foreign Subsidiary so long, but only so long as, as the applicable Payment Block would not permit repatriation to the United States (the Company hereby agrees to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation and/or minimize any such adverse tax consequences), and once such repatriation of any of such affected Net Proceeds is permitted under the applicable local law or no longer subject to such adverse tax consequences, such repatriation will be immediately effected and such repatriated Net Proceeds will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.11.

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 (h)           The Company shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Sections 2.11(b) through (f) at least two (2) Business Days prior to the date of such prepayment (or on the date such prepayment is owed if such prepayment is owed on the same date the prepayment event occurred). Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Company. The Administrative Agent will promptly notify each relevant Term Lender of the contents of the Company’s prepayment notice and of such relevant Term Lender’s Applicable Percentage of the prepayment. Each Term Lender may reject all (but not less than all) of its Applicable Percentage of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made (other than a prepayment required to be made pursuant to Section 2.11(d)) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. one (1) Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds may be retained by the Company.

 (i)            If any Borrower incurs or issues any Refinancing Loans or Replacement Term Loans, in each case resulting in Net Proceeds (as opposed to such Refinancing Loans or Replacement Term Loans arising out of an exchange of any existing Loans for such Refinancing Loans or Replacement Term Loans), the Borrowers shall cause to be prepaid an aggregate principal amount of the applicable Refinanced Debt or Replaced Term Loans, as applicable, in an amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by such Borrower of such Net Proceeds; provided that prepayments pursuant to this Section 2.11(i) in connection with a Repricing Transaction shall be accompanied by any fees payable with respect thereto pursuant to Section 2.11(a).

Section 2.12.          Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Revolving Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Facility fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth day following such last day and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date; provided that any facility fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

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(b)            The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Revolving Loans on the average daily Dollar Amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the relevant Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars or a Foreign Currency shall be paid in Dollars.

(c)            To the extent the Effective Date has not occurred on or prior to July 14, 2026 (the “Term Loan A Ticking Fee Commencement Date”), the Company agrees to pay to the Administrative Agent for the ratable account of the Term Loan A Lenders a ticking fee (the “Term Loan A Ticking Fee”) in an amount equal to 0.175% per annum on the Term Loan A Commitments, commencing on the Term Loan A Ticking Fee Commencement Date and ending on the earlier of (x) the Effective Date and (y) the date of termination or expiration in full of the Term Loan A Commitments. Such fee shall be payable in arrears on the earlier of (x) the Effective Date (if such Effective Date has not occurred on or prior to July 14, 2026) and (y) the date of termination or expiration in full of the Term Loan A Commitments. All Term Loan A Ticking Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d)            The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(e)            All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees, participation fees and ticking fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.13.          Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)            The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate. Each RFR Loan shall bear interest at a rate per annum equal to the applicable Daily Simple RFR plus the Applicable Rate. Each CBR Loan shall bear interest at a rate per annum equal to the applicable Central Bank Rate plus the CBR Spread.

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(c)            Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)            Accrued interest on each Revolving Loan and Term Loan shall be payable in arrears, in the same Agreed Currency as the applicable Loan, on each Interest Payment Date for such Loan and, with respect to the Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)            Interest computed by reference to the Alternate Base Rate (except when based on the Prime Rate), the Term SOFR Rate, the EURIBOR Rate or Daily Simple SOFR hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Daily Simple RFR with respect to Sterling, or the Alternate Base Rate only at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, RFR or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14.          Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:

 (i)            the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR for the applicable Agreed Currency; or

 (ii)           the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Daily Simple RFR or RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency;

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then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower or the Company on behalf of such Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing and (B) for Loans denominated in a Foreign Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing or an RFR Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark shall be ineffective; provided that if the circumstances giving rise to such notice affect only certain Types of Borrowings, then all other Types of Borrowings shall be permitted.

Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower or the Company on behalf of such Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03:

 (i)            for Loans denominated in Dollars, (A) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (B) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan; and

 (ii)           for Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided, that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the applicable Borrower’s (or the Company’s on behalf of such Borrower) election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to any Term Benchmark Loan, such Term Benchmark Loan denominated in such Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the applicable Borrower’s (or the Company’s, on behalf of the applicable Borrower) election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount thereof) immediately or (B) be prepaid in full immediately.

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(b)            Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(c)            Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)            The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e)            Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate or EURIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(f)            Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, a Borrower (or the Company on behalf of such Borrower) may revoke any request for (i) a Term Benchmark Borrowing, conversion to or continuation of Term Benchmark Loans to be made, converted or continued or (ii) a RFR Borrowing or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, either (x) the applicable Borrower will be deemed to have converted any such request for (1) a Term Benchmark Borrowing or RFR Borrowing, as applicable, denominated in Dollars into a request for a Borrowing of or conversion to (A) solely with respect to any such request for a Term Benchmark Borrowing, an RFR Borrowing denominated in Dollars so long as the Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any request relating to a Term Benchmark Borrowing or RFR Borrowing denominated in a Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14:

 (i)            for Loans denominated in Dollars, (A) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (B) any RFR Loan shall on and from such day, be converted by the Administrative Agent to, and shall constitute an ABR Loan on such day; and

 (ii)           for Loans denominated in any Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the applicable Borrower’s (or the Company’s on behalf of such Borrower) election prior to such day (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the applicable Borrower’s (or the Company’s on behalf of such Borrower) election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount thereof) immediately or (B) be prepaid in full immediately.

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(g)           If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, the Adjusted Term SOFR Rate or the Term SOFR Rate, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, the Adjusted Term SOFR Rate or the Term SOFR Rate, then, upon notice thereof by such Lender to the Company (through the Administrative Agent) (an “Illegality Notice”), (i) any obligation of the Lenders to make Term Benchmark Loans or RFR Loans bearing interest based upon the Adjusted Term SOFR Rate or Daily Simple SOFR (collectively, “SOFR Loans”), and any right of the Borrowers to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended, and (ii) the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until each affected Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrowers shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans (the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.

Section 2.15.          Increased Costs. (a) If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank (except any such reserve requirement reflected in the Adjusted EURIBOR Rate) or any Issuing Bank;

(ii)           impose on any Lender or any Issuing Bank or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)          subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder, whether of principal, interest or otherwise (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency), then the applicable Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered as reasonably determined by such Lender or such Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or the applicable Issuing Bank under agreements having provisions similar to this Section 2.15 after consideration of such factors as such Lender or such Issuing Bank then reasonably determines to be relevant).

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(b)           If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered as reasonably determined by such Lender or such Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or the applicable Issuing Bank under agreements having provisions similar to this Section 2.15 after consideration of such factors as such Lender or such Issuing Bank then reasonably determines to be relevant).

(c)           A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay, or cause the relevant Borrowers, as applicable, to pay, such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)           Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16.         Break Funding Payments.

(a)           With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or any optional or mandatory prepayment), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, or (v) the failure by any Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency then, in any such event, the relevant Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

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(b)           With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Company pursuant to Section 2.19 or (iv) the failure by any Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the relevant Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 2.17.          Taxes.

(a)           Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if and to the extent such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)           Payment of Other Taxes by the Borrowers. The relevant Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)           Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)           Indemnification by the Loan Parties. The applicable Loan Parties shall indemnify the applicable Recipient, within 10 Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the relevant Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

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(e)           Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the relevant Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the relevant Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)            Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person:

(A)          any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable;

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(1)             in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)             in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

(3)             in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN; or

(4)             to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

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(D)           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)          Without limiting the generality of Section 2.17(f)(i), any Treaty Credit Party and each UK Loan Party which makes a payment to which that Treaty Credit Party is entitled shall cooperate in completing any procedural formalities necessary for that UK Loan Party to obtain authorization from HM Revenue & Customs to make that payment without withholding or deduction of tax (including the Treaty Credit Party providing its scheme reference number under HM Revenue & Custom’s Double Taxation Treaty Passport scheme (if applicable) and its jurisdiction of tax residence).

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(g)           Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)           Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)            Defined Terms. For purposes of this Section 2.17, the term “Lender” includes each Issuing Bank and the term “applicable law” includes FATCA.

(j)            Notification of UK Withholding. Each Loan Party and UK Loan Party shall, upon becoming aware that a UK Loan Party must make a withholding of UK tax from a payment to a Credit Party, promptly notify the Administrative Agent, and if the Administrative Agent receives such notification from a Credit Party, it shall notify the relevant UK Loan Party.

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Section 2.18.         Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)           Except with respect to amounts denominated and required to be paid in a Foreign Currency, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) in Dollars prior to 1:00 p.m., New York City time on the date when due or the date fixed for any prepayment hereunder, and all payments with respect to principal and interest on Loans denominated in, or other amounts required to be paid in, a Foreign Currency shall be made in such Foreign Currency not later than the Applicable Time specified by the Administrative Agent on the dates specified herein, in each case, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its applicable office or offices as described in an Administrative Questionnaire provided by the Administrative Agent to the Company from time to time, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or for any reason the relevant Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, or the terms of this Agreement request or require the conversion of such Credit Event into Dollars, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that each Borrower takes all risks of the imposition of any such currency control or exchange regulations or conversion, and each Borrower agrees to indemnify and hold harmless the Issuing Banks, the Administrative Agent and the Lenders from and against any loss resulting from any Credit Event denominated in a Foreign Currency that is not repaid to the Issuing Banks, the Administrative Agent or the Lenders, as the case may be, in the Original Currency. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States.

(b)           At any time that payments are not required to be applied in the manner required by Section 7.03, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder not constituting a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Company) or a mandatory prepayment (which shall be applied in accordance with Section 2.11), such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

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(c)           At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by a Borrower (or the Company on behalf of a Borrower) pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of such Borrower maintained with the Administrative Agent. If (i) a Borrower so requests or (ii) a Default has occurred and is continuing under this Agreement, each Borrower hereby irrevocably authorizes (x) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 1.08 or 2.05, as applicable and (y) the Administrative Agent to charge any deposit account of the relevant Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(d)           If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on a Loan or participation in an LC Disbursement or a Swingline Loan resulting in such Lender receiving payment of a greater proportion of the aggregate amount of such Loan or participation in such LC Disbursement or Swingline Loan and accrued interest thereon than the proportion received by any other Lender of the applicable Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the applicable Loan or participations in the applicable LC Disbursement or Swingline Loan of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest in the applicable Loan or participation in LC Disbursement or Swingline Loan; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e)           Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any relevant Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.

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Section 2.19.         Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           If (i) any Lender requests compensation under Section 2.15, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender becomes a Defaulting Lender or if any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, each Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

Section 2.20.         Incremental Credit Extensions.

(a)           Incremental Commitments. The Company may at any time or from time to time after the Effective Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request (A) one or more new commitments which may be of the same Class as any outstanding Term Loans (a “Term Loan Increase”) or a new Class of term loans under this Agreement (collectively with any Term Loan Increase, the “Incremental Term Loan Commitments”) and/or (B) one or more increases in the amount of the Revolving Commitments (a “Revolving Commitment Increase” and the revolving commitments thereunder, the “Incremental Revolving Commitments”; the Incremental Revolving Commitments, collectively with any Incremental Term Loan Commitments, the “Incremental Commitments”).

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(b)           Incremental Loans. Any Incremental Term Loans effected through the establishment of one or more new Classes of one or more new Term Loans (excluding through any Term Loan Increase) made on an Incremental Facility Closing Date shall be designated as a separate Class of Term Loans for all purposes of this Agreement unless otherwise agreed by the Company and the Administrative Agent. On any Incremental Facility Closing Date on which any Incremental Term Loan Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction (or waiver) of the terms and conditions in this Section 2.20, (i) each Incremental Term Lender with an Incremental Term Loan Commitment that becomes effective on such date shall make a Loan to the applicable Borrower (an “Incremental Term Loan”) in an amount equal to the Incremental Term Loan Commitment of such Lender that becomes effective on such date and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Loan Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Revolving Commitment Increases are effected, subject to the satisfaction or waiver of the terms and conditions in this Section 2.20, (i) each Incremental Revolving Lender shall make its Commitment available to the applicable Borrowers (when borrowed, an “Incremental Revolving Loan” and collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its Incremental Revolving Commitment so established on such date and (ii) each Incremental Revolving Lender shall become a Lender hereunder with respect to the Incremental Revolving Commitment of such Lender that becomes effective on such date. Notwithstanding the foregoing, Incremental Term Loans may have identical terms to any of the Term Loans and be treated as the same Class as any of such Term Loans.

(c)           Incremental Loan Request. Each Incremental Loan Request from the Company pursuant to this Section 2.20 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Commitments. Incremental Term Loans may be made, and Incremental Revolving Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment, nor will the Company have any obligation to approach any existing Lender to provide any Incremental Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Incremental Commitment or Incremental Loan, an “Incremental Revolving Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that the Administrative Agent, the Swingline Lender and each Issuing Bank shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Commitments solely to the extent such consent, if any, would be required under Section 9.04(b) for an assignment of Term Loans or Revolving Commitments, as applicable, to such Additional Lender.

(d)           Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:

(i)             after giving effect to such Incremental Commitments, the conditions of Section 4.03 shall be satisfied (it being understood that all references to “the date of such Borrowing” or similar language in Section 4.03 shall be deemed to refer to the Incremental Facility Closing Date) (subject to Section 1.10 in the case of any Incremental Amendment to be entered into in connection with a Limited Condition Transaction for which an LCT Election has been made);

(ii)            each Incremental Term Loan Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $5,000,000 (provided that such amount may be less than $10,000,000 and not in an increment of $5,000,000 if such amount represents all remaining availability under the Incremental Cap) and each Incremental Revolving Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $5,000,000 (provided that such amount may be less than $10,000,000 and not in an increment of $5,000,000 if such amount represents all remaining availability under the Incremental Cap), in each case, unless otherwise agreed by the Company and the Administrative Agent; and

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(iii)           the aggregate principal amount of all Incremental Term Loans, Incremental Revolving Commitments and Incremental Equivalent Debt shall not exceed the Incremental Cap.

(e)           Required Terms.

(i)             The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Loan Commitments of any Class, except as otherwise set forth herein, shall be as agreed between the Company and the applicable Incremental Lenders providing such Incremental Commitments; provided that in no event will any Incremental Term Loans be permitted to be mandatorily prepaid prior to the repayment in full of the Term Loan A Loans or Term Loan B Loans, unless accompanied by at least a ratable payment of the Term Loan A Loans or Term Loan B Loans (provided that any Incremental Amendment may provide that the applicable Incremental Lenders providing such Incremental Commitments shall receive a less than ratable payment). In any event, Incremental Term Loans:

(A)             shall (I) rank pari passu or junior in right of payment with the Obligations under Term Loans and Revolving Loans, (II) have no guarantors that are not Loan Parties and (III) shall either (x) be secured by the Collateral on a pari passu or junior lien basis with the other Term Loans and Revolving Loans (and shall not be secured by any collateral that does not constitute Collateral) or (y) be unsecured,

(B)             as of the Incremental Facility Closing Date, shall not have a final scheduled maturity date earlier than the Latest Maturity Date (other than an earlier maturity date with respect to (i) customary bridge financings with a tenor not longer than 364 days that convert into facilities with a maturity date not earlier than the Latest Maturity Date or (ii) any Incremental Term Loans in the form of a customary term loan “A” (an “Incremental Term Loan A Loan”), which shall have a maturity date no earlier than the Latest Maturity Date applicable to the Term Loan A Loans),

(C)             except in the case of a Term Loan Increase, as of the Incremental Facility Closing Date, shall have amortization (subject to clause (e)(i)(b) above) determined by the Company and the applicable Incremental Term Lenders but shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the latest maturing Term Loans (other than a shorter Weighted Average Life to Maturity for (i) customary bridge financings with a tenor not longer than 364 days that convert into facilities with a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the latest maturing Term Loans or (ii) any Incremental Term Loan A Loan, which shall have a Weighted Average Life to Maturity not shorter than the Weighted Average Life to Maturity of the Term Loan A Loans),

(D)             subject to clause (e)(iii) below, shall have an Effective Yield determined by the Company and the applicable Incremental Term Lenders,

(E)             subject to clause (e)(iii) below, shall have fees determined by the Company and the applicable Incremental Term Loan arranger(s),

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(F)             may participate on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of Term Loans hereunder, and

(G)             shall not contain covenants, Events of Default or other terms applicable that, taken as a whole, are materially more restrictive on the Company and its Subsidiaries prior to the Latest Maturity Date applicable to Loans and Commitments under the Loan Documents unless the existing Lenders receive the benefits of such covenants (provided that Term Loan B Lenders shall not receive the benefits of any financial covenants).

(ii)             The terms and provisions of Incremental Revolving Commitments shall be subject to the same terms and conditions as any Revolving Commitments then existing on the Incremental Facility Closing Date (and be deemed added to, and made a part of, such Revolving Commitments) (it being understood that, if required to consummate any Incremental Revolving Commitments, the Company may increase the pricing, interest rate margins, rate floors and undrawn fees on the applicable Revolving Commitments being increased for all lenders under such Revolving Commitments, but additional upfront or similar fees may be payable to the lenders participating in such Incremental Revolving Commitments without any requirement to pay such amounts to any existing Revolving Lenders) and shall not require any scheduled commitment reductions prior to the maturity date of the then-existing Revolving Commitments.

(iii)             The Effective Yield (and the components thereof) applicable to any Incremental Term Loans may be determined by the Company and the Incremental Lenders providing such Incremental Term Loans; provided that, with respect to any broadly syndicated Incremental Term Loans that are secured by a Lien on the Collateral that is pari passu with the Liens securing the Obligations (other than any Incremental Term Loan A Loan or customary bridge financings with a tenor not longer than 364 days that convert into facilities subject to this provisions of this clause (iii)), the Effective Yield applicable to such Incremental Term Loans shall not be greater than the applicable Effective Yield with respect to the Term Loan B Loans plus 50 basis points per annum unless the Applicable Rate (and/or, as provided in the proviso below, any Term Benchmark, Daily Simple RFR or Alternate Base floor) with respect to the Term Loan B Loans is increased so as to cause the then applicable Effective Yield of the Term Loan B Loans to equal the Effective Yield then applicable to such Incremental Term Loans minus 50 basis points; provided, further, that any increase in Effective Yield to any Term Loan B Loan required solely due to the application or imposition of a Term Benchmark, Daily Simple RFR or Alternate Base floor on any Incremental Term Loan may, at the election of the Company, be effected solely through an increase in (or implementation of, as applicable) any Term Benchmark, Daily Simple RFR or Alternate Base Rate floor applicable to such Term Loan B Loans; provided, further, that this Section 2.20(e)(iii) shall not apply to any Incremental Term Loan Commitments or Incremental Term Loans incurred on or after the six-month anniversary of the Effective Date.

(f)            Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Commitments shall become additional Commitments pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Company, each Incremental Lender providing such Commitments, the Administrative Agent and, in the case of Incremental Revolving Commitments, each other Borrower, each Issuing Bank and the Swingline Lender. The Incremental Amendment may, without the consent of any other Loan Party, the Administrative Agent or any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, (i) to effect the provisions of this Section 2.20 and (ii) to modify the terms or conditions applicable to (x) all Classes of Term Loans and/or Revolving Loans outstanding prior to the effectiveness of such Incremental Amendment to the extent reasonably determined by the Administrative Agent and the Company to be beneficial to all of the existing Term Lenders and/or Revolving Lenders relative to such terms or conditions as in effect prior to the effectiveness of such Incremental Amendment (provided that such modification must be made to all applicable Classes of Term Loans and/or Revolving Loans) or (y) any one or more Classes of Loans outstanding prior to the effectiveness of such Incremental Amendment (any such Class of Loans, “Existing Loans”) necessary for any such Existing Loans to be “fungible” for tax purposes with any Class of Incremental Loans or Incremental Commitments incurred pursuant to such Incremental Amendment, including by increasing the Effective Yield (or any component thereof) applicable to any such Existing Loans and/or by imposing, increasing the amount of, or extending the period of applicability of, any premiums or fees payable upon the prepayment or repricing of such Existing Loans; provided, for the avoidance of doubt, that no modifications will be made to the extent the Company determines, in its reasonable discretion (exercised in good faith), that such modification may have a material adverse tax effect on the Company or any Subsidiary. The Company will use the proceeds of the Incremental Term Loans and Incremental Revolving Commitments for any purpose not prohibited by this Agreement.

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(g)           Reallocation of Revolving Credit Exposure. Upon any Incremental Facility Closing Date on which Incremental Revolving Commitments are effected pursuant to this Section 2.20, (a) each relevant Incremental Revolving Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Revolving Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) the relevant Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans made to them as of the date of any increase in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term Benchmark Loan, shall be subject to indemnification by the relevant Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. In connection with any Incremental Loans pursuant to this Section 2.20, any Incremental Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any such Incremental Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with all applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

(h)           Incremental Equivalent Debt. Any Loan Party may, at any time or from time to time after the Effective Date, issue, incur or otherwise obtain Indebtedness of such Loan Party (and any Permitted Refinancing thereof) in respect of one or more series of senior or subordinated notes or loans (which, in each case, may be unsecured, secured on a junior lien basis or on a pari passu basis with the Obligations), in each case, that are issued or made in lieu of Incremental Revolving Commitments and/or Incremental Term Loan Commitments (the “Incremental Equivalent Debt”); provided that (i) the aggregate principal amount of Incremental Equivalent Debt and any Incremental Term Loans made and Incremental Revolving Commitments established shall not exceed the Incremental Cap, (ii) such Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Loan Party, (iii) if such Incremental Equivalent Debt is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of the Company or any Subsidiary other than any asset constituting Collateral, (iv) no Default or Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence (subject to Section 1.10 in the case of any Incremental Equivalent Debt to be entered into in connection with a Limited Condition Transaction for which an LCT Election has been made), (v) subject to clause (vii) below, such Indebtedness may otherwise have an amortization schedule as determined by the Company and the lenders providing such Indebtedness, (vi) if such Incremental Equivalent Debt is (a) secured by the Collateral on a pari passu basis with the Obligations, then such Incremental Equivalent Debt shall be subject to a First Lien Intercreditor Agreement or (b) secured by the Collateral on a junior basis to the Obligations, then such Incremental Equivalent Debt shall be subject to a Junior Lien Intercreditor Agreement, (vii) such Incremental Equivalent Debt shall have a final maturity date which is no earlier than the Latest Maturity Date (other than an earlier maturity date with respect to (i) customary bridge financings with a tenor not longer than 364 days that convert into facilities with a maturity date not earlier than the Latest Maturity Date or (ii) any Incremental Term Loan A Loan, which shall have a maturity date no earlier than the latest maturity date applicable to the Term Loan A Loans) and a Weighted Average Life to Maturity which is equal to or greater than the Weighted Average Life to Maturity of the latest maturing Term Loans (other than a shorter Weighted Average Life to Maturity for (i) customary bridge financings with a tenor not longer than 364 days that convert into facilities with a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the latest maturing Term Loans or (ii) any Incremental Term Loan A Loan, which shall have a Weighted Average Life to Maturity not shorter than the Weighted Average Life to Maturity of the Term Loan A Loans), (viii) if such Indebtedness is in the form of term loans that are secured on a pari passu basis with the Obligations, Section 2.20(e)(iii) shall apply to such Indebtedness as if (but only to the extent, including after giving effect to applicable exclusions) such Indebtedness were Incremental Term Loan Commitments of the type subject to the provisions of Section 2.20(e)(iii), mutatis mutandis, (ix) such Indebtedness may provide for the ability to participate, to the extent secured on a pari passu basis with the Term Loans, on a pro rata basis (but not on a greater than pro rata basis other than in the case of a prepayment with proceeds of Indebtedness refinancing such Incremental Equivalent Debt) in any mandatory prepayment of Term Loans required pursuant to Sections 2.11(c) and (e) or less than a pro rata basis with the then-outstanding Term Loans, (x) any such Indebtedness in the form of term loans (including delayed draw term loans) must be incurred by the Company and (xi) any such Indebtedness shall not contain covenants, Events of Default or other terms applicable that, taken as a whole, are materially more restrictive on the Company and its Subsidiaries prior to the Latest Maturity Date applicable to Loans and Commitments under the Loan Documents unless the existing Lenders receive the benefits of such covenants (provided that Term Loan B Lenders shall not receive the benefits of any financial covenants).

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(i)            This Section 2.20 shall supersede any provisions in Sections 2.18 or 9.02 to the contrary.

Section 2.21.         [Intentionally Omitted].

Section 2.22.         Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

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Section 2.23.         Designation of Foreign Subsidiary Borrowers. The Company may at any time and from time to time designate any Eligible Foreign Subsidiary as a Foreign Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement (which document may include certain limitations of the obligations of the applicable Foreign Subsidiary Borrower signatory thereto in respect of this Agreement which are required pursuant to applicable laws of the jurisdiction of organization of such Foreign Subsidiary Borrower and which are mutually agreed upon by the Administrative Agent and the Company) executed by such Subsidiary and the Company and the satisfaction of the other conditions precedent set forth in Section 4.04, and upon such delivery and satisfaction such Subsidiary shall for all purposes of this Agreement be a Foreign Subsidiary Borrower and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Foreign Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Foreign Subsidiary Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Foreign Subsidiary Borrower to make further Borrowings under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall furnish a copy thereof to each Lender. Without limiting the foregoing, in connection with the initial designation of any Borrower as a Foreign Subsidiary Borrower, this Agreement may be amended pursuant to an amendment or an amendment and restatement (a “Foreign Subsidiary Borrower Amendment”) executed by the Company, the applicable Foreign Subsidiary Borrower and the Administrative Agent, without the consent of any other Lenders, in order to effect such amendments to this Agreement as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and its counsel, to effect this Section 2.23 as it relates to such Foreign Subsidiary Borrower or its home jurisdiction. Such Foreign Subsidiary Borrower Amendment may be in addition to, or in substitution for, a Borrowing Subsidiary Agreement.

Section 2.24.          Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           fees shall cease to accrue on the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a) and on the unfunded portion of the Term Loan A Commitment of such Defaulting Lender pursuant to Section 2.12(c);

(b)           any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.03 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks or Swingline Lender hereunder; third, to cash collateralize the Issuing Bank’s LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Bank’s future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

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(c)           the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(d)           if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)            all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (A) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and (B) each non-Defaulting Lender’s Revolving Credit Exposure does not exceed such non-Defaulting Lender’s Revolving Commitment;

(ii)           if the reallocation described in clause (i) above cannot, or can only partially, be effected, within one (1) Business Day following notice by the Administrative Agent (x) first, the Company shall prepay such Swingline Exposure and (y) second, the Company or the applicable Borrower shall cash collateralize, for the benefit of the relevant Issuing Banks only, the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)          if the Company or the relevant Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

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(iv)          if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)           if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the relevant Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e)           so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company or the relevant Borrowers in accordance with Section 2.24(d), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.24(d)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend, renew, extend or increase any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Company, the Swingline Lender and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Section 2.25.         Loan Repurchases.

(a)           Subject to the terms and conditions set forth or referred to below, a Purchasing Borrower Party may from time to time, in its discretion, conduct modified Dutch auctions to make Auction Purchase Offers, each such Auction Purchase Offer to be managed by an investment bank of recognized standing who has agreed to serve in such capacity and who has been selected by the Company following consultation with the Administrative Agent (in such capacity, the “Auction Manager”) and to be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.25 and the Auction Procedures, in each case, so long as the following conditions are satisfied:

(i)            no Default or Event of Default shall have occurred and be continuing at the time of purchase of any Term Loan B Loans or on the date of the delivery of each Auction Notice;

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(ii)           the assigning Term Loan B Lender and the Purchasing Borrower Party shall execute and deliver to Administrative Agent an Assignment and Assumption;

(iii)          the maximum principal amount (calculated on the face amount thereof) of Term Loan B Loans that the Purchasing Borrower Party offers to purchase in any Auction Purchase Offer shall be no less than $10,000,000 (unless another amount is agreed to by Administrative Agent in its reasonable discretion);

(iv)          any Term Loan B Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder, and such Term Loan B Loans may not be resold (it being understood and agreed that any gains or losses by any Purchasing Borrower Party upon purchase or acquisition and cancellation of such Term Loan B Loans shall not be taken into account in the calculation of Excess Cash Flow, Consolidated Net Income or Consolidated EBITDA);

(v)           no more than one Auction Purchase Offer with respect to any Class may be ongoing at any one time and no more than four Auction Purchase Offers (regardless of Class) may be made in any one year;

(vi)          at the time of each purchase of Term Loan B Loans through an Auction Purchase Offer, the Company shall have delivered to the Auction Manager a certificate of a Responsible Officer certifying as to compliance with the preceding clause (i);

(vii)         no Purchasing Borrower Party may use the proceeds, directly or indirectly, from Revolving Loans to purchase any Term Loan B Loans; and

(viii)        each Auction Purchase Offer shall be made to all Term Loan B Lenders subject to such Auction Purchase Offer on a pro rata basis.

(b)           A Purchasing Borrower Party must terminate any Auction Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loan B Loans pursuant to such Auction Purchase Offer. If a Purchasing Borrower Party commences any Auction Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Auction Purchase Offer have in fact been satisfied), and if at such time of commencement the Purchasing Borrower Party reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Auction Purchase Offer shall be satisfied, then the Purchasing Borrower Party shall have no liability to any Term Loan B Lender for any termination of such Auction Purchase Offer as a result of the failure to satisfy one or more of the conditions set forth above at the time of consummation of such Auction Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loan B Loans made by a Purchasing Borrower Party pursuant to this Section 2.25, the Purchasing Borrower Party shall pay on the settlement date of each such purchase all unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loan B Loans of the applicable Class accrued from the incurrence of such purchased Term Loan B Loan up to the settlement date of such purchase.

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(c)           a Purchasing Borrower Party may from time to time, in its discretion, conduct open market purchases on a non-pro rata basis so long as the following conditions are satisfied:

(i)            no Default or Event of Default shall have occurred and be continuing at the time of purchase of any Term Loan B Loans;

(ii)           the assigning Term Loan B Lender and the Purchasing Borrower Party shall execute and deliver to Administrative Agent an Assignment and Assumption;

(iii)          any Term Loan B Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder, and such Term Loan B Loans may not be resold (it being understood and agreed that any gains or losses by any Purchasing Borrower Party upon purchase or acquisition and cancellation of such Term Loan B Loans shall not be taken into account in the calculation of Excess Cash Flow, Consolidated Net Income or Consolidated EBITDA);

(iv)          no Purchasing Borrower Party may use the proceeds, directly or indirectly, from Revolving Loans to purchase any Term Loan B Loans.

(d)           The Administrative Agent and the Term Loan B Lenders hereby consent to the Auction Purchase Offers and open market purchases and the other transactions effected pursuant to and in accordance with the terms of this Section 2.25 (provided that no Term Loan B Lender shall have an obligation to participate in any such Auction Purchase Offer or open market repurchase). For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.18 will not apply to the purchases of Term Loan B Loans pursuant to and in accordance with the provisions of this Section 2.25. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article VIII and Article IX to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction Purchase Offer.

Section 2.26.         Refinancing Amendments.

(a)           Refinancing Commitments. The Company may at any time or from time to time after the Effective Date, by notice to the Administrative Agent (a “Refinancing Loan Request”), request (A) a new Class of commitments for term loans under this Agreement or an increase in the Commitments of an existing Class of Term Loans (any such new commitments, “Refinancing Term Loan Commitments”) or (B) the establishment of a new Class of revolving credit commitments under this Agreement or an increase in any existing Class of Revolving Commitments (any such new commitments, “Refinancing Revolving Commitments” and collectively with any Refinancing Term Loan Commitments, “Refinancing Commitments”), in each case, established in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, any Class or Classes of existing Loans or Commitments as selected by the Company (with respect to a particular Refinancing Commitment or Refinancing Loan, any such Class or Classes of existing Loans or Commitments, “Refinanced Debt”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.

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(b)           Refinancing Loans. Any Refinancing Term Loans or Refinancing Revolving Commitments made on a Refinancing Facility Closing Date shall, unless constituting an increase in a previously established Class, be designated a separate Class of Refinancing Term Loans or Refinancing Revolving Commitments, as applicable, for all purposes of this Agreement. On any Refinancing Facility Closing Date on which any Refinancing Term Loan Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.26, (i) each Refinancing Term Lender shall make a Loan to the Company (a “Refinancing Term Loan”) in an amount equal to its Refinancing Term Loan Commitment established on such date and (ii) each Refinancing Term Lender shall become a Lender hereunder with respect to the Refinancing Term Loan Commitment established on such date and the Refinancing Term Loans made pursuant thereto. On any Refinancing Facility Closing Date on which any Refinancing Revolving Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.26, (i) each Refinancing Revolving Lender shall make its Commitment available to the applicable Borrowers (when borrowed, a “Refinancing Revolving Loan” and collectively with any Refinancing Term Loan, a “Refinancing Loan”) in an amount equal to its Refinancing Revolving Commitment and (ii) each Refinancing Revolving Lender of such Class shall become a Lender hereunder with respect to the Refinancing Revolving Commitment and the Refinancing Revolving Loans made pursuant thereto.

(c)            Refinancing Loan Request. Each Refinancing Loan Request from the Company pursuant to this Section 2.26 shall set forth the requested amount and proposed terms of the relevant Refinancing Term Loans or Refinancing Revolving Commitments. Refinancing Term Loans may be made, and Refinancing Revolving Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Refinancing Commitment, nor will the Company have any obligation to approach any existing Lender to provide any Refinancing Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Refinancing Commitment or Refinancing Loan, a “Refinancing Revolving Lender” or “Refinancing Term Lender,” as applicable, and, collectively, “Refinancing Lenders”); provided that the Administrative Agent, each Issuing Bank and the Swingline Lender shall have consented (not to be unreasonably withheld, conditioned or delayed) to any Lender or Additional Lender’s making such Refinancing Term Loans or providing such Refinancing Revolving Commitments solely to the extent such consent, if any, would be required under Section 9.04(b) for an assignment of Term Loans or Revolving Commitments, as applicable, to such Lender or Additional Lender.

(d)           Effectiveness of Refinancing Amendment. The effectiveness of any Refinancing Amendment, and the Refinancing Commitments thereunder, shall be subject to the satisfaction on the date thereof (a “Refinancing Facility Closing Date”) of each of the following conditions, together with any other conditions set forth in the Refinancing Amendment:

(i)             (x) each Refinancing Term Loan Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $5,000,000 (provided that such amount may be less than $10,000,000 and not in an increment of $5,000,000 if such amount is equal to the entire outstanding principal amount of Refinanced Debt that is in the form of Term Loans) or (y) each Refinancing Revolving Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $5,000,000 (provided that such amount may be less than $10,000,000 and not in an increment of $5,000,000 if such amount is equal to the entire outstanding principal amount of Refinanced Debt that is in the form of Revolving Commitments), in each case, unless otherwise agreed by the Company and the Administrative Agent.

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(e)            Required Terms. The terms, provisions and documentation of the Refinancing Term Loans and Refinancing Term Loan Commitments or the Refinancing Revolving Loans and Refinancing Revolving Commitments, as the case may be, of any Class shall be as agreed between the Company and the applicable Refinancing Lenders providing such Refinancing Commitments and, to the extent not substantially identical to any Class of Term Loans or Revolving Commitments, as applicable, existing on the Refinancing Facility Closing Date (except to the extent permitted by clauses (i) and (ii) below, as applicable, and with respect to pricing and optional prepayment or redemption terms), shall reflect market terms and conditions (as determined by the Company) at the time of incurrence or issuance of such Refinancing Term Loans or Refinancing Revolving Commitments, as the case may be. In any event:

(i)             the Refinancing Term Loans:

(A)             as of the Refinancing Facility Closing Date, shall not have a final scheduled maturity date earlier than the Maturity Date of the Refinanced Debt,

(B)             as of the Refinancing Facility Closing Date, shall have amortization (subject to clause (A) above) determined by the Company and the applicable Refinancing Term Lenders but shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Refinanced Debt,

(C)             shall have an Effective Yield determined by the Company and the applicable Refinancing Term Lenders,

(D)             shall have fees determined by the Company and the applicable Refinancing Term Loan arranger(s),

(E)             may participate on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis (except for prepayments pursuant to Section 2.11(i)) in any mandatory prepayments of Term Loans hereunder,

(F)             shall not have a greater principal amount than (x) the principal amount of the Refinanced Debt plus (y) accrued interest, fees, premiums (if any) and penalties thereon and fees, expenses, OID and upfront fees associated with the refinancing plus (z) any additional amount of Indebtedness to the extent that such additional amount would otherwise be permitted to be incurred and secured on a pari passu basis with the Obligations pursuant to Sections 6.01 and 6.02 hereof (it being understood that any such additional amount shall utilize availability under any “basket” set forth in those Sections) and the Administrative Agent and any Person providing any Refinancing Loans or Refinancing Commitments may rely on the Company’s certification of compliance with this clause (F) (provided that the Administrative Agent has not notified such Person in writing of its objection to such calculation prior to the funding thereof) and, without excusing any Default or Event of Default which may arise from any inaccuracy in such certification, such certification will be deemed accurate for purposes of determining whether the financing provided by any Person relying thereon qualifies as Refinancing Loans or Refinancing Commitments, as applicable, and

(G)             (I) shall rank pari passu in right of payment with the Obligations under Term Loans and Revolving Loans and shall have the same Subsidiary Guarantors and (II) shall be secured either on a pari passu basis with the Obligations or on a junior basis to the Obligations, in each case over the same (or less) Collateral that secures the Term Loans; provided that, with respect to any Refinancing Term Loans that are secured by the Collateral on a junior basis to the Obligations, such Refinancing Term Loans shall be established as a facility separate from the Term Loans provided herein; provided, further, with respect to any Refinancing Term Loans that are secured by the Collateral on a junior basis to the Obligations, such Refinancing Term Loans shall be subject to a Junior Lien Intercreditor Agreement; and

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(ii)             the Refinancing Revolving Commitments and Refinancing Revolving Loans:

(A)             (I) shall rank pari passu in right of payment with the Obligations under Term Loans and Revolving Loans and shall have the same Subsidiary Guarantors and (II) shall be secured either on a pari passu basis with the Obligations or on a junior basis to the Obligations, in each case over the same (or less) Collateral that secures the Revolving Commitments and Revolving Loans; provided that, with respect to any Refinancing Revolving Commitments that are secured by the Collateral on a junior basis to the Obligations, such Refinancing Revolving Commitments shall be established as a facility separate from the Revolving Commitments provided herein; provided, further, with respect to any Refinancing Revolving Commitments that are secured by the Collateral on a junior basis to the Obligations, such Refinancing Revolving Commitments shall be subject to a Junior Lien Intercreditor Agreement,

(B)             (I) shall not have a final scheduled maturity date or mandatory commitment reduction date earlier than the Maturity Date or commitment reduction date, respectively, with respect to the Refinanced Debt and (II) shall not have any scheduled amortization or mandatory commitment reductions prior to the Maturity Date of the Refinanced Debt,

(C)             shall provide that the borrowing and repayment (except for (1) payments of interest and fees at different rates on Refinancing Revolving Commitments (and related outstandings), (2) repayments required upon the Maturity Date of the Refinancing Revolving Commitments and (3) repayment made in connection with a permanent repayment and termination of commitments (in accordance with clause (D) below)) of Loans with respect to Refinancing Revolving Commitments after the associated Refinancing Facility Closing Date shall be made and participations in Letters of Credit shall be on a pro rata basis or less than a pro rata basis (but not more than a pro rata basis) with all other Revolving Commitments then existing on the Refinancing Facility Closing Date,

(D)             may provide that the permanent repayment of Revolving Loans with respect to, and termination or reduction of, Refinancing Revolving Commitments after the associated Refinancing Facility Closing Date be made on a pro rata basis or less than pro rata basis (but not greater than pro rata basis) with all other Revolving Commitments,

(E)             shall provide that assignments and participations of Refinancing Revolving Commitments and Refinancing Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans then existing on the Refinancing Facility Closing Date,

(F)             shall have Effective Yield determined by the Company and the applicable Refinancing Revolving Lenders,

(G)             shall have fees determined by the Company and the applicable Refinancing Revolving Commitment arranger(s), and

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(H)             shall not have a greater principal amount of Commitments than (x) the principal amount of the Commitments of the Refinanced Debt plus (y) accrued interest, fees, premiums (if any) and penalties thereon and fees, expenses, OID and upfront fees associated with the refinancing plus (z) any additional amount of Indebtedness to the extent that such additional amount would otherwise be permitted to be incurred and secured on a pari passu basis with the Obligations pursuant to Sections 6.01 and 6.02 hereof (it being understood that any such additional amount shall utilize availability under any “basket” set forth in those Sections)) and the Administrative Agent and any Person providing any Refinancing Loans or Refinancing Commitments may rely on the Company’s certification of compliance with this clause (H) (provided that the Administrative Agent has not notified such Person in writing of its objection to such calculation prior to the funding thereof) and, without excusing any Default or Event of Default which may arise from any inaccuracy in such certification, such certification will be deemed accurate for purposes of determining whether the financing provided by any Person relying thereon qualifies as Refinancing Loans or Refinancing Commitments, as applicable.

(f)            Refinancing Amendment. Commitments in respect of Refinancing Term Loans and Refinancing Revolving Commitments shall become additional Commitments pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the applicable Borrowers, each Refinancing Lender providing such Commitments, the Administrative Agent and, in the case of Refinancing Revolving Commitments, each Issuing Bank and the Swingline Lender. The Refinancing Amendment may, without the consent of any other Loan Party, the Administrative Agent or any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.26. The applicable Borrowers will use the proceeds of the Refinancing Term Loans and Refinancing Revolving Commitments to (x) retire the applicable Refinanced Debt and to pay accrued interest, fees, premiums (if any) and penalties thereon and fees, expenses, OID and upfront fees associated with the refinancing and (y) with respect to any additional amount of Indebtedness permitted by Section 2.26(e)(i)(f) or Section 2.26(e)(ii)(h) above, for any purpose not prohibited by this Agreement.

Section 2.27.         Extension of Term Loans; Extension of Revolving Loans.

(a)           Extension of Term Loans. The Company may at any time and from time to time request that all or a portion of the Term Loans of one or more Classes existing at the time of such request (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled Maturity Date with respect to all or a portion of the Term Loans of such Existing Term Loan Tranche (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.27. In order to establish any Extended Term Loans, the Company shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (i) be identical as offered to each Lender under the same Class in such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other similar fees payable in connection therewith that are not generally shared with all relevant Lenders of such Class) and offered pro rata to each Lender under the same Class in such Existing Term Loan Tranche; (ii) except as to interest rates, fees, amortization, final maturity date, “AHYDO catchup” payments, optional prepayments, premium, required prepayment dates and participation in prepayments, which shall be determined by the Company and the Extending Term Lenders and set forth in the relevant Term Loan Extension Request, reflect market terms and conditions at the time of incurrence or issuance (as reasonably determined by the Company); (iii) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Extended Term Loans and Refinancing Term Loans hereunder which have more than five (5) different Maturity Dates; (iv) the Effective Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (v) the Extension Amendment may provide for other covenants (as determined by the Company and Lenders extending) and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (vi) Extended Term Loans may have prepayment terms (including call protection) as may be agreed by the Company and the Lenders thereof; provided, that no Extended Term Loans may be optionally prepaid prior to the date on which all Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which they were amended) are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such other Term Loans; provided, however, that (A) no Event of Default shall have occurred and be continuing at the time a Term Loan Extension Request is delivered to Lenders, (B) in no event shall the Maturity Date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of the applicable Existing Term Loan Tranche, (C) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter (other than by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Extended Term Loans) than the remaining Weighted Average Life to Maturity of the applicable Existing Term Loan Tranche, (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (E) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments of Term Loans hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Class of Term Loans (in which case scheduled amortization with respect thereto shall be proportionately increased). Each request for Extended Term Loans proposed to be incurred under this Section 2.27 shall be in an aggregate principal amount that is not less than $10,000,000 (unless otherwise agreed by the Company and the Administrative Agent) (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount) and the Company may impose an Extension Minimum Condition with respect to any Term Loan Extension Request, which may be waived by the Company in its sole discretion.

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(b)           Extension of Revolving Commitments. The Company may at any time and from time to time request that all or a portion of the Revolving Commitments of a given Class or Classes (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Commitments (any such Revolving Commitments which have been so amended, “Extended Revolving Commitments”) and to provide for other terms consistent with this Section 2.27. In order to establish any Extended Revolving Commitments, the Company shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established, which shall (x) be identical as offered to each Lender under the same Class in such Existing Revolver Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with all relevant Lenders of such Class) and offered pro rata to each Lender under the same Class in such Existing Revolver Tranche and (y) except as to interest rates, fees, optional redemption or prepayment terms, final maturity, and after the final maturity date, any other covenants and provisions (which shall be determined by the Company and the Extending Revolving Lenders and set forth in the relevant Revolver Extension Request), the Extended Revolving Commitment extended pursuant to an Revolver Extension Request, and the related outstandings, shall be a Revolving Commitment (or related outstandings, as the case may be) which shall reflect market terms and conditions at the time of the Extension (as determined by the Company): (i) the Maturity Date of the Extended Revolving Commitments may be delayed to a later date than the Maturity Date of the Revolving Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Revolving Commitments hereunder (including Extended Revolving Commitments) which have more than five (5) different Maturity Dates, (ii) the Effective Yield, pricing, optional redemption or prepayment terms, with respect to extensions of credit under the Extended Revolving Commitments (whether in the form of interest rate margin, upfront fees, OID or otherwise) may be different than the Effective Yield, pricing, optional redemption or prepayment terms, for extensions of credit under the Revolving Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment, (iii) the Extension Amendment may provide for other covenants (as determined by the Company and Lenders extending) and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Commitments), and (iv) all borrowings under the applicable Revolving Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Commitments of the applicable Revolver Extension Series) and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (II) repayments required upon the Maturity Date of the non-extending Revolving Commitments and (III) repayments made in connection with a permanent repayment and termination of non-extended Revolving Commitments); provided, further, that (A) no Event of Default shall have occurred and be continuing at the time a Revolver Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Revolving Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Commitments hereunder, and (C) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Commitments for all purposes of this Agreement; provided that any Extended Revolving Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Class of Revolving Commitments. Each request for a Revolver Extension Series of Extended Revolving Commitments proposed to be incurred under this Section 2.27 shall be in an aggregate principal amount that is not less than $10,000,000 (unless otherwise agreed by the Company and the Administrative Agent) (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount) and the Company may impose an Extension Minimum Condition with respect to any Revolver Extension Request, which may be waived by the Company in its sole discretion.

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(c)           Extension Request. The Company shall provide the applicable Extension Request at least five Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent and the Company, in each case acting reasonably to accomplish the purposes of this Section 2.27. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Commitments amended into Extended Revolving Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Lender (each, an “Extending Revolving Lender”) wishing to have all or a portion of its Revolving Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Commitments, as applicable, included in each such Extension Election.

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(d)           Extension Amendment. Extended Term Loans and Extended Revolving Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the applicable Borrowers, the Administrative Agent, each Extending Term Lender or Extending Revolving Lender, as applicable, providing an Extended Term Loan or Extended Revolving Commitment, as applicable, thereunder, and, with respect to any Extended Revolving Commitments resulting in an extension of an Issuing Bank’s obligations with respect to a Letter of Credit, such Issuing Bank, or the Swingline Lender’s obligations with respect to a Swingline Loan, the Swingline Lender, which shall be consistent with the provisions set forth in Section 2.27(a) or (b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction (or waiver in accordance with such Extension Amendment) on the date thereof of each of the conditions set forth in Section 4.03(a) and (b) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Effective Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.10 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans required to be paid thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.10), (iii) modify the prepayments set forth in Section 2.11 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iv) address technical issues relating to funding and payments and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.27, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

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(e)           No conversion or extension of Loans of Commitments pursuant to any Extension in accordance with this Section 2.27 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement. This Section 2.27 shall supersede any provisions in Section 2.19 or 9.02 to the contrary.

ARTICLE III

Representations and Warranties

Each Borrower, as to itself and its Subsidiaries, represents and warrants to the Lenders that:

Section 3.01.         Organization; Powers; Subsidiaries. Each of the Company and its Subsidiaries (other than Dormant Subsidiaries) is duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required. Schedule 3.01 hereto identifies each Subsidiary in existence on the Signing Date and upon giving effect to the amendment in accordance with Section 9.02(h)  the Effective Date, noting whether such Subsidiary is a Material Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 3.01 as owned by the Company or another Subsidiary are owned, beneficially and of record on and as of the Signing Date and upon giving effect to the amendment in accordance with Section 9.02(h) the Effective Date, by the Company or any Subsidiary free and clear of all Liens, other than Liens created under the Loan Documents and Permitted Encumbrances. As of the Signing Date and the Effective Date, there are no outstanding commitments or other obligations of the Company or any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of the Company or any Subsidiary, other than in respect of stock option plans or other benefit plans for management, directors or employees of the Company and its Subsidiaries.

Section 3.02.         Authorization; Enforceability. The Transactions are within each Loan Party’s organizational or constitutional powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders of such Loan Party. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, scheme of arrangement, restructuring, restructuring plan or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03.         Governmental Approvals; No Conflicts. The Transactions (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) filings or registrations with respect to perfection of the security interests and Liens granted pursuant to the Loan Documents, and (ii) such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws, articles of association or other organizational or constitutional documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, other than Liens created under the Loan Documents.

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Section 3.04.         Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended September 30, 2024 and September 30, 2025 and any more recent fiscal year ended more than ninety (90) days prior to the Effective Date or for which financial statements have been filed on the Annual Report on Form 10-K of the Company prior to the Effective Date reported on by Grant Thornton LLP, independent public accountants, and (ii) as of and for the fiscal quarters and the portions of the fiscal year ended December 31, 2025 and any more recent fiscal quarter ended more than forty-five (45) days prior to the Effective Date or for which financial statements have been filed on the Quarterly Report on Form 10-Q of the Company prior to the Effective Date, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)           Since September 30, 2025, there has been no material adverse change in the business, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

Section 3.05.         Properties. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for defects in title that do not interfere in any material respect with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)           Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.06.         Litigation, Environmental and Labor Matters. (a) There are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened in writing against the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

(b)           Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) is in violation of any Environmental Law or has not obtained, or is not maintaining or complying with any permit, license or other approval required under any Environmental Law, or (ii) has received written notice of any claim, or has knowledge of any threatened claim, with respect to any Environmental Liability.

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(c)           There are no strikes, lockouts or slowdowns against the Company or any of its Subsidiaries pending or, to their knowledge, threatened in writing. The Company and its Subsidiaries have (i) complied with all applicable laws relating to employment matters in respect of their employees, including, without limitation relating to working hours, payments made to employees, minimum wage and holiday time, and (ii) not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law relating to such matters. All material payments due from the Company or any of its Subsidiaries, or for which any claim may be made against the Company or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as liabilities on the books of the Company or such Subsidiary. The consummation of the Transactions will not give rise to (i) any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement under which the Company or any of its Subsidiaries is bound or (ii) any obligation to inform and/or consult with any union, works council or other employee representative body.

Section 3.07.         Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.08.         Investment Company Status. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09.         Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all federal income Tax returns and all other material federal, state, local and foreign Tax returns required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are not yet delinquent, (b) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves, or (c) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10.         ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

Section 3.11.         Disclosure. (a) The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The Information Memorandum and any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed by the Company to be reasonable at the time made, it being recognized by the Lenders that, subject to the immediately preceding representation in this proviso, such information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such information may differ from the projected results set forth therein by a material amount.

(b)           As of the Effective Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

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Section 3.12.         Federal Reserve Regulations. No Loan Party is engaged, and no Loan Party will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing or Letter of Credit hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of any Loan Party only or of the Loan Parties and their Subsidiaries on a consolidated basis) will be Margin Stock. Neither the making of any Loan hereunder nor the use of proceeds thereof will violate the provisions of Regulation U or X of the Federal Reserve Board.

Section 3.13.         Liens. There are no Liens on any of the real or personal properties of the Company or any Subsidiary except for Liens permitted by Section 6.02.

Section 3.14.         No Default. No Default or Event of Default has occurred and is continuing.

Section 3.15.         No Burdensome Restrictions. No Borrower is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.08.

Section 3.16.         Security Interest in Collateral. On and after the Effective Date, the provisions of this Agreement and the other Loan Documents (and, in the case of Collateral governed by the laws of England and Wales, upon (i) to the extent required, the registration of particulars of the relevant security at Companies House in England and Wales pursuant to section 859A of the Companies Act 2006 (and payment of the associated fees), (ii) where applicable, the registration of the relevant security at the UK Intellectual Property Office or the European Union Intellectual Property Office (to the extent such Intellectual Property is registered with the relevant office), and (iii) the taking of possession or control by the Administrative Agent of any Collateral in respect of which a security interest may be perfected by possession or control, to the extent required by the applicable Collateral Document) create legal and valid perfected Liens on all Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral other than Permitted Encumbrances.

Section 3.17.         Solvency.

(a)           Immediately after the consummation of the Transactions, the Company and its Subsidiaries, taken as a whole, are and will be Solvent.

(b)           The Company does not intend to, nor will it permit any of its Subsidiaries to, and the Company does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

Section 3.18.         Anti-Corruption Laws, Sanctions and Export Controls. The Company has implemented and maintains in effect policies and procedures designed to promote and achieve compliance in all material respects by the Company and its Subsidiaries with Anti-Corruption Laws, Export Controls and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Company its directors and agents, are in compliance with Anti-Corruption Laws, Export Controls and applicable Sanctions in all material respects and, in the case of any Foreign Subsidiary Borrower, is not knowingly engaged in any activity that could reasonably be expected to result in such Borrower being designated as a Sanctioned Person. None of (a) the Company, any Subsidiary or to the knowledge of the Company or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transactions will violate any Anti-Corruption Law or applicable Sanctions.

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Section 3.19.         Centre of Main Interests and Establishment. Each Loan Party incorporated in the European Union, for the purposes of the Regulation, has its centre of main interests (as that term is used in Article 3(1) of the Regulation) in its jurisdiction of incorporation and has no Establishment in any other jurisdiction.

Section 3.20.         Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

Section 3.21.         UK Pensions. No Loan Party or Subsidiary (i) except as set forth on Schedule 3.21, is an employer (for the purposes of sections 38 to 51 of the UK Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the UK Pension Schemes Act 1993); (ii) except as set forth on Schedule 3.21, is “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the UK Pensions Act 2004) such an employer; or (iii) has any liabilities under any such occupational pension scheme that could reasonably be expected to result in a Material Adverse Effect.

Section 3.22.         Plan Assets; Prohibited Transactions. None of the Company or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the Transactions, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 3.23.         Outbound Investment Rules. Neither the Company nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Company nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Company were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Section 3.24.         People with Significant Control Regime. Each Loan Party has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the UK Companies Act 2006 and no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the UK Companies Act 2006) has been issued in respect of the Equity Interests which are subject to the Collateral.

ARTICLE IV

Conditions

Section 4.01.         Signing Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)           The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page).

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(b)           The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Signing Date) of (i) Bryan Cave Leighton Paisner LLP, a Missouri limited liability partnership, counsel for the Borrowers, and (ii) Bryan Cave Leighton Paisner LLP, an English limited liability partnership, and in each case in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Borrowers’ entry into this Agreement as the Administrative Agent shall reasonably request. The Company hereby requests such counsel to deliver such opinions.

(c)           The Administrative Agent shall have received (i) a certificate of the secretary or an assistant secretary or a director (in respect of any UK Borrower) of each Borrower certifying (A) that there have been no changes in the certificate of incorporation or other charter document of such Borrower, as attached thereto and as certified as of a recent date by the secretary of state (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (B) the by-laws or other applicable organizational or constitutional document, as attached thereto, of such Borrower as in effect on the date of such certification, (C) resolutions of the board of directors or other governing body of such Borrower approving the terms of, and the transactions contemplated by, and authorizing the execution, delivery and performance of, this Agreement, (D) to the extent customary in the relevant jurisdiction, a resolution signed by the holders of all of the issued shares of the relevant Borrower (other than the Company), approving the terms of, and the transactions contemplated by, this Agreement and resolving that the relevant Borrower execute this Agreement, and (E) the names and true signatures of the incumbent officers of each Borrower authorized to sign the Credit Agreement, and authorized to request a Borrowing or the issuance of a Letter of Credit under this Agreement and (ii) to the extent customary in the relevant jurisdiction, a good standing certificate (or analogous documentation if applicable) for each Borrower from the secretary of state (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction.

(d)           The Lenders shall have received (i) audited consolidated financial statements of the Company for the two most recent fiscal years ended prior to the Signing Date as to which such financial statements are available, (ii) unaudited interim consolidated financial statements of the Company for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, (iii) pro forma financial information reasonably requested by the Administrative Agent (it being acknowledged and agreed that delivery of the Company’s projection model shall satisfy this clause (c)) and (iv) the audited consolidated financial statements of the “Group” (as defined in the Specified Acquisition Agreement) as at and for the financial year ended on November 30, 2025, comprising the consolidated balance sheet, consolidated profit and loss account and consolidated cash flow statement of the “Group” (as defined in the Specified Acquisition Agreement) and the auditors’ and directors’ reports and notes.

(e)           The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Signing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

(f)            (i) The Administrative Agent shall have received, at least five days prior to the Signing Date, all documentation and other information regarding the Borrowers requested in connection with applicable “know your customer” and all applicable anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Company at least 10 days prior to the Signing Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Signing Date, any Lender that has requested, in a written notice to the Company at least 10 days prior to the Signing Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

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The Administrative Agent shall notify the Company and the Lenders of the Signing Date, and such notice shall be conclusive and binding.

Section 4.02.         Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02), subject to the Limited Conditionality Provisions:

(a)           The Signing Date shall have occurred.

(b)           The Expiration Date shall not have occurred.

(c)           The Administrative Agent (or its counsel) shall have received duly executed copies of the Loan Documents and such other legal opinions, certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)           The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Bryan Cave Leighton Paisner LLP, a Missouri limited liability partnership, counsel for the Loan Parties, (ii) David M. Schatz, Senior Vice President, General Counsel and Secretary of the Company, and (iii) Bryan Cave Leighton Paisner LLP, an English limited liability partnership, and in each case in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Company hereby requests such counsel to deliver such opinion.

(e)           The Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit B attached hereto, dated as of the date of the Effective Date, from the chief financial officer, chief accounting officer or other financial officer of the Company confirming that the Company and its subsidiaries on a consolidated basis will, pro forma for the Transactions, be solvent.

(f)            The Administrative Agent shall have received a Borrowing Request in respect of each Specified Acquisition Borrowing.

(g)           [Reserved].

(h)           The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the initial Loan Parties (to the extent it is customary to provide such documents and certificates in the jurisdiction of the Loan Party), the authorization of the Transactions and any other material legal matters relating to such Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(i)            The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.03 (to the extent required by the Limited Conditionality Provisions) and certifying as to the matters set forth in Section 4.02(j) hereof.

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(j)            The Specified Acquisition shall be consummated in all material respects in accordance with the terms of the Specified Acquisition Agreement substantially concurrently with the initial funding of the Loans on the Effective Date.

(k)           Substantially concurrently with the initial funding of the Loans on the Effective Date, the Company Debt Refinancing and the Specified Target Debt Refinancing shall have been consummated and the Administrative Agent shall have received reasonably satisfactory evidence of repayment of all such indebtedness to be repaid on the Effective Date and the termination and release of all related guarantees and liens in respect thereof, as applicable.

(l)            The Administrative Agent shall have received the results of recent lien searches for each Loan Party in such jurisdictions and with such offices (including the United States Copyright Office and the United States Patent and Trademark Office) as the Administrative Agent shall reasonably require.

(m)          Each document (including any Uniform Commercial Code financing statements and federal intellectual property filings) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (subject to Liens permitted by Section 6.02 to the extent such Liens would have priority over the Liens in favor of the Administrative Agent under applicable law or are permitted to have such priority under this Agreement), shall be of record in the appropriate filing office or shall be in proper form for filing, registration or recordation.

(n)           The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

(o)           (i) The Administrative Agent shall have received, at least five days prior to the Effective Date, all documentation and other information regarding the Borrowers requested in connection with applicable “know your customer” and all applicable anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Company at least 10 days prior to the Effective Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Company at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Notwithstanding anything in the Loan Documents (including this Section 4.02 or Section 4.03) to the contrary, (a) the only representations relating to the Company, the Specified Target and their respective subsidiaries and their respective businesses the accuracy of which shall be a condition to availability of the Loans on the Effective Date shall be (i) the Specified Acquisition Agreement Representations and (ii) the Specified Representations made by the Loan Parties in the Loan Documents and (b) the terms of the Loan Documents and other closing deliverables shall be in a form such that they do not impair the availability or funding of the Loans on the Effective Date if the applicable conditions set forth in this Section 4.02, in each case, limited as indicated therein, are satisfied (or waived by the Administrative Agent) (it being understood that, to the extent any closing deliverables related to the creation or perfection of a security interest or any collateral (including the creation or perfection of any security interest) is not or cannot be provided and/or perfected on the Effective Date (other than the pledge and perfection of the security interests in equity securities of the material, wholly owned domestic subsidiaries of the Company (to the extent required under the terms of the Loan Documents and assets with respect to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code or a short-form notice filing with the United States Copyright Office or the United States Patent and Trademark Office) after the Company’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision of any such security-related closing deliverables and/or perfection of a security interest in such collateral shall not constitute a condition precedent to the availability and initial funding of the Loans on the Effective Date, but instead shall be required to be provided and/or delivered within 60 days (or such longer period as the Administrative Agent may reasonably agree in its discretion) after the Effective Date pursuant to arrangements to be mutually agreed by the Administrative Agent and the Company acting reasonably)). This paragraph, and the provisions herein, shall be referred to as the “Limited Conditionality Provisions.”

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Section 4.03.         Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than the obligation of the Lenders to make Loans on the Effective Date, which shall be subject only to the satisfaction of the conditions set forth in Section 4.02 hereof), and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)           The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (or in all respects if such representation and warranty is qualified by “material” or “Material Adverse Effect”) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except to the extent any such representation expressly relates to an earlier date, in which case such representation shall be true and correct in all material respects (or in all respects if such representation and warranty is qualified by “material” or “Material Adverse Effect”) as of such earlier date).

(b)           At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing (other than a Specified Acquisition Borrowing) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.03.

Section 4.04.         Designation of a Foreign Subsidiary Borrower. The designation of a Foreign Subsidiary Borrower pursuant to Section 2.23 is subject to the condition precedent that the Company or such proposed Foreign Subsidiary Borrower shall have furnished or caused to be furnished to the Administrative Agent:

(a)           Duly executed Borrowing Subsidiary Agreement and, if applicable, Foreign Subsidiary Borrower Amendment and any other Loan Documents reasonably requested by the Administrative Agent;

(b)           Copies, certified by the Secretary or Assistant Secretary (or director, in the case of any Foreign Subsidiary Borrower incorporated in England and Wales) of such Subsidiary, of its Board of Directors’ resolutions (and resolutions of other bodies or persons, if any are deemed necessary or customary by counsel for the Administrative Agent) approving the Borrowing Subsidiary Agreement, Foreign Subsidiary Borrower Amendment (if applicable) and any other Loan Documents to which such Subsidiary is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization or incorporation, existence and good standing of such Subsidiary (to the extent it is customary to provide such documents and certificates in the jurisdiction of that party);

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(c)           An incumbency certificate, executed by the Secretary or Assistant Secretary of such Subsidiary, which shall identify by name and title and bear the signature of the officers of such Subsidiary authorized to request Borrowings hereunder and sign the Borrowing Subsidiary Agreement, Foreign Subsidiary Borrower Amendment (if applicable) and the other Loan Documents to which such Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary;

(d)           Opinions of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders;

(e)           Any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent;

(f)            To the extent such Foreign Subsidiary Borrower is not specifically named as an Eligible Foreign Subsidiary, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and all applicable anti-money laundering rules and regulations, including the USA PATRIOT Act which shall be reasonably satisfactory to the Administrative Agent and the Lenders; and

(g)           All legal matters (including with respect to withholding tax) incident to the making of such Credit Event shall be satisfactory to the Administrative Agent and its counsel in their commercially reasonable discretion.

(h)           Each document (including any Uniform Commercial Code financing statements and federal intellectual property filings) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral of such Foreign Subsidiary Borrower, prior and superior in right to any other Person (subject to Liens permitted by Section 6.02 to the extent such Liens would have priority over the Liens in favor of the Administrative Agent under applicable law or are permitted to have such priority under this Agreement), shall be of record in the appropriate filing office or shall be in proper form for filing, registration or recordation.

ARTICLE V

Affirmative Covenants

On and after the Effective Date and until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

Section 5.01.         Financial Statements and Other Information. The Company will furnish to the Administrative Agent and each Lender, including their Public-Siders:

(a)           within ninety (90) days after the end of each fiscal year of the Company (or, if earlier, by the date that the Annual Report on Form 10-K of the Company for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Grant Thornton LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

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(b)           within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, if earlier, by the date that the Quarterly Report on Form 10-Q of the Company for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)            concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.11 and the identity of all Material Subsidiaries, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) setting forth reasonably detailed calculations of the Available Amount as of the date of such financial statements;

(d)           as soon as available, but in any event not more than sixty (60) days after the end of each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Company for the upcoming fiscal year in form reasonably satisfactory to the Administrative Agent;

(e)           promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

(f)            promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and all applicable anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to clauses (a) and (b) of this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System; provided that the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the filing of any such documents and, upon request by the Administrative Agent, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the compliance certificates required by clause (c) of this Section 5.01 to the Administrative Agent.

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The Company represents and warrants that each of it and its Controlling and Controlled entities, in each case, if any (collectively with the Company, the “Relevant Entities”), either (i) has no SEC registered or unregistered, publicly traded securities outstanding, or (ii) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its securities, and, accordingly, the Company hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Sections 5.01(a) and (b) above, along with the Loan Documents, available to Public-Siders and (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of any such securities. The Company will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Relevant Entities have no outstanding SEC registered or unregistered, publicly traded securities. Notwithstanding anything herein to the contrary, in no event shall the Company request that the Administrative Agent make available to Public-Siders budgets or any certificates, reports or calculations with respect to the Company’s compliance with the covenants contained herein.

Section 5.02.         Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)           the occurrence of any Default;

(b)           the filing or commencement of any Proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that has a reasonable possibility of adverse determination, and, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d)           any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(e)           any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section (i) shall be in writing, (ii) shall contain a heading or reference line that reads “Notice under Section 5.02 under the ESCO Technologies Inc. Credit Agreement dated as of May 29, 2026” and (iii) shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03.         Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its (a) legal existence and (b) the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except, in the case of clause (b), unless such failure to do so could not reasonably be expected to cause a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

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Section 5.04.         Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05.         Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable carriers (i) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (ii) all insurance required pursuant to the Collateral Documents. The Company will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. The Company shall deliver to the Administrative Agent endorsements (x) to all “All Risk” physical damage insurance policies on all of the Loan Parties’ tangible personal property and assets insurance policies naming the Administrative Agent as lender loss payee, and (y) to all general liability and other liability policies naming the Administrative Agent an additional insured. In the event the Company or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement. The Company will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding.

Section 5.06.         Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, provided, that unless an Event of Default is in existence, only one (1) such inspection shall be permitted in any fiscal year and the Company shall be required to reimburse the Administrative Agent for the reasonable costs thereof. The Company acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Company and its Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders.

Section 5.07.         Compliance with Laws and Material Contractual Obligations. The Company will, and will cause each of its Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to promote compliance by the Company and its Subsidiaries with Anti-Corruption Laws and applicable Sanctions.

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Section 5.08.         Use of Proceeds. The proceeds of the Revolving Loans will be used only to finance the working capital needs, and for general corporate purposes, of the Company and its Subsidiaries including, without limitation, to refinance certain existing Indebtedness and to fund all or a portion of the purchase price of a Permitted Acquisition, including to finance the Specified Acquisition Transactions. The proceeds of the Term Loans will be used only to finance the Specified Acquisition Transactions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and the Company shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, the United Kingdom or in a European Union member state, (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto or (iv) (A) to finance any activity in violation of Export Controls, or (B) otherwise in violation of Export Controls.

Section 5.09.         Subsidiary Guaranty. As promptly as possible but in any event (a) within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) after any Person becomes a Material Subsidiary or any Subsidiary qualifies independently as, or is designated by the Company or the Administrative Agent as, a Subsidiary Guarantor pursuant to the definition of “Material Subsidiary”, or (b) on or prior to the date any Subsidiary that is not a Subsidiary Guarantor provides a guarantee of or otherwise becomes obligated on other Indebtedness of the Company, the Company shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall cause each such Subsidiary to deliver to the Administrative Agent a joinder to the Subsidiary Guaranty (in the form contemplated thereby) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, such Subsidiary Guaranty to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Notwithstanding the foregoing, (a) no Foreign Subsidiary shall be subject to the guaranty requirements contained herein if the Administrative Agent and its counsel reasonably determine that the benefit of the guaranty, relative to the cost and expense associated therewith, is excessive, and (b) no Affected Foreign Subsidiary shall guarantee or be obligated hereby to guarantee the payment or performance of any Obligations incurred by, or on behalf of, the Company or any Domestic Subsidiary.

Section 5.10.         Pledges; Additional Collateral; Further Assurances.

(a)           The Company will cause, and will cause each other Loan Party to cause, all of its owned property (whether personal, tangible, intangible, or mixed) other than Excluded Assets to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.02. Without limiting the generality of the foregoing, the Company (i) will cause the Applicable Pledge Percentage of the issued and outstanding Equity Interests of each Subsidiary directly owned by the Company or any other Loan Party (other than Equity Interests constituting Excluded Assets) to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other pledge and security documents as the Administrative Agent shall reasonably request. Notwithstanding the foregoing, no such pledge agreement in respect of the Equity Interests of a Foreign Subsidiary shall be required hereunder to the extent the Administrative Agent or its counsel determines that such pledge would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements.

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(b)           Without limiting the foregoing, the Company will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.02, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Company.

(c)           If any assets are acquired by a Loan Party after the Effective Date (other than assets constituting Collateral under a Security Agreement that become subject to the Lien under such Security Agreement upon acquisition thereof), the Company will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Company will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Company.

Notwithstanding any of the foregoing to the contrary, the Collateral shall be subject to the limitations and exclusions set forth in the applicable Collateral Documents and it is understood and agreed that:

(i)            no Loan Party shall be required to seek any landlord waiver, bailee letter, estoppel, warehouseman waiver or other collateral access, lien waiver or similar letter or agreement;

(ii)           no action shall be required to perfect any Lien with respect to (A) any vehicle or other asset subject to a certificate of title or (B) letter of credit rights, in each case, except to the extent that a security interest therein is perfected by filing a UCC financing statement (or equivalent) (which shall be the only required perfection action);

(iii)          no Loan Party shall be required to perfect a security interest in (i) any asset to the extent perfection of a security interest in such asset would be prohibited under any applicable Law or (ii) any Excluded Assets;

(iv)          the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any Tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Company and the Administrative Agent; and

(v)           no actions shall be required with respect to assets requiring perfection through control agreements or perfection by “control” (other than in respect of (x) Indebtedness for borrowed money owing to the Credit Parties evidenced by a note in excess of $10,000,000, certificated Equity Interests of Subsidiaries otherwise required to be pledged pursuant to a Security Agreement and (y) deposit accounts maintained with a Lender; provided that no control agreement shall be required with respect to any such deposit accounts).

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Section 5.11.         Centre of Main Interests and Establishment. No Loan Party incorporated in the United Kingdom shall without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) take any action that shall cause its registered office or centre of main interests (as that term is used in Article 3(1) of the Regulation) to be situated outside its jurisdiction of incorporation, or cause it to have an Establishment situated outside of its jurisdiction of incorporation

Section 5.12.         Accuracy of Information. The Company will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Company on the date thereof as to the matters specified in this Section.

Section 5.13.         Maintenance of Ratings. The Company will use commercially reasonable efforts to obtain and maintain (but not obtain or maintain a specific rating) (a) a public corporate family rating of the Company and a rating of the Term Loan B Facility, in each case from Moody’s, and (b) a public corporate credit rating of the Company and a rating of the Term Loan B Facility, in each case from S&P.

Section 5.14.         Lender Calls. The Company will participate in quarterly conference calls with the Administrative Agent and the Lenders, such calls to be held at such time as may be agreed to by the Company and the Administrative Agent within a reasonable period of time following such request, with such calls including members of senior management of the Company as the Company deems appropriate, to discuss the state of the Company’s business, including recent performance, operational activities, current business and market conditions and material performance changes; provided that, in no event shall more than one such call be required in any fiscal quarter; provided further, that, the requirements set forth in this Section 5.14 will be satisfied with a public earnings call open to all Lenders for the applicable period.

Section 5.15.         People with Significant Control. Each Loan Party shall: (a) comply within the relevant timeframe with any notice it receives pursuant to Part 21A of the Companies Act 2006 (a “PSC Notice”) which it receives from a Subsidiary incorporated in the UK, the shares or membership interests of which are the subject of the Collateral Documents, where failure to do so has, or is reasonably likely to have, a Material Adverse Effect; and (b) promptly notify the Administrative Agent of any PSC Notice received (provided that, prior to an Event of Default which is continuing, such PSC Notice will only be provided upon request by the Administrative Agent).

ARTICLE VI

Negative Covenants

On and after the Effective Date and until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

Section 6.01.         Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a)           the Secured Obligations;

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(b)          Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness with Indebtedness owing by the same obligor that does not increase the outstanding principal amount thereof, and any Permitted Refinancing thereof;

(c)           Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party shall be subject to the limitations set forth in Section 6.04(d), (f), (g), (h) or (i), as applicable;

(d)          Subject to Section 6.04(d), Guarantees by the Company of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Company or any other Subsidiary;

(e)           Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any Permitted Refinancing thereof; provided that (i) such Indebtedness (other than any Permitted Refinancing thereof) is incurred prior to or within one hundred twenty (120) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness outstanding at any time that is permitted by this clause (e) shall not exceed the greater of (x) $90,000,000 or (y) 10.0% of Consolidated Tangible Assets, determined as of the most recent date for which the Company’s Financials have been delivered under Section 5.01 (or, if prior to the date of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a));

(f)            Indebtedness of the Company or any Subsidiary as an account party in respect of trade letters of credit;

(g)           Indebtedness of the Company or any Subsidiary to the extent secured by a Lien on any asset of the Company or any Subsidiary permitted by Section 6.02(e);

(h)           Indebtedness in respect of bankers’ acceptances, overdraft facilities, automatic clearinghouse arrangements, employee credit card programs, corporate cards and purchasing cards and other business cash management arrangements in the ordinary course of business;

(i)            Indebtedness consisting of obligations of the Company or its Subsidiaries under deferred consideration or other similar arrangements (including earn-outs, indemnifications, incentive non-competes and other contingent obligations and agreements consisting of the adjustment of purchase price or similar adjustments) incurred by such Person in connection with any Permitted Acquisition or disposition permitted by Section 6.03;

(j)            Indebtedness (if any) arising in connection with the Permitted Factoring Transaction in the event that the sales thereunder were to be recharacterized as loans;

(k)           Indebtedness of the Company or any Subsidiary assumed in connection with any Permitted Acquisition so long as such Indebtedness exists at the time of such Permitted Acquisition and is not incurred in contemplation of or in connection with such Permitted Acquisition, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(l)            the Bridge Facility in an aggregate principal amount not exceeding $500,000,000 less the aggregate principal amount of the Term Loan B Loans funded on the Effective Date;

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(m)          the Specified Target Bank Loan;

(n)           Incremental Equivalent Debt; and

(o)           other Indebtedness in an aggregate principal amount not exceeding the greater $112,750,000 and 25% of TTM EBITDA at any time outstanding; provided that the amount of Indebtedness incurred by any Subsidiary that is not a Loan Party pursuant to this Section 6.01(o) shall not exceed the greater of $67,650,000, and 15% of TTM EBITDA at any time outstanding.

Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all Indebtedness of a Loan Party owed to a non-Loan Party Subsidiary must be unsecured and subordinated in right of payment in favor of the Administrative Agent pursuant to subordination terms reasonably satisfactory to the Administrative Agent.

Section 6.02.         Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)           Permitted Encumbrances and Liens created under the Loan Documents;

(b)          any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c)           any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d)           Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within one hundred twenty (120) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

(e)           Liens on cash and Permitted Investments in an aggregate amount not to exceed $10,000,000 at any time securing obligations under Swap Agreements permitted under Section 6.05;

(f)           any Lien arising in the ordinary course of business in favor of a customer of a Subsidiary in connection with “bill and hold” sales transactions, provided that such Lien shall not encumber any property or assets of such Subsidiary other than the property subject to such bill and hold sales transaction;

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(g)           Liens incurred in connection with any transfer of an interest in accounts or notes receivable and related assets as part of a Permitted Factoring Transaction; and

(h)           Liens on Collateral securing obligations in respect of Indebtedness permitted under the Sections 6.01(l) and (n); provided, that (x) if such Indebtedness ranks pari passu in right of security with the Obligations, any such Liens are subject to a First Lien Intercreditor Agreement (to the extent not already Obligations) and (y) if such Indebtedness ranks junior in right of security with the Obligations, any such Liens are subject to a Junior Lien Intercreditor Agreement;

(i)            Liens on assets (not constituting Collateral) of the Company and its Subsidiaries not otherwise permitted above so long as the aggregate principal amount of the Indebtedness and other obligations subject to such Liens does not at any time exceed the greater of $112,750,000 and 25% of TTM EBITDA.

Section 6.03.         Fundamental Changes and Asset Sales. (a) The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets, (including pursuant to a Sale and Leaseback Transaction), or any of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (or, solely in the case of clauses (i) and (ii) below, no Event of Default shall have occurred and be continuing):

(i)            any Person may merge into the Company in a transaction in which the Company is the surviving corporation;

(ii)           any Subsidiary may merge into a Loan Party in a transaction in which the surviving entity is such Loan Party (provided that any such merger involving the Company must result in the Company as the surviving entity) and any Subsidiary which is not a Loan Party may merge with or into any other Subsidiary which is not a Loan Party;

(iii)          any Loan Party may sell, transfer, lease or otherwise dispose of its assets to any other Loan Party;

(iv)          subject to Section 6.06, any Loan Party may sell, transfer, lease or otherwise dispose of its assets to any other Subsidiary that is not a Loan Party provided, except as permitted by clauses (v) and (vi) below, that the aggregate fair market value of the assets subject to such sales, transfers, leases or dispositions during the term of this Agreement shall not exceed the greater of (i) $45,000,000 or (ii) 5.0% of Consolidated Tangible Assets, determined as of the most recent date for which the Company’s Financials have been delivered under Section 5.01 (or, if prior to the date of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a));

(v)           any Subsidiary that is not a Loan Party may sell, transfer, lease or otherwise dispose of its assets to any Subsidiary that is not a Loan Party;

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(vi)          the Company and its Subsidiaries may (A) sell inventory and Permitted Investments in the ordinary course of business and obsolete or worn-out property and property no longer used or useful in the business, (B) effect sales, trade-ins or dispositions of used equipment for value in the ordinary course of business consistent with past practice, (C) enter into licenses of intellectual property or technology in the ordinary course of business, (D) make any other sales, transfers, leases or dispositions the fair market value of which, taken together with the fair market value of all other property of the Company and its Subsidiaries previously leased, sold or disposed of as permitted by this clause (D) during any fiscal year of the Company, does not exceed an amount equal to ten percent (10%) of Consolidated Tangible Assets (calculated as of the end of the immediately preceding fiscal quarter for which the Company’s Financials were most recently delivered pursuant to Section 5.01(a) or (b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)) and (E) grant Liens permitted by Section 6.02 and make Investments permitted by Section 6.04, Restricted Payments permitted by Section 6.07 and Restricted Debt Payments permitted by Section 6.09;

(vii)         [reserved];

(viii)        the Company and its Subsidiaries may sell or otherwise dispose of property or assets (other than a disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis) so long as (x) the Company or applicable Subsidiary shall receive consideration at least equal to the fair market value (as determined by the Company in good faith) of the assets sold or otherwise disposed of, (y) so long as no Default or Event of Default has occurred and is continuing prior to such sale or other disposition or would arise after giving effect (including giving effect on a pro forma basis) thereto and (z) if the property or assets sold or otherwise disposed of have a fair market value in excess of the greater of $45,100,000 and 10% of TTM EBITDA, at least 75% of the consideration therefor received by the Company or Subsidiary, as the case may be, is in the form of cash or Permitted Investments;

(ix)           any Subsidiary that is not a Loan Party may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders;

(x)            any Subsidiary that is not a Loan Party may sell, transfer, lease or otherwise dispose of its assets to any Loan Party; provided that, such transactions are on an arms-length basis for fair consideration; and

(xi)           any Subsidiary party to a Permitted Factoring Transaction may sell or transfer its interest in accounts or notes receivable and related assets as part of such Permitted Factoring Transaction.

(b)           The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related or incidental thereto or representing a reasonable expansion thereof.

(c)           The Company will not, nor will it permit any of its Material Subsidiaries to, change its fiscal year from the basis in effect on the Effective Date (other than changes to the fiscal year of the Subsidiaries acquired pursuant to the Specified Acquisition (or another Permitted Acquisition) to conform to the fiscal year of the Company as in effect on the Effective Date).

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Section 6.04.         Investments, Loans, Advances, Guarantees and Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger or consolidation with, any Person that was not a Wholly-Owned Subsidiary prior to such merger or consolidation) any capital stock, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Person or any assets of any other Person constituting a business unit (collectively, “Investments”), except:

(a)           Permitted Investments;

(b)          Permitted Acquisitions;

(c)           Investments by the Company and its Subsidiaries in Subsidiaries existing on the date hereof and set forth in Schedule 6.04;

(d)           Investments made after the date hereof by the Company in or to any Subsidiary and made by any Subsidiary in or to the Company or any other Subsidiary (provided, except as provided in clauses (f), (g), (h) or (i) below, that the amount of Investments that may be made and remain outstanding, at any time, by Loan Parties to Subsidiaries which are not Loan Parties, shall not exceed the greater of (x) $90,000,000 or (y) 10% of Consolidated Tangible Assets, determined as of the most recent date for which the Company’s Financials have been delivered under Section 5.01 (or, if prior to the date of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a));

(e)           Guarantees constituting Indebtedness permitted by Section 6.01;

(f)           (i) the Specified Acquisition, (ii) substantially contemporaneous Investments made by the Company or any other Loan Party in any non-Loan Party Subsidiary, the proceeds of which are in turn invested in one or more other Loan Parties (including, but not limited to such Investments to pay a portion of the purchase price consideration for the Specified Acquisition in accordance with the Specified Acquisition Agreement), and (iii) Investments made by the Company in any non-Loan Party Subsidiary buyer constituting a Guarantee by the Company of the obligations of such non-Loan Party Subsidiary buyer under the Specified Acquisition Agreement;

(g)          Investments in an aggregate amount not to exceed the Available Amount at such time; provided that at the time of and immediately after giving effect to any such Investment made in reliance on this clause (g), the Total Net Leverage Ratio calculated on a pro forma basis does not exceed 3.00 to 1.00 as of the most recently ended Test Period and (y) no Specified Event of Default shall have occurred and be continuing;

(h)          any other Investment made after the date hereof so long as the aggregate amount of all such Investments does not exceed the greater of (i) $157,850,000 and (ii) 35% of TTM EBITDA during the term of this Agreement; and

(i)            any other Investment made after the date hereof so long as (x) no Specified Event of Default has occurred and is continuing prior to such Investment or would arise after giving effect (including giving effect on a pro forma basis) thereto and (y) after giving effect (including giving effect on a pro forma basis) thereto, the Total Net Leverage Ratio is less than or equal to 2.75 to 1.00 as of the most recently ended Test Period;

For purposes of compliance with Sections 6.04(d), (g), (h) and (i), the amount of any investment shall be the amount initially invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment (not to exceed the amount initially invested). In addition, any Acquisition consummated after the Effective Date shall be required to satisfy the criteria of a Permitted Acquisition.

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Section 6.05.         Swap Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.

Section 6.06.         Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and its Wholly-Owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.07 and (d) any transaction involving aggregate payments or consideration of less than the greater of (x) $45,100,000 and (y) 10% of TTM EBITDA.

Section 6.07.         Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)           the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common or preferred stock (or warrants, options or other rights to acquire additional shares of its common or preferred stock), in each case, other than Disqualified Equity Interests;

(b)          Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests;

(c)           the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management, directors or employees of the Company and its Subsidiaries;

(d)          the Company and its Subsidiaries may make Restricted Payments so long as at the time of and immediately after giving effect to any such Restricted Payment, (x) the Total Net Leverage Ratio calculated on a pro forma basis does not exceed 2.50 to 1.00 as of the most recently ended Test Period and (y) no Event of Default shall have occurred and be continuing

(e)           the Company and its Subsidiaries may make Restricted Payments in an aggregate amount, together with any Restricted Debt Payments incurred pursuant to Section 6.09(a)(ii), not to exceed the greater of (x) $90,200,000 and (y) 20% of TTM EBITDA; provided that at the time of and immediately after giving effect to any such Restricted Payment made in reliance on this clause (e), no Event of Default shall have occurred and be continuing; and

(f)           the Company and its Subsidiaries may make Restricted Payments in an aggregate amount not to exceed the Available Amount at such time; provided that at the time of and immediately after giving effect to any such Restricted Payment made in reliance on this clause (f), the Total Net Leverage Ratio calculated on a pro forma basis does not exceed 3.00 to 1.00 as of the most recently ended Test Period and (y) no Event of Default shall have occurred and be continuing.

Section 6.08.         Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Administrative Agent for the benefit of the Lenders to secure the Obligations, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of property or a Subsidiary pending such sale, provided such restrictions and conditions apply only to the property or Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iv) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, and (v) clause (b) of the foregoing shall not apply to restrictions contained in documents governing Indebtedness permitted hereunder so long as such restrictions are no more restrictive to the Company and its Subsidiaries (taken as a whole) than the restrictions or covenants contained in this Agreement.

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Section 6.09.         Subordinated Indebtedness and Amendments to Subordinated Indebtedness Documents.

(a)           The Company will not, and will not permit any Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness or any Indebtedness from time to time outstanding under the Subordinated Indebtedness Documents (any of the foregoing, a “Restricted Debt Payment”), other than:

(i)            Restricted Debt Payments so long as at the time of and immediately after giving effect to any such Restricted Debt Payment, (x) the Total Net Leverage Ratio calculated on a pro forma basis does not exceed 2.50 to 1.00 as of the most recently ended Test Period and (y) no Event of Default shall have occurred and be continuing;

(ii)           Restricted Debt Payments in an aggregate amount, together with any Restricted Payments incurred pursuant to Section 6.07(e), not to exceed the greater of (x) $90,200,000 and (y) 20% of TTM EBITDA; provided that at the time of and immediately after giving effect to any such Restricted Debt Payment made in reliance on this clause (a)(ii), no Event of Default shall have occurred and be continuing; and

(iii)          Restricted Debt Payments in an aggregate amount not to exceed the Available Amount at such time; provided that at the time of and immediately after giving effect to any such Restricted Debt Payment made in reliance on this clause (a)(iii), the Total Net Leverage Ratio calculated on a pro forma basis does not exceed 3.00 to 1.00 as of the most recently ended Test Period and (y) no Event of Default shall have occurred and be continuing.

(b)          The Company will not, and will not permit any Subsidiary to, amend the Subordinated Indebtedness Documents or any document, agreement or instrument evidencing any Indebtedness incurred pursuant to the Subordinated Indebtedness Documents (or any replacements, substitutions, extensions or renewals thereof) or pursuant to which such Indebtedness is issued where such amendment, modification or supplement provides for the following or which has any of the following effects:

(c)           increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest;

(d)          shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;

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(e)           shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;

(f)            increases the rate of interest accruing on such Indebtedness;

(g)           provides for the payment of additional fees or increases existing fees;

(h)          amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Company or any Subsidiary from taking certain actions) in a manner which is more onerous or more restrictive in any material respect to the Company or such Subsidiary or which is otherwise materially adverse to the Company, any Subsidiary and/or the Lenders or, in the case of any such covenant, which places material additional restrictions on the Company or such Subsidiary or which requires the Company or such Subsidiary to comply with more restrictive financial ratios or which requires the Company to better its financial performance, in each case from that set forth in the existing applicable covenants in the Subordinated Indebtedness Documents or the applicable covenants in this Agreement; or

(i)            amends, modifies or adds any affirmative covenant in a manner which (i) when taken as a whole, is materially adverse to the Company, any Subsidiary and/or the Lenders or (ii) is more onerous than the existing applicable covenant in the Subordinated Indebtedness Documents or the applicable covenant in this Agreement.

Section 6.10.         Non-Guarantor Subsidiaries and Affiliates.

(a)           The Company shall not at any time permit any Subsidiary to guaranty or become obligated on any other Indebtedness of the Company unless and until such Subsidiary has become a Subsidiary Guarantor pursuant to, and in accordance with the terms of, Section 5.09 hereof.

(b)          Notwithstanding anything to the contrary herein, the Company shall not at any time permit any Affiliate of the Company or Subsidiary that is not a Loan Party from owning or having an exclusive license or sublicense of any intellectual property material to the business of the Company and its Subsidiaries, taken as a whole.

(c)           Notwithstanding anything to the contrary set forth herein, no Loan Party shall make any Investment in or otherwise transfer any assets to any Affiliate of the Company that is not a Loan Party pursuant to the clauses (d), (g), (h) and (i) of Section 6.04 or pursuant to clauses (a)(iv) (a)(vi)(D) or (a)(viii) of Section 6.03 in an aggregate amount not to exceed the greater of (x) $157,850,000 and (y) 35% of TTM EBITDA during the term of this Agreement.

Section 6.11.         Financial Covenants. In respect of the Revolving Facility and the Term Loan A Facility:

(a)           Maximum Leverage Ratio. The Company will not permit the Total Net Leverage Ratio, determined as of the end of each of its fiscal quarters ending on and after the Effective Date, to be greater than (x) 4.25 to 1.00 for the first four fiscal quarters ending after the Effective Date and (y) 3.50 to 1.00 thereafter; provided, that the Company may, on not more than two (2) occasions during the term of this Agreement, elect to increase the maximum Total Net Leverage Ratio permitted under this Section 6.11(a) to 4.00 to 1.00 for a period of four consecutive fiscal quarters in connection with a Permitted Acquisition occurring during the first of such four fiscal quarters if the aggregate consideration paid or to be paid in respect of such Permitted Acquisition exceeds $200,000,000 (each such increase, a “Temporary Leverage Ratio Step-Up”). Following the Company’s election to utilize a Temporary Leverage Ratio Step-Up, the Company shall not be permitted to request an additional Temporary Leverage Ratio Step-Up unless a full fiscal quarter shall have passed since the last day of the prior Temporary Leverage Ratio Step-Up.

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(b)           Minimum Interest Coverage Ratio. The Company will not permit the ratio (the “Interest Coverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after the Effective Date, of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, in each case for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be less than 3.00 to 1.00.

Section 6.12.          UK Pensions. Save in respect of occupational pension schemes as set forth in Schedule 3.21, the Company will not permit any Loan Party or Subsidiary to become (i) an employer (for the purposes of sections 38 to 51 of the UK Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the UK Pensions Schemes Act 1993); or (ii) “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the UK Pensions Act 2004) such an employer (a “UK Pensions Event”).

ARTICLE VII

Events of Default

Section 7.01.          Events of Default. The following events shall each constitute an “Event of Default” hereunder:

(a)           any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable and in the Agreed Currency required hereunder, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)           any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable and in the Agreed Currency required hereunder, and such failure shall continue unremedied for a period of three (3) Business Days;

(c)           any representation or warranty made or deemed made by or on behalf of any Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or in any respect if such representation and warranty is qualified by “material” or “Material Adverse Effect”) when made or deemed made;

(d)           any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to any Borrower’s existence), 5.08, 5.09 or 5.10, in Article VI, in Article X or in Article XI; provided that failure to comply with either financial covenant set forth in Section 6.11 shall not constitute an Event of Default with respect to any Term Loan B Loans unless and until the Required Pro Rata Lenders have actually terminated the Revolving Commitments and declared the Revolving Loans and Term Loan A Loans and all related Obligations to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded on or before the date the Term Loan B Lenders declare an Event of Default with respect to such financial covenant;

(e)           any Borrower or any Subsidiary Guarantor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

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(f)            the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g)           any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)            the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)             the Company or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)           one or more judgments for the payment of money in an aggregate amount in excess of $30,000,000 (to the extent not covered by insurance as to which the relevant insurance company has acknowledged coverage) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(l)            an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)           a (i) UK Pensions Event shall have occurred or (ii) the Pensions Regulator (or any other person with authority to do so) (x) issues a Financial Support Direction or a Contribution Notice to the Company or any Subsidiary; (y) issues a financial penalty or penalties to the Company or any Subsidiary under section 88A of the Pensions Act 2004; or (z) the Company or any Subsidiary is convicted of an offence under section 58A of 58B of the Pensions Act 2004, that could in each case reasonably be expected to result in a Material Adverse Effect;

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(n)           a Change in Control shall occur;

(o)           the occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided;

(p)           any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or the Company or any Subsidiary shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

(q)           any Collateral Document shall for any reason (other than pursuant to the terms hereof or thereof) fail to create a valid and perfected first priority security interest in the portion of the Collateral purported to be covered thereby, or any action shall be taken by or on behalf of any Borrower or any Subsidiary to discontinue or to assert the invalidity or unenforceability of any Collateral Document; or

(r)            (i) any UK Relevant Entity is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens in writing to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Lender, any Issuing Bank or the Administrative Agent in its capacity as such) with a view to rescheduling any of its indebtedness, or (ii) the value of the assets of any UK Relevant Entity is less than its liabilities (taking into account contingent and prospective liabilities), or (iii) a moratorium is declared in respect of any indebtedness of any UK Relevant Entity (so that if a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium), or (iv) any corporate action, legal proceedings or other procedure or step is taken in relation to (A) the suspension of payments, a moratorium on any indebtedness, winding up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any UK Relevant Entity, (B) a composition, compromise, assignment or arrangement with any creditor of any UK Relevant Entity, (C) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any UK Relevant Entity or any of its assets or (D) the enforcement of any Lien over any assets of any UK Relevant Entity, or any analogous procedure or step is taken in any jurisdiction, save that this sub paragraph (iv) shall not apply to any winding up petition which is frivolous or vexatious and is discharged, stayed or dismissed within sixty (60) days of commencement, or (v) any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a UK Relevant Entity having an aggregate value of $30,000,000 and not discharged within sixty (60) days.

Section 7.02.          Remedies Upon an Event of Default. If any Event of Default occurs (other than an event with respect to any Borrower described in Section 7.01(h), 7.01(i) or 7.01(r)), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Required Lenders (or, in the case of an Event of Default due to failure to comply with either financial covenant set forth in Section 6.11 that is not yet an Event of Default with respect to the Term Loan B Loans, at the request of the Required Pro Rata Lenders) shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of each Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower, (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(j) hereof and (iv) exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents and applicable law. If an Event of Default described in Sections 7.01(h), 7.01(i) or 7.01(r) occurs with respect to any Borrower, the Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under any other Loan Document including any break funding payment or prepayment premium shall automatically become due and payable, and the obligation of the Borrowers to cash collateralize the LC Exposure as provided in clause (iii) above shall automatically become effective, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

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In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Loan Documents, the Administrative Agent on behalf of the Secured Parties may exercise all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived by the Company on behalf of itself and its Subsidiaries), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Loan Party of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released by the Company on behalf of itself and its Subsidiaries. The Company further agrees on behalf of itself and its Subsidiaries, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the premises of the Company, another Loan Party or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Article VII, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Loan Parties under the Loan Documents, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, need the Administrative Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, the Company on behalf of itself and its Subsidiaries waives all Liabilities it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

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Section 7.03.          Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Company or the Required Lenders:

(a)           all payments received on account of the Secured Obligations and all proceeds of Collateral shall, subject to Section 2.24, be applied by the Administrative Agent as follows:

(i)             first, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to Section 2.12(d) payable to the Administrative Agent in its capacity as such);

(ii)            second, to payment of that portion of the Secured Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii)           third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iii) payable to them;

(iv)           fourth, (A) to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements and any other amounts owing with respect to Banking Services Obligations and Swap Obligations and (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrowers pursuant to Section 2.06 or 2.24, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to cash collateralize Secured Obligations in respect of Letters of Credit, (y) subject to Section 2.06 or 2.24, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Secured Obligations, if any, in the order set forth in this Section 7.03;

(v)            fifth, to the payment in full of all other Secured Obligations, in each case ratably among the Administrative Agent, the Lenders and the Issuing Banks based upon the respective aggregate amounts of all such Secured Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(vi)           finally, the balance, if any, after all Secured Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by law; and

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(b)           if any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above.

ARTICLE VIII

The Administrative Agent

Section 8.01.          Authorization and Action. (a) Each Lender and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and trustee (to the extent that English law is applicable to the duties of the Administrative Agent) under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Documents governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b)           As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and the Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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(c)           In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of any Borrower. Without limiting the generality of the foregoing:

(i)             the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby;

(ii)            where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of England and Wales or any other country other than the United States, or is required or deemed to hold any collateral “on trust” pursuant to the foregoing, the obligations and liabilities of the Administrative Agent to the holders of the Obligations in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law;

(iii)           the Administrative Agent declares that it shall hold all Liens or Collateral governed by English law on trust for each of the Lenders on the terms contained in the Loan Documents. The rights, powers, authorities and discretions given to the Administrative Agent under or in connection with the Loan Documents shall be supplemental to the Trustee Act 1925 (United Kingdom) and the Trustee Act 2000 (United Kingdom) and in addition to any which may be vested in the Administrative Agent by law or regulation or otherwise. Section 1 of the Trustee Act 2000 of the United Kingdom shall not apply to the duties of the Administrative Agent in relation to the trusts constituted by this Agreement or any other Loan Document; where there are inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 of the United Kingdom and the provisions of this Agreement or such Loan Document, the provisions of this Agreement shall, to the extent permitted by applicable law, prevail and, in the case of any inconsistency with the Trustee Act 2000 of the United Kingdom, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act; and

(iv)           nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;

(d)           The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

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(e)           None of any Syndication Agent, any Co-Documentation Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f)           In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any other obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)             to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and Section 9.03) allowed in such judicial proceeding; and

(ii)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(g)           The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and, except solely to the extent of the Company’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of any Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

Section 8.02.          Administrative Agent’s Reliance, Indemnification, Etc. (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

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(b)           The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Company, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by a Borrower, a Lender or the Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any Liabilities, costs or expenses suffered by any Borrower, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Revolving Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank, or any Exchange Rate or Dollar Amount.

(c)           Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrowers), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

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Section 8.03.          Posting of Communications. (a) Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)           Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each Lender, each Issuing Bank and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each Lender, each Issuing Bank and each Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)           THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d)           Each Lender and Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender or Issuing Bank for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

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(e)           Each Lender, each Issuing Bank and each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)            Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 8.04.          The Administrative Agent Individually. With respect to its Commitments, Loans (including Swingline Loans), Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Bank”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, any Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Bank.

Section 8.05.          Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Company, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Company (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b)           Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Loan Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Loan Document, and, in the case of any collateral in the possession of the Administrative Agent, shall continue to hold such collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Loan Document, including any action required to maintain the perfection of any such security interest); and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

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Section 8.06.          Acknowledgments of Lenders and Issuing Banks. (a) Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of its business and not for the purpose of investing in the general performance or operations of the Borrowers, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing such as a claim under the federal or state securities law), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)           Each Lender, by delivering its signature page to this Agreement on the Signing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Signing Date.

(c)           (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

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(ii)           Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)           Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party.

(iv)           Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(d)           The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information to JPMorgan Chase Bank, N.A. and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders acknowledge that none of JPMorgan Chase Bank, N.A., and/or its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Loan Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of a Loan Party.

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Section 8.07.          Collateral Matters. (a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

(b)           In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Secured Obligations and no Swap Agreement the obligations under which constitute Secured Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any Banking Services Agreement or Swap Agreement in respect of Swap Obligations, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c)           The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(b). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of any Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of any Collateral.

(d)           Each Borrower, on its behalf and on behalf of its Subsidiaries, and each Lender, on its behalf and on the behalf of its affiliated Secured Parties, hereby irrevocably constitute the Administrative Agent as the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Québec) in order to hold hypothecs and security granted by each Borrower or any Subsidiary on property pursuant to the laws of the Province of Quebec to secure obligations of any Borrower or any Subsidiary under any bond, debenture or similar title of indebtedness issued by any Borrower or any Subsidiary in connection with this Agreement, and agree that the Administrative Agent may act as the bondholder and mandatary with respect to any bond, debenture or similar title of indebtedness that may be issued by any Borrower or any Subsidiary and pledged in favor of the Secured Parties in connection with this Agreement. Notwithstanding the provisions of Section 32 of the An Act respecting the special powers of legal persons (Québec), JPMorgan Chase Bank, N.A. as Administrative Agent may acquire and be the holder of any bond issued by any Borrower or any Subsidiary in connection with this Agreement (i.e., the fondé de pouvoir may acquire and hold the first bond issued under any deed of hypothec by any Borrower or any Subsidiary).

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(e)           The Administrative Agent is hereby authorized to execute and deliver any documents necessary or appropriate to create and perfect the rights of pledge for the benefit of the Secured Parties including a right of pledge with respect to the entitlements to profits, the balance left after winding up and the voting rights of the Company as ultimate parent of any subsidiary of the Company which is organized under the laws of the Netherlands and the Equity Interests of which are pledged in connection herewith (a “Dutch Pledge”). Without prejudice to the provisions of this Agreement and the other Loan Documents, the parties hereto acknowledge and agree with the creation of parallel debt obligations of the Company or any relevant Subsidiary as will be described in any Dutch Pledge (the “Parallel Debt”), including that any payment received by the Administrative Agent in respect of the Parallel Debt will - conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application - be deemed a satisfaction of a pro rata portion of the corresponding amounts of the Secured Obligations, and any payment to the Secured Parties in satisfaction of the Secured Obligations shall - conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application - be deemed as satisfaction of the corresponding amount of the Parallel Debt. The parties hereto acknowledge and agree that, for purposes of a Dutch Pledge, any resignation by the Administrative Agent is not effective until its rights under the Parallel Debt are assigned to the successor Administrative Agent.

(f)           The parties hereto acknowledge and agree for the purposes of taking and ensuring the continuing validity of German law governed pledges (Pfandrechte) with the creation of parallel debt obligations of the Company and its Subsidiaries as will be further described in a separate German law governed parallel debt undertaking. The Administrative Agent shall (i) hold such parallel debt undertaking as fiduciary agent (Treuhänder) and (ii) administer and hold as fiduciary agent (Treuhänder) any pledge created under a German law governed Collateral Document which is created in favor of any Secured Party or transferred to any Secured Party due to its accessory nature (Akzessorietät), in each case in its own name and for the account of the Secured Parties. Each Lender (on behalf of itself and its affiliated Secured Parties) hereby authorizes the Administrative Agent to enter as its agent in its name and on its behalf into any German law governed Collateral Document, accept as its agent in its name and on its behalf any pledge or other creation of any accessory security right in relation to this Agreement and to agree to and execute on its behalf as its representative in its name and on its behalf any amendments, supplements and other alterations to any such Collateral Document and to release on behalf of any such Lender or Secured Party any such Collateral Document and any pledge created under any such Collateral Document in accordance with the provisions herein and/or the provisions in any such Collateral Document.

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Section 8.08.          Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 8.09.          Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

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(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)           (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)           such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)           In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that none of the Administrative Agent, or any Arranger, any Syndication Agent, any Co-Documentation Agent or any of their respective Affiliates is a fiduciary with respect to Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c)           The Administrative Agent, and each Arranger, Syndication Agent and Co-Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 8.10.          Borrower Communications.

(a)           The Administrative Agent, the Lenders and the Issuing Banks agree that the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).

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(b)           Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders, each of the Issuing Banks and each of the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrowers that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and each of the Borrowers hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

(c)           THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWERS’ TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

“Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by a Borrower to the Administrative Agent through an Approved Borrower Portal.

(d)           Each of the Lenders, each of the Issuing Banks and each of the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(e)           Nothing herein shall prejudice the right of any Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

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ARTICLE IX

Miscellaneous

Section 9.01.          Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email, as follows:

(i)           if to any Borrower, to it c/o  ESCO Technologies Inc., 645 Maryville Centre Drive, Suite 300, St. Louis, MO 63141, Attention of Lara Crews (Telecopy No. (314) 213-7250; Telephone No. (314) 213-7230; e-mail lcrews@escotechnologies.com);

(ii)           if to the Administrative Agent or Swingline Lender, to it at the address separately provided to the Company;

(iii)           if to an Issuing Bank, to it at the address separately provided to the Company and the Administrative Agent;

(iv)           if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms or Approved Borrower Portal, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)           Notices and other communications to the Company, any Loan Party, the Administrative Agent, Lenders and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms or Approved Borrower Portals (as applicable), in each case, pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)           Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

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Section 9.02.          Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)           Except as provided in Section 2.20 with respect to an Incremental Amendment, in Section 2.23 with respect to a Foreign Subsidiary Borrower Amendment, in Section 2.26 with respect to a Refinancing Amendment and Section 2.27 with respect to an Extension Amendment, and subject to Section 2.14(b) and (c) and clauses (c) and (f) below, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby (except that any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.09(c) or 2.18(b) or (d) or Section 7.03 in a manner that would alter the ratable reduction of commitments or pro rata sharing of payments required thereby (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11, in each case which shall only require the approval of the Required Lenders of the affected Classes), without the written consent of each Lender, (v) change the payment waterfall provisions of Section 2.24(b) or Section 7.03 without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Sections 2.20, 2.26 or 2.27 to be parties to an Incremental Amendment, Refinancing Amendment or Extension Amendment, as applicable, Incremental Commitments, Incremental Loans, Refinancing Commitments, Refinancing Loans, Extended Revolving Commitments and Extended Term Loans, as applicable, may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Loans are included on the Effective Date), (vii) release the Company or all or substantially all of the Subsidiary Guarantors from their obligations under Article X, Article XI or the Subsidiary Guaranty without the written consent of each Lender, (viii) except as provided in clause (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral without the written consent of each Lender or (ix) subordinate (x) the Liens securing any of the Obligations on all or substantially all of the Collateral (“Existing Liens”) to the Liens securing any other Indebtedness or other obligations or (y) any Obligations in contractual right of payment to any other Indebtedness or other obligations (any such other Indebtedness or other obligations, to which such Liens securing any of the Obligations or such Obligations, as applicable, are subordinated, “Senior Indebtedness”), in either the case of subclause (x) or (y), unless each adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are adversely affected thereby held by each Lender) of the Senior Indebtedness on the same terms (other than bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness and to the extent such adversely affected Lender decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness pursuant to a written offer made to each such adversely affected Lender describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each adversely affected Lender for a period of not less than five Business Days; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.24 shall require the consent of the Administrative Agent, the Issuing Banks and the Swingline Lender); provided further, that no such agreement shall amend or modify the provisions of Section 2.06 without the prior written consent of the Administrative Agent and the Issuing Banks. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification. Any amendment, waiver or modification that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class or Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders. Notwithstanding anything to the contrary herein, (1) only the consent of the Required Revolving Lenders shall be required to amend or waive any conditions to funding the Revolving Loans set forth in Section 4.03 and (2) only the consent of the Required Pro Rata Lenders shall be required to amend or waive the financial covenants set forth in Section 6.11 or the definitions related thereto.

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(c)           Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers to each relevant Loan Document (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, Term Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(d)           The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of all the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to the Administrative Agent, (ii) constituting property being sold or disposed of if the Company certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to the Company or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. In addition, each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, irrevocably authorizes the Administrative Agent, at its option and in its discretion, (i) to subordinate any Lien on any assets granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(d) or (ii) in the event that the Company shall have advised the Administrative Agent that, notwithstanding the use by the Company of commercially reasonable efforts to obtain the consent of such holder (but without the requirement to pay any sums to obtain such consent) to permit the Administrative Agent to retain its liens (on a subordinated basis as contemplated by clause (i) above), the holder of such other Indebtedness requires, as a condition to the extension of such credit, that the Liens on such assets granted to or held by the Administrative Agent under any Loan Document be released, to release the Administrative Agent’s Liens on such assets.

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(e)           If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) each Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) the outstanding principal amount of its Loans and participations in LC Disbursements and all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

(f)           Notwithstanding anything to the contrary herein (i) the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency and (ii) any fee letter entered into by the Company in connection with this Agreement may be amended solely with the consent of the parties thereto whose consent is required thereby.

(g)           On or prior to the Effective Date, the Administrative Agent and the Company (without the consent of any other Person) may amend the Loan Documents (including, but not limited to, amending Schedule 2.01A hereof and the definition of “Applicable Rate” to include the pricing of the Term Loan B Facility) to reflect the establishment of the Term Loan B Commitments and to make such further amendments to the Loan Documents as the Administrative Agent and the Company may agree to reflect the addition of the Term Loan B Facility thereunder, including the terms of the Term Loan B Facility (including but not limited to the terms of pricing and mandatory prepayments applicable to the Term Loan B Facility) and other related terms of the Loan Documents and any operational or agency provisions related thereto. Lenders providing any such Term Loan B Commitments shall deliver a counterpart to this Agreement, and the parties hereto hereby consent to the Administrative Agent and the Company so updating this Agreement.

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(h)           On the Effective Date, the Administrative Agent and the Company (without the consent of any other Person) may amend (i) Schedules 2.06, 3.01 and 3.21 and (ii) Schedules 6.01, 6.02 and 6.04 to (x) include Indebtedness, Liens and Investments of the Specified Target or its Subsidiaries to the extent that such Indebtedness, Liens and Investments are permitted to survive the consummation of the Specified Acquisition, in each case, under the Specified Acquisition Agreement, which such Indebtedness, Liens and Investments, shall be deemed outstanding as of the “Signing Date” or the “date hereof” for the purposes of such Schedules, and (y) to remove any Indebtedness and Liens no longer applicable as a result of the Company Debt Refinancing.

(i)             In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Company and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all or a portion of outstanding Term Loans of any Class (“Replaced Term Loans”) with one or more tranches of replacement term loans (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed (x) the aggregate principal amount of such Replaced Term Loans plus (y) accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with such Replacement Term Loans, (b) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Replaced Term Loans at the time of such refinancing (except by virtue of amortization or prepayment of the Replaced Term Loans prior to the time of such incurrence), (c) the other terms and conditions (excluding pricing, and optional prepayment or redemption terms, which shall be determined by the Company) of such Replacement Term Loans reflect market terms and conditions at the time of incurrence or issuance (as determined by the Company), and (d) such Replacement Term Loans are pari passu or junior in right of payment with any remaining portion of the Replaced Term Loans and pari passu or junior with respect to security with any remaining portion of the Replaced Term Loans, and any Replacement Term Loans that are junior to the Term Loans with respect to security shall be subject to an Intercreditor Agreement or a customary intercreditor agreement reasonably satisfactory to the Administrative Agent and the Company. If the Company wishes to replace any Class of Loans or Commitments with Loans or Commitments having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three (3) Business Days’ advance notice (which notice may be rescinded if the refinancing or replacement transaction contemplated in such notice is not consummated) to the Lenders of such Loans or holding such Commitments, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require such Lenders to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with this Section 9.02 (with such replacement, if applicable, being deemed to have been made pursuant to this Section 9.02). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the applicable Lenders in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Company), accompanied by payment of any accrued interest and fees and other amounts that would be payable to such Lender upon a voluntary prepayment under Section 2.11(a) (including, to the extent applicable, any premium that would be paid in connection with a Repricing Transaction). By receiving such purchase price, the applicable Lenders shall automatically be deemed to have assigned such Loans or Commitments pursuant to the terms of an Assignment and Assumption, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

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Section 9.03.          Expenses; Indemnity; Damage Waiver; Limitation of Liability. (a) The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, that no Foreign Subsidiary Borrower that is an Affected Foreign Subsidiary shall be liable for any amounts hereunder to the extent such amounts are attributable to the Company or any Domestic Subsidiary.

(b)           The Borrowers shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related out-of-pocket expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by the Company or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that (x) such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related out-of-pocket expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or material breach of this Agreement of such Indemnitee and (y) no Foreign Subsidiary Borrower that is an Affected Foreign Subsidiary shall be liable for any amounts hereunder to the extent such amounts are attributable to the Company or any Domestic Subsidiary. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)           Each Lender severally agrees to pay any amount required to be paid by the Company under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent, the Issuing Banks and the Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent Related Person”) (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold each Agent Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or indemnified Liability or related expense, as the case may be, was incurred by or asserted against such Agent Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Related Person’s gross negligence, willful misconduct or material breach of this Agreement. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

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(d)           To the extent permitted by applicable law (i) no Borrower shall assert, and each Borrower hereby waives, any claim against the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(d) shall relieve any Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)           All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.

Section 9.04.          Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the relevant Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the relevant Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          (i)          Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A)           the Company (provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof); provided, further, that no consent of the Company shall be required for (i) an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Specified Event of Default has occurred and is continuing, any other assignee or (ii) any assignment made in connection with the primary syndication of the Term Loan B Loans;

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(B)           the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan or Term Loan Commitment to a Lender, an Affiliate of a Lender or an Approved Fund;

(C)           each Issuing Bank; provided that no consent of an Issuing Bank shall be required if (x) an Event of Default has occurred with respect to the Borrowers under Section 7.01(h) or (i) and (y) such Issuing Bank has no outstanding Letters of Credit at that time; provided, further that no consent of the Issuing Banks shall be required for an assignment of all or any portion of a Term Loan or Term Loan Commitment; and

(D)           the Swingline Lender; provided that no consent of the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan or Term Loan Commitment.

(ii)           Assignments shall be subject to the following additional conditions:

(A)          except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of Revolving Commitments and Revolving Loans) or $1,000,000 (in the case of a Term Loan Commitment or Term Loan) unless each of the Company and the Administrative Agent otherwise consent, provided, however, that concurrent assignments to or from Affiliates and groups of funds will be aggregated and treated as a single assignment for purposes of determining whether such minimum amount has been met, provided further that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)           the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and

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(D)           the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Parent, (c) the Company, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, with respect to clause (d), such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.

(iii)          Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)          The Administrative Agent, acting for this purpose as a non-fiduciary agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and each Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

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(v)           Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)           Any Lender may, without the consent of, or notice to, any Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(d)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05.          Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

Section 9.06.          Counterparts; Integration; Effectiveness; Electronic Execution. (a)  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Letter of Credit Commitment of an Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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(b)           Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Company and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Company and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person, for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Company and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 9.07.          Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08.          Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held, and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrowers or any Subsidiary Guarantor against any and all of the Secured Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the foregoing, in no event shall such deposits or obligations owing to or for the credit of a Foreign Subsidiary Borrower that is an Affected Foreign Subsidiary be set off or applied against any Obligations of the Company or any Domestic Subsidiary

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Section 9.09.          Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents (unless explicitly stated to be governed by the law of another jurisdiction) shall be construed in accordance with and governed by the law of the State of New York; provided that (i) the determination of the accuracy of any Specified Acquisition Agreement Representation and whether as a result of the inaccuracy thereof the Company (or its Affiliate) has the right to terminate the Company’s or such Affiliate’s obligations under the Specified Acquisition Agreement, or decline to close under the Specified Acquisition Agreement or consummate the Specified Acquisition and (ii) the determination of whether the Specified Acquisition has been consummated in accordance with the terms of the Specified Acquisition Agreement shall, in each case, be governed by, and construed in accordance with, the laws of England and Wales, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws of England and Wales or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the laws of England of Wales.

(b)           Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent or any of its Related Parties by any Lender or Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York

(c)           Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall (i) affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower, any Loan Party or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.

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(d)           Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each Foreign Subsidiary Borrower irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City. The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment (and any similar appointment by a Subsidiary Guarantor which is a Foreign Subsidiary). Said designation and appointment shall be irrevocable by each such Foreign Subsidiary Borrower until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by such Foreign Subsidiary Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof and such Foreign Subsidiary Borrower shall have been terminated as a Borrower hereunder pursuant to Section 2.23. Each Foreign Subsidiary Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City by service of process upon the Company as provided in this Section 9.09(d); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Foreign Subsidiary Borrower at its address set forth in the Borrowing Subsidiary Agreement to which it is a party or to any other address of which such Foreign Subsidiary Borrower shall have given written notice to the Administrative Agent (with a copy thereof to the Company). Each Foreign Subsidiary Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Foreign Subsidiary Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Foreign Subsidiary Borrower. To the extent any Foreign Subsidiary Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Foreign Subsidiary Borrower hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10.          WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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Section 9.11.          Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12.          Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (2) any actual or prospective counterparty (or its advisors) to any swap, derivative or insurance transaction relating to any Borrower and its obligations, (g) on a confidential basis to (1) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Company or (i) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

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For the avoidance of doubt, nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

Section 9.13.         USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act. The Company hereby agrees to provide to any Lender any such information from time to time reasonably requested by such Lender.

Section 9.14.         Releases of Subsidiary Guarantors.

(a)           A Subsidiary Guarantor shall automatically be released from its obligations under the Subsidiary Guaranty upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

(b)           Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Company, release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Subsidiary Guarantor is no longer a Material Subsidiary.

(c)           At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Obligations (other than obligations under any Swap Agreement or any Banking Services Agreement, and other Obligations expressly stated to survive such payment and termination) shall have been paid in full in cash, the Commitments shall have been terminated and no Letters of Credit shall be outstanding, the Subsidiary Guaranty and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

Section 9.15.          Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

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Section 9.16.          No Fiduciary Duty, Etc. (a) Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to each Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, any Borrower or any other person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising such Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrowers with respect thereto.

(b)           Each Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrowers and other companies with which it may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c)           In addition, each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrowers or their Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrowers in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrowers, confidential information obtained from other companies.

Section 9.17.          Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

165

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.18.          Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.19.          Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

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Section 9.20.          Intercreditor Agreement. Without limiting the authority granted to the Administrative Agent in Article VIII hereof, each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) hereby authorizes and directs the Administrative Agent to enter into any Intercreditor Agreement on behalf of such Lender and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of such Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

ARTICLE X

Cross-Guarantee

In order to induce the Lenders to extend credit to the other Borrowers hereunder, but subject to the last sentence of this Article X, each Borrower hereby absolutely and irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Secured Obligations of such other Borrowers. Each Borrower further agrees that the due and punctual payment of such Secured Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Secured Obligation. Each of the Borrowers hereby irrevocably and unconditionally agrees, jointly and severally with the other Borrowers, that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Administrative Agent, the Issuing Banks and the Lenders immediately on demand against any cost, loss or liability they incur as a result of any other Borrower or any of its Affiliates not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by such Borrower under this Article X on the date when it would have been due (but so that the amount payable by each Borrower under this indemnity will not exceed the amount which it would have had to pay under this Article X if the amount claimed had been recoverable on the basis of a guarantee).

Each Borrower waives presentment to, demand of payment from and protest to any Borrower of any of the Secured Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of each Borrower hereunder shall not be affected by (a) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Secured Obligations; (e) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Secured Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Borrower or any other guarantor of any of the Obligations; (g) the enforceability or validity of the Secured Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Secured Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Borrower or any other guarantor of any of the Secured Obligations, for any reason related to this Agreement, any Swap Agreement, any Banking Services Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Borrower or any other guarantor of the Secured Obligations, of any of the Obligations or otherwise affecting any term of any of the Secured Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of such Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of such Borrower to subrogation.

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Each Borrower further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Secured Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, any Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of any Borrower or any other Person.

The obligations of each Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Secured Obligations, any impossibility in the performance of any of the Secured Obligations or otherwise.

Each Borrower further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Secured Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by the Administrative Agent, any Issuing Bank or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion).

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, any Issuing Bank or any Lender may have at law or in equity against any Borrower by virtue hereof, upon the failure of any other Borrower to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Borrower hereby promises to and will, upon receipt of written demand by the Administrative Agent, any Issuing Bank or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent, any Issuing Bank or any Lender in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon. Each Borrower further agrees that if payment in respect of any Secured Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other Foreign Currency Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Secured Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, any Issuing Bank or any Lender, disadvantageous to the Administrative Agent, any Issuing Bank or any Lender in any material respect, then, at the election of the Administrative Agent, such Borrower shall make payment of such Secured Obligation in Dollars (based upon the applicable Dollar Amount in effect on the date of payment) and/or in New York, Chicago or such other Foreign Currency Payment Office as is designated by the Administrative Agent and, as a separate and independent obligation, shall indemnify the Administrative Agent, any Issuing Bank and any Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by any Borrower of any sums as provided above, all rights of such Borrower against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Secured Obligations owed by such Borrower to the Administrative Agent, any Issuing Bank and the Lenders.

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Nothing shall discharge or satisfy the liability of any Borrower hereunder except the full performance and payment in cash of the Secured Obligations.

Each Borrower hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Article X or the Subsidiary Guaranty, as applicable, in respect of Specified Swap Obligations (provided, however, that each Borrower shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Each Borrower intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Notwithstanding anything contained in this Article X or any other provision of this Agreement to the contrary, no Foreign Subsidiary Borrower which is and remains an Affected Foreign Subsidiary shall be liable hereunder for any of the Loans made to, or any other Secured Obligation to the extent incurred by or on behalf of, the Company or any Subsidiary Guarantor which is a Domestic Subsidiary.

ARTICLE XI

Company Guarantee

In order to induce the Lenders to extend credit to the Company hereunder and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company hereby absolutely and irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Specified Ancillary Obligations of the Subsidiaries. The Company further agrees that the due and punctual payment of such Specified Ancillary Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Specified Ancillary Obligation.

The Company waives presentment to, demand of payment from and protest to any Subsidiary of any of the Specified Ancillary Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of any applicable Lender (or any of its Affiliates) to assert any claim or demand or to enforce any right or remedy against any Subsidiary under the provisions of any Banking Services Agreement, any Swap Agreement or otherwise; (b) any extension or renewal of any of the Specified Ancillary Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any other Loan Document, any Banking Services Agreement, any Swap Agreement or other agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Specified Ancillary Obligations; (e) the failure of any applicable Lender (or any of its Affiliates) to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Specified Ancillary Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Subsidiary or any other guarantor of any of the Specified Ancillary Obligations; (g) the enforceability or validity of the Specified Ancillary Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Specified Ancillary Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Subsidiary or any other guarantor of any of the Specified Ancillary Obligations, for any reason related to this Agreement, any other Loan Document, any Banking Services Agreement, any Swap Agreement, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Subsidiary or any other guarantor of the Specified Ancillary Obligations, of any of the Specified Ancillary Obligations or otherwise affecting any term of any of the Specified Ancillary Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

169

The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Specified Ancillary Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any applicable Lender (or any of its Affiliates) to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of any Subsidiary or any other Person.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Specified Ancillary Obligations, any impossibility in the performance of any of the Specified Ancillary Obligations or otherwise.

The Company further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Specified Ancillary Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Specified Ancillary Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by any applicable Lender (or any of its Affiliates) upon the insolvency, bankruptcy or reorganization of any Subsidiary or otherwise (including pursuant to any settlement entered into by a holder of Specified Ancillary Obligations in its discretion).

In furtherance of the foregoing and not in limitation of any other right which any applicable Lender (or any of its Affiliates) may have at law or in equity against the Company by virtue hereof, upon the failure of any Subsidiary to pay any Specified Ancillary Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by any applicable Lender (or any of its Affiliates), forthwith pay, or cause to be paid, to such applicable Lender (or any of its Affiliates) in cash an amount equal to the unpaid principal amount of such Specified Ancillary Obligations then due, together with accrued and unpaid interest thereon. The Company further agrees that if payment in respect of any Specified Ancillary Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other Foreign Currency Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Specified Ancillary Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any applicable Lender (or any of its Affiliates), disadvantageous to such applicable Lender (or any of its Affiliates) in any material respect, then, at the election of such applicable Lender, the Company shall make payment of such Specified Ancillary Obligation in Dollars (based upon the applicable Dollar Amount in effect on the date of payment) and/or in New York, Chicago or such other Foreign Currency Payment Office as is designated by such applicable Lender (or its Affiliate) and, as a separate and independent obligation, shall indemnify such applicable Lender (and any of its Affiliates) against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

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Upon payment by the Company of any sums as provided above, all rights of the Company against any Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Specified Ancillary Obligations owed by such Subsidiary to the applicable Lender (or its applicable Affiliates).

Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment in cash of the Secured Obligations.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ESCO TECHNOLOGIES INC.,
as the Company and a Borrower

By:	/s/ Lara A. Crews
Name:	Lara A. Crews
Title:	Vice President and Treasurer

ESCO UK HOLDING COMPANY I LTD.,
as a Borrower

By:	/s/ David M. Schatz
Name:	David M. Schatz
Title:	Director

ESCO UK GLOBAL HOLDINGS LTD.,
as a Borrower

By:	/s/ David M. Schatz
Name:	David M. Schatz
Title:	Director

Signature Page to Credit Agreement
ESCO Technologies Inc.

JPMORGAN CHASE BANK, N.A., as a Lender, as
Administrative Agent, as an Issuing Bank and as
Swingline Lender

By:	/s/ Eric B. Bergeson
Name:	Eric B. Bergeson
Title:	Authorized Officer

HMRC double tax treaty passport number:
[Redacted]

Jurisdiction of tax residence: United States of America

Signature Page to Credit Agreement
ESCO Technologies Inc.

BANK OF AMERICA, N.A., as a Lender and as an
Issuing Bank

By:	/s/ Jason Payne
Name:	Jason Payne
Title:	Senior Vice President

HMRC double tax treaty passport number:
[Redacted]

Jurisdiction of tax residence: USA

Signature Page to Credit Agreement
ESCO Technologies Inc.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender and as an Issuing Bank

By:	/s/ Paul Chapman
Name:	Paul Chapman
Title:	Managing Director

HMRC double tax treaty passport number:
[Redacted]

Jurisdiction of tax residence: USA

Signature Page to Credit Agreement
ESCO Technologies Inc.

COMMERCE BANK, as a Lender

By:	/s/ Scott Piedmont
Name:	Scott Piedmont
Title:	Vice President

HMRC double tax treaty passport number:
[Redacted]

Jurisdiction of tax residence: USA

Signature Page to Credit Agreement
ESCO Technologies Inc.

TD Bank, N.A., as a Lender

By:	/s/ Richard A. Zimmerman
Name:	Richard A. Zimmerman
Title:	Managing Director

HMRC double tax treaty passport number:
[Redacted]

Jurisdiction of tax residence: USA

Signature Page to Credit Agreement
ESCO Technologies Inc.

BMO BANK, N.A., as a Lender

By:	/s/ Aaron Hemphill
Name:	Aaron Hemphill
Title:	Vice President

HMRC double tax treaty passport number:
[Redacted]

Jurisdiction of tax residence: USA

Signature Page to Credit Agreement
ESCO Technologies Inc.

REGIONS BANK, as a Lender

By:	/s/ Alexander Karwowski
Name:	Alexander Karwowski
Title:	Director, Credit Products

HMRC double tax treaty passport number:
[Redacted]

Jurisdiction of tax residence: United States of America

Signature Page to Credit Agreement
ESCO Technologies Inc.

HSBC BANK USA, N.A., as a Lender

By:	/s/ Andrew Rice
Name:	Andrew Rice
Title:	Senior Vice President

HMRC double tax treaty passport number:
[Redacted]

Jurisdiction of tax residence: United States of America

Signature Page to Credit Agreement
ESCO Technologies Inc.

COMMERZBANK AG, New York Branch, as a Lender

By:	/s/ Robeert Sullivan
Name:	Robert Sullivan
Title:	Director

By:	/s/ Jeffrey James Sullivan
Name:	Jeff Sullivan
Title:	Director

HMRC double tax treaty passport number:
[Redacted]

Jurisdiction of tax residence: Germany

Signature Page to Credit Agreement
ESCO Technologies Inc.

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Assignment Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Assignment Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________

2.	Assignee:	______________________

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrowers:	ESCO Technologies Inc. and certain Foreign Subsidiary Borrowers

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of May 29, 2026, among ESCO Technologies Inc., the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

1 Select as applicable.

6.	Assigned Interest:

Aggregate Amount of applicable Commitment/Loans for all Lenders	Amount of applicable Commitment/Loans Assigned	Percentage Assigned of applicable Commitment/Loans[2]
$	$	%
$	$	%
$	$	%

7.	The Assignee confirms, for the benefit of the Administrative Agent and without liability to any Borrower, that it is:

(a)	[a Qualifying Credit Party (other than a Treaty Credit Party);]

(b)	[a Treaty Credit Party;]

(c)	[not a Qualifying Credit Party].[3]

8.	[The Assignee confirms that the person beneficially entitled to interest payable to that Credit Party in respect of an advance under a Loan, Letter of Credit or Commitment is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009; or

(c)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009).][4]

9.	[The Assignee confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ][5], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Company notify:

(d)	each Borrower which is a party as a Borrower as at the date of the assignment; and

2 Set forth, so at least 9 decimals, as percentage of the applicable Commitment/Loans of all Lenders thereunder.

3 Delete as applicable - each Assignee is required to confirm which of these three categories it falls within.

4 Include only if Assignee falls within paragraph (b) of the definition of Qualifying Credit Party in the Agreement.

5 Insert jurisdiction of tax residence.

2

(e)	each additional Borrower which becomes a Borrower after the date of the assignment, that it wishes that scheme to apply to the Agreement.][6]

Assignment Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE ASSIGNMENT EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

6 Include if Assignee holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

3

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

JPMORGAN CHASE BANK, N.A., an Issuing Bank and Swingline Lender

By:
Title:

[______], as an Issuing Bank

By:
Title:

[Consented to:][7]

ESCO TECHNOLOGIES INC.

By:
Title:

7 To be added only if the consent of the Company is required by the terms of the Credit Agreement.

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ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1           Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Assignment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Loan Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Loan Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. Without limiting the foregoing, the Assignee represents and warrants, and agrees to, each of the matters set forth in Section 8.06 of the Credit Agreement, including that the Loan Documents set out the terms of a commercial lending facility.

2.             Payments. From and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Assignment Effective Date and to the Assignee for amounts which have accrued from and after the Assignment Effective Date.

3.             General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

Form of Solvency Certificate

Pursuant to Section 4.02(e) of the Credit Agreement (as defined below), the undersigned hereby certifies, solely in such undersigned’s capacity as [chief financial officer][chief accounting officer][specify other officer with equivalent duties] of ESCO Technologies Inc. (the “Company”), and not individually, as follows:

As of the date hereof, after giving effect to the consummation of the Specified Acquisition and the other Transactions to occur on the date hereof, including the making of the Loans under the Credit Agreement, and after giving effect to the application of the proceeds of such indebtedness:

(a)	the fair value of the assets of the Company and its Subsidiaries, on a consolidated basis, at a fair valuation, will exceed their debts and liabilities (including without limitation the Obligations), subordinated, contingent or otherwise;

(b)	the present fair saleable value of the assets of the Company and its Subsidiaries, on a consolidated basis is greater than the amount that will be required to pay the probable liability, on a consolidated basis of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

(c)	the Company and its Subsidiaries, on a consolidated basis are able to pay all debts and liabilities, subordinated, contingent or otherwise, as such debts become due and liabilities become absolute and matured; and

(d)	the Company and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, dated as of May 29, 2026, among the Company, ESCO UK Holding Company I Ltd., ESCO UK Global Holdings Ltd., the other subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacity as “Administrative Agent” thereunder (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

*           *           *

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate, solely in such undersigned’s capacity as [chief financial officer][chief accounting officer][specify other officer with equivalent duties] of the Company and not in the undersigned’s individual or personal capacity and without personal liability, as of the date first stated above.

By:
Name:
Title: [Chief Financial Officer]

EXHIBIT C

FIRST LIEN INTERCREDITOR AGREEMENT

[To come.]

EXHIBIT D

[Reserved]

EXHIBIT E

[Reserved]

EXHIBIT F-1

[FORM OF]

BORROWING SUBSIDIARY AGREEMENT

BORROWING SUBSIDIARY AGREEMENT dated as of [_____], among ESCO Technologies Inc., a Missouri corporation (the “Company”), [Name of Foreign Subsidiary Borrower], a [__________] (the “New Borrowing Subsidiary”), and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).

Reference is hereby made to the Credit Agreement dated as of May 29, 2026 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to certain Foreign Subsidiary Borrowers (collectively with the Company, the “Borrowers”), and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Foreign Subsidiary Borrower. In addition, the New Borrowing Subsidiary hereby authorizes the Company to act on its behalf as and to the extent provided for in Article II of the Credit Agreement. [Notwithstanding the preceding sentence, the New Borrowing Subsidiary hereby designates the following officers as being authorized to request Borrowings under the Credit Agreement on behalf of the New Subsidiary Borrower and sign this Borrowing Subsidiary Agreement and the other Loan Documents to which the New Borrowing Subsidiary is, or may from time to time become, a party: [______________].]

Each of the Company and the New Borrowing Subsidiary represents and warrants that the representations and warranties of the Company in the Credit Agreement relating to the New Borrowing Subsidiary and this Agreement are true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date hereof, other than representations given as of a particular date, in which case they shall be true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of that date. [The Company and the New Borrowing Subsidiary further represent and warrant that the execution, delivery and performance by the New Borrowing Subsidiary of the transactions contemplated under this Agreement and the use of any of the proceeds raised in connection with this Agreement will not contravene or conflict with, or otherwise constitute unlawful financial assistance under, Sections 677 to 683 (inclusive) of the United Kingdom Companies Act 2006 of England and Wales (as amended).]1 [INSERT OTHER PROVISIONS REASONABLY REQUESTED AND MUTUALLY AGREED UPON BY ADMINISTRATIVE AGENT, COMPANY AND/OR THEIR RESPECTIVE COUNSELS] The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Foreign Subsidiary Borrower” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

1 To be included only if a New Borrowing Subsidiary will be a Borrower organized or incorporated under the laws of England and Wales.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

ESCO TECHNOLOGIES INC.

By:
Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

3

EXHIBIT F-2

[FORM OF]

BORROWING SUBSIDIARY TERMINATION

JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below
131 S Dearborn St, Floor 04
Chicago, IL, 60603-5506
Attention: [__________]

[Date]

Ladies and Gentlemen:

The undersigned, ESCO Technologies Inc. (the “Company”), refers to the Credit Agreement dated as of May 29, 2026 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Foreign Subsidiary Borrowers from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Effective as of ______, 20__, the Company hereby terminates the status of [______________] (the “Terminated Borrowing Subsidiary”) as a Foreign Subsidiary Borrower under the Credit Agreement. [The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Company acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrower until such time as all Loans made to the Terminated Borrowing Subsidiary shall have been prepaid and all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Borrowing Subsidiary shall not have the right to make further Borrowings under the Credit Agreement.]

[Signature Page Follows]

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours,

ESCO TECHNOLOGIES INC.

By:
Name:
Title:

Copy to:         JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, New York 10017

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EXHIBIT G

[FORM OF]

SUBSIDIARY GUARANTY

GUARANTY9

THIS GUARANTY (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of [●], by and among each of the Subsidiaries of ESCO Technologies Inc., a Missouri corporation (the “Company”) listed on the signature pages hereto each an “Initial Guarantor”) and those additional Subsidiaries of the Company which become parties to this Guaranty by executing a supplement hereto (a “Guaranty Supplement”) in the form attached hereto as Annex I (such additional Subsidiaries, together with the Initial Guarantors, the “Guarantors”) in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), for the benefit of the Secured Parties under the Credit Agreement described below. Unless otherwise defined herein, capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

WITNESSETH

WHEREAS, the Company, the Foreign Subsidiary Borrowers parties thereto (the “Foreign Subsidiary Borrowers” and, together with the Company, the “Borrowers”), the institutions from time to time party thereto as lenders (the “Lenders”), and the Administrative Agent have entered into that certain Credit Agreement dated as of May 29, 2026 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Credit Agreement, among other things, provides, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to or for the benefit of the Borrowers;

WHEREAS, it is a condition precedent to the extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors (constituting all of the Subsidiaries of the Company required to execute this Guaranty pursuant to Section 5.09 of the Credit Agreement) execute and deliver this Guaranty, whereby each of the Guarantors, without limitation and with full recourse, shall guarantee the payment when due of all Secured Obligations, including, without limitation, all principal, interest, letter of credit reimbursement obligations and other amounts that shall be at any time payable by the Borrowers under the Credit Agreement or the other Loan Documents;

WHEREAS, in consideration of the direct and indirect financial and other support and benefits that the Borrowers have provided, and such direct and indirect financial and other support and benefits as the Borrowers may in the future provide, to the Guarantors, and in consideration of the increased ability of each Guarantor that is a Subsidiary of the Company to receive funds through contributions to capital, and for each Guarantor to receive funds through intercompany advances or otherwise, from funds provided to the Borrowers pursuant to the Credit Agreement and the flexibility provided by the Credit Agreement for each Guarantor to do so which significantly facilitates the business operations of the Borrowers and each Guarantor and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, and to make the Loans and the other financial accommodations to the Borrowers and to issue the Letters of Credit described in the Credit Agreement, each of the Guarantors is willing to guarantee the Secured Obligations under the Credit Agreement and the other Loan Documents; and

9 To include any applicable guarantee restrictions for Foreign Subsidiaries.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.      Representations, Warranties and Covenants. Each of the Guarantors represents and warrants to each Lender and the Administrative Agent as of the date of this Guaranty, giving effect to the consummation of the transactions contemplated by the Loan Documents on the Effective Date, and thereafter on each date as required by Section 4.03 of the Credit Agreement that:

(a)            It (i) is a corporation, partnership or limited liability company duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (ii) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is duly qualified to do business as a foreign entity and is in good standing (to the extent such concept is applicable) under the laws of each jurisdiction where the business conducted by it makes such qualification necessary, and (iii) has all requisite corporate, partnership or limited liability company power and authority, as the case may be, to own, operate and encumber its property and to conduct its business in each jurisdiction in which its business is conducted or proposed to be conducted, except to the extent that the failure to have such authority could not reasonably be expected to result in a Material Adverse Effect.

(b)            It has the requisite corporate, limited liability company or partnership, as applicable, power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate, limited liability company or partnership proceedings, including any required shareholder, member or partner approval, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor, in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing.

(c)            Neither the execution and delivery by it of this Guaranty, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the terms and provisions hereof, will (a) require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will violate any applicable law or regulation or the charter, by-laws, articles of association or other organizational or constitutional documents of such Guarantor or any order of any Governmental Authority, (c) will violate or result in a default under any indenture, material agreement or other material instrument binding upon such Guarantor or its assets, or give rise to a right thereunder to require any payment to be made by such Guarantor, and (d) will result in the creation or imposition of any Lien on any asset of such Guarantor, other than Liens created under the Loan Documents.

(d)            It has no Indebtedness other than Indebtedness permitted under Section 6.01 of the Credit Agreement.

In addition to the foregoing, each of the Guarantors covenants that, so long as any Lender has any Commitment or Letter of Credit outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any other Secured Obligations shall remain unpaid, it will, and, if necessary, will cause each applicable Borrower to, fully comply with those covenants and agreements of such Borrower applicable to such Guarantor set forth in the Credit Agreement.

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Section 2.               The Guaranty. Each of the Guarantors hereby irrevocably and unconditionally guarantees, jointly and severally with the other Guarantors, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of the Secured Obligations, including, without limitation, (i) the principal of and interest on each Loan made to any Borrower pursuant to the Credit Agreement, (ii) obligations owing under or in connection with Letters of Credit, (iii) all other amounts payable by any Borrower under the Credit Agreement and the other Loan Documents, and including, without limitation, all Swap Obligations and Banking Services Obligations, and (iv) the punctual and faithful performance, keeping, observance, and fulfillment by any Borrower of all of the agreements, conditions, covenants, and obligations of such Borrower contained in the Loan Documents (all of the foregoing being referred to collectively as the “Guaranteed Obligations” (provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor)). Upon the failure by any Borrower, or any of its Affiliates, as applicable, to pay punctually any such amount or perform such obligation, subject to any applicable grace or notice and cure period, each of the Guarantors agrees that it shall forthwith on demand pay such amount or perform such obligation at the place and in the manner specified in the Credit Agreement or the relevant other Loan Document, as the case may be. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

Section 3.               Guaranty Unconditional. The obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)            any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

(ii)           any modification or amendment of or supplement to the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations;

(iii)          any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

(iv)          any change in the corporate, partnership, limited liability company or other existence, structure or ownership of any Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting such Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of such Borrower or any other guarantor of any of the Guaranteed Obligations;

3

(v)           the existence of any claim, setoff or other rights which the Guarantors may have at any time against any Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Secured Party or any other Person, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi)          the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document, or any provision of applicable law, decree, order or regulation purporting to prohibit the payment by such Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations;

(vii)         the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

(viii)        the election by, or on behalf of, any one or more of the Secured Parties, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (or any successor statute, the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code or any other applicable federal, state, provincial, municipal, local or foreign law relating to such matters;

(ix)           any borrowing or grant of a security interest by any Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code or any other applicable federal, state, provincial, municipal, local or foreign law relating to such matters;

(x)            the disallowance, under Section 502 of the Bankruptcy Code or any other applicable federal, state, provincial, municipal, local or foreign law relating to such matters, of all or any portion of the claims of the Secured Parties or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;

(xi)           the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

(xii)          any other act or omission to act or delay of any kind by any Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Secured Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 3, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder or otherwise reduce, release, prejudice or extinguish its liability under this Guaranty.

4

Section 4.               Continuing Guarantee; Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Each of the Guarantors’ obligations hereunder shall constitute a continuing and irrevocable guarantee of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full in cash (other than Unliquidated Obligations that have not yet arisen) and the Commitments and all Letters of Credit issued under the Credit Agreement shall have terminated or expired or, in the case of all Letters of Credit, are fully collateralized on terms reasonably acceptable to the Administrative Agent, at which time, subject to all the foregoing conditions, the guarantees made hereunder shall automatically terminate. If at any time any payment of the principal of or interest on any Loan, Secured Obligation or any other amount payable by any Borrower or any other party under the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document (including a payment effected through exercise of a right of setoff) is rescinded, or is or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each of the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time. The parties hereto acknowledge and agree that each of the Guaranteed Obligations shall be due and payable in the same currency as such Guaranteed Obligation is denominated, but if currency control or exchange regulations are imposed in the country which issues such currency with the result that such currency (the “Original Currency”) no longer exists or the relevant Guarantor is not able to make payment in such Original Currency, then all payments to be made by such Guarantor hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of payment) of such payment due, it being the intention of the parties hereto that each Guarantor takes all risks of the imposition of any such currency control or exchange regulations.

Section 5.               General Waivers; Additional Waivers.

(a)           General Waivers. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein or under the other Loan Documents, as well as any requirement that at any time any action be taken by any Person against any Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

(b)           Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives, to the fullest extent permitted by law:

(i)            any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

(ii)           (1) notice of acceptance hereof; (2) notice of any Loans, Letters of Credit or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of the Administrative Agent and the Secured Parties to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of any Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (6) notice of any Default or Event of Default; and (7) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the Loan Documents) and demands to which each Guarantor might otherwise be entitled;

(iii)           its right, if any, to require the Administrative Agent and the other Secured Parties to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the other Secured Parties has or may have against, the other Guarantors or any third party, or against any Collateral provided by the other Guarantors, or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid in full in cash) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;

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(iv)           (a) any rights to assert against the Administrative Agent and the other Secured Parties any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to the Administrative Agent and the other Secured Parties; (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of: (1) the impairment or suspension of the Administrative Agent’s and the other Secured Parties’ rights or remedies against the other guarantor of the Guaranteed Obligations; (2) the alteration by the Administrative Agent and the other Secured Parties of the Guaranteed Obligations; (3) any discharge of the other Guarantors’ obligations to the Administrative Agent and the other Secured Parties by operation of law as a result of the Administrative Agent’s and the other Secured Parties’ intervention or omission; or (4) the acceptance by the Administrative Agent and the other Secured Parties of anything in partial satisfaction of the Guaranteed Obligations; and (d) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder; and

(v)           any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Administrative Agent and the Secured Parties; or (b) any election by the Administrative Agent and the other Secured Parties under the Bankruptcy Code, to limit the amount of, or any collateral securing, its claim against the Guarantors.

Section 6.               Subordination of Subrogation; Subordination of Intercompany Indebtedness.

(a)           Subordination of Subrogation. Until the Guaranteed Obligations have been fully and finally performed and indefeasibly paid in full in cash (other than Unliquidated Obligations), the Guarantors (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waive any right to enforce any remedy which the Issuing Bank, any of the Secured Parties or the Administrative Agent now have or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and until such time the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Secured Parties, the Issuing Bank and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of any Borrower to the Secured Parties, the Issuing Bank or the Administrative Agent. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the payment in full in cash of the Guaranteed Obligations until the Guaranteed Obligations are indefeasibly paid in full in cash (other than Unliquidated Obligations) and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are indefeasibly paid in full in cash (other than Unliquidated Obligations that have not yet arisen). Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Secured Parties and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Secured Parties and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 6(a).

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(b)           Subordination of Intercompany Indebtedness. Each Guarantor agrees that any and all claims of such Guarantor against any Borrower or any other Guarantor hereunder (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations; provided that, as long as no Event of Default has occurred and is continuing, such Guarantor may receive payments of principal and interest from any Obligor with respect to Intercompany Indebtedness. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Secured Parties and the Administrative Agent in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document, any Swap Agreement or any Banking Services Agreement have been terminated. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors, winding-up, dissolution, administration, reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), composition, compromise, assignment, examinership, suspension of payments, a moratorium of indebtedness, dissolution, or arrangement with creditors, or any other action or proceeding in any applicable jurisdiction, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations and the termination of all financing arrangements pursuant to any Loan Document among any Borrower and the Secured Parties, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Secured Parties and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of such Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Guarantor as the property of the Secured Parties. If any such Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. Each Guarantor agrees that until the Guaranteed Obligations (other than the Unliquidated Obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among any Borrower and the Secured Parties have been terminated, no Guarantor will assign or transfer to any Person (other than the Administrative Agent) any claim any such Guarantor has or may have against any Obligor.

Section 7.               Contribution with Respect to Guaranteed Obligations.

(a)           To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Guaranteed Obligations (other than Unliquidated Obligations that have not yet arisen), and all Commitments and Letters of Credit have terminated or expired or, in the case of all Letters of Credit, are fully collateralized on terms reasonably acceptable to the Administrative Agent, and the Credit Agreement, the Swap Agreements and the Banking Services Agreements have terminated, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

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(b)           As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.

(c)           This Section 7 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 7 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(d)           The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

(e)           The rights of the indemnifying Guarantors against other Guarantors under this Section 7 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash (other than Unliquidated Obligations that have not yet arisen) and the termination or expiry (or in the case of all Letters of Credit full collateralization), on terms reasonably acceptable to the Administrative Agent, of the Commitments and all Letters of Credit issued under the Credit Agreement and the termination of the Credit Agreement, the Swap Agreements and the Banking Services Agreements.

Section 8.               Limitation of Guaranty. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

Section 9.               Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower under the Credit Agreement, any counterparty to any Swap Agreement, any Banking Services Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of such Borrower or any of its Affiliates, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.

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Section 10.             Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Section 9.01 of the Credit Agreement with respect to the Administrative Agent at its notice address therein and, with respect to any Guarantor, in the care of the Company at the address of the Company set forth in the Credit Agreement, or such other address or telecopy number as such party may hereafter specify for such purpose in accordance with the provisions of Section 9.01 of the Credit Agreement.

Section 11.             No Waivers. No failure or delay by the Administrative Agent or any Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Swap Agreement, any Banking Services Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 12.             Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the Secured Parties and their respective successors and permitted assigns, provided, that no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of the Administrative Agent, and any such assignment in violation of this Section 12 shall be null and void; and in the event of an assignment of any amounts payable under the Credit Agreement, any Swap Agreement, any Banking Services Agreement or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.

Section 13.             Changes in Writing. Other than in connection with the addition of additional Subsidiaries, which become parties hereto by executing a Guaranty Supplement hereto in the form attached as Annex I, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Administrative Agent.

Section 14.             Governing Law; Jurisdiction.

(a)           THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)           Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against any Guarantor or its properties in the courts of any jurisdiction.

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(c)           Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (b) of this Section. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 10 of this Guaranty, and each of the Guarantors hereby appoints the Company as its agent for service of process. Nothing in this Guaranty or any other Loan Document will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.

Section 15.             WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER GUARANTOR HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER GUARANTOR WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER GUARANTORS HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 16.             No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

Section 17.             Taxes, Expenses of Enforcement, Etc.

(a)           Taxes.

Each payment by any Guarantor hereunder or under any promissory note or application for a Letter of Credit shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If and to the extent such Taxes are Indemnified Taxes, then the amount payable by such Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.

(ii)           In addition, such Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(iii)           As soon as practicable after any payment of Indemnified Taxes by any Guarantor to a Governmental Authority, such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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(iv)           The Guarantors shall jointly and severally indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including amounts payable under this Section 17(a)) and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 17(a) shall be paid within ten (10) days after the Recipient delivers to any Guarantor a certificate stating the amount of any Indemnified Taxes so payable by such Recipient. Such certificate shall be conclusive of the amount so payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent. In the case of any Lender making a claim under this Section 17(a) on behalf of any of its beneficial owners, an indemnity payment under this Section 17(a) shall be due only to the extent that such Lender is able to establish that, with respect to the applicable Indemnified Taxes, such beneficial owners supplied to the applicable Persons such properly completed and executed documentation necessary to claim any applicable exemption from, or reduction of, such Indemnified Taxes.

(v)           By accepting the benefits hereof, each Lender agrees that it will comply with Section 2.17(f) of the Credit Agreement.

(b)           Expenses of Enforcement, Etc. The Guarantors agree to reimburse the Administrative Agent and the other Secured Parties for any reasonable costs and out-of-pocket expenses (including attorneys’ fees) paid or incurred by the Administrative Agent or any other Secured Party in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this Guaranty.

Section 18.             Setoff. At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), each Secured Party and the Administrative Agent may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, set off and apply toward the payment of all or any part of the Guaranteed Obligations any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated at any time held) and other obligations at any time owing by such Secured Party or the Administrative Agent or any of their Affiliates to or for the credit or the account of any Guarantor against any of and all the Guaranteed Obligations, irrespective of whether or not such Secured Party or the Administrative Agent shall have made any demand under this Guaranty and although such obligations may be unmatured. The rights of each Secured Party or the Administrative Agent under this Section are in addition to other rights and remedies (including other rights of setoff) which such Secured Party or the Administrative Agent may have.

Section 19.             Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of each of the Borrowers, the other Guarantors and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Secured Parties or the Administrative Agent shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Secured Party or the Administrative Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Secured Party or the Administrative Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Secured Party or the Administrative Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

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Section 20.             Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Section 21.             Merger. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between each such Guarantor and any Secured Party or the Administrative Agent.

Section 22.             Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

Section 23.             Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Guarantor hereunder in the currency expressed to be payable herein (the “Specified Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Guarantor in respect of any sum due hereunder shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by any Secured Party (including the Administrative Agent), as the case may be, of any sum adjudged to be so due in such other currency such Secured Party (including the Administrative Agent), as the case may be, may in accordance with normal, reasonable banking procedures purchase the Specified Currency with such other currency. If the amount of the Specified Currency so purchased is less than the sum originally due to such Secured Party (including the Administrative Agent), as the case may be, in the Specified Currency, each Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Party (including the Administrative Agent), as the case may be, against such loss, and if the amount of the Specified Currency so purchased exceeds (a) the sum originally due to any Secured Party (including the Administrative Agent), as the case may be, in the Specified Currency and (b) amounts shared with other Secured Parties as a result of allocations of such excess as a disproportionate payment to such other Secured Party under Section 2.18 of the Credit Agreement, such Secured Party (including the Administrative Agent), as the case may be, agrees, by accepting the benefits hereof, to remit such excess to such Guarantor.

Section 24.             Termination of Guarantors. The obligations of any Guarantor under this Guaranty shall automatically terminate in accordance with Section 9.14 of the Credit Agreement.

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Section 25.             Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty or Article X of the Credit Agreement, as applicable, in respect of Specified Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 25 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 25 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 25 shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Guaranteed Obligations in accordance with the terms hereof and the other Loan Documents. Each Qualified ECP Guarantor intends that this Section 25 constitute, and this Section 25 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. As used herein, “Qualified ECP Guarantor” means, in respect of any Specified Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Specified Swap Obligation or such other Person as constitutes an ECP and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 26.             Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Guaranty. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Guaranty and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, each of the Initial Guarantors has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

[GUARANTORS]

By:
Name:
Title:

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Acknowledged and Agreed
as of the date first written above:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

15

ANNEX I TO GUARANTY

Reference is hereby made to the Guaranty (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) made as of [●], made by each of the Subsidiaries of ESCO Technologies Inc. (the “Company”) listed on the signature pages thereto (each an “Initial Guarantor”, and together with any additional Subsidiaries which become parties to the Guaranty by executing Guaranty Supplements thereto substantially similar in form and substance hereto, the “Guarantors”), in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, under the Credit Agreement. Each capitalized term used herein and not defined herein shall have the meaning given to it in the Guaranty.

By its execution below, the undersigned [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company] (the “New Guarantor”), agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 1 of the Guaranty are true and correct in all respects as of the date hereof.

IN WITNESS WHEREOF, the New Guarantor has executed and delivered this Annex I counterpart to the Guaranty as of this __________ day of _________, 20___.

[NAME OF NEW GUARANTOR]

By:
Its:

EXHIBIT H-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 29, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ESCO Technologies Inc. (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto (collectively with the Company, the “Borrowers”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________, 20[__]

EXHIBIT H-2

[FORM oF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 29, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ESCO Technologies Inc. (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto (collectively with the Company, the “Borrowers”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: __________, 20[__]

EXHIBIT H-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 29, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ESCO Technologies Inc. (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto (collectively with the Company, the “Borrowers”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: __________, 20[__]

EXHIBIT H-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 29, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ESCO Technologies Inc. (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto (collectively with the Company, the “Borrowers”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________, 20[__]